UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (DEF 14A)

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Ascena Retail Group, Inc.
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NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

To Be Held On December 11, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Ascena Retail Group, Inc., a Delaware corporation (“Ascena”), to be held at 2:00 p.m. local time, on Tuesday, December 11, 2012 at the Crowne Plaza, 3 Executive Boulevard, Suffern, New York 10901.

The Annual Meeting will be held for the following purposes:

1.	to consider the election of two directors to serve on the board of directors for three-year terms and until their successors are duly elected and qualified (Proposal One);

2.	to consider the approval, by non-binding vote, of the compensation paid to our named executive officers during fiscal 2012 (commonly known as a “say-on-pay” proposal) (Proposal Two);

3.	to approve the amendment and restatement of the Company’s 2010 Stock Incentive Plan, as amended (Proposal Three);

4.	to ratify the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 27, 2013 (Proposal Four); and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors has fixed the close of business on October 12, 2012 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting or any adjournments or postponements thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

By:	Elliot S. Jaffe
Elliot S. Jaffe Chairman of the Board

Dated: November 9, 2012

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE BY TELEPHONE OR BY THE INTERNET. YOU MAY REVOKE YOUR PROXY CARD AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND VOTE BY BALLOT, YOUR PROXY WILL BE REVOKED AUTOMATICALLY AND ONLY YOUR VOTE AT THE ANNUAL MEETING WILL BE COUNTED.

ASCENA RETAIL GROUP, INC.

30 DUNNIGAN DRIVE

SUFFERN, NEW YORK 10901

PROXY STATEMENT

In this proxy statement, the terms “we,” “us” and “our” refer to the Ascena Retail Group, Inc., a Delaware corporation (“Ascena” or the “Company”), and its consolidated subsidiaries, Maurices Incorporated, referred to as “maurices”, Tween Brands, Inc., referred to as “Justice”, The Dress Barn, Inc., referred to as “dressbarn”, and, from June 14, 2012 through July 28, 2012, Charming Shoppes, Inc., referred to as “Charming Shoppes”.

General

The enclosed proxy is solicited by the board of directors (the “Board”) of Ascena for use at our 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m. local time, on Tuesday, December 11, 2012 at the Crowne Plaza, 3 Executive Boulevard, Suffern, New York 10901, and any and all adjournments or postponements thereof. This proxy statement and form of proxy, along with our Annual Report for the fiscal year ended July 28, 2012, are being mailed to our stockholders on or about November 9, 2012. You are receiving a proxy statement and proxy card from us because our records indicate that you owned shares of our common stock on October 12, 2012, the record date for the Annual Meeting.

Our Board is soliciting your proxy to be used at the Annual Meeting. When you sign the proxy card, you appoint two of our directors, Elliot S. Jaffe and Klaus Eppler, as your representatives at the Annual Meeting. One or both of these individuals, or a substitute if necessary, will vote your shares at the Annual Meeting as you have instructed them on the proxy card. If you sign and deliver your proxy card, but you do not provide voting instructions, your proxy representative will vote in favor of the two nominees for director (Proposal One), subject to applicable rules and regulations, in favor of Proposals Two, Three and Four, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy representative. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you complete, sign and return your proxy card in advance of the Annual Meeting as your plans may change.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 11, 2012

Copies of this proxy statement and our Annual Report for the fiscal year ended July 28, 2012 are also available online at https://materials.proxyvote.com/04351G.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

When and where will the Annual Meeting take place?

The Annual Meeting will be held on Tuesday, December 11, 2012, at 2:00 p.m., at the Crowne Plaza, 3 Executive Boulevard, Suffern, New York 10901.

What is the purpose of the Annual Meeting?

At our Annual Meeting, holders of our common stock will be asked to vote on the following proposals:

1.	election of two directors to serve on the Board for three-year terms and until their successors are duly elected and qualified (Proposal One);

2.	to consider the approval, by non-binding vote, of the compensation paid to our named executive officers during fiscal 2012 (commonly known as a “say-on-pay” proposal) (Proposal Two);

3.	to consider the approval of an amendment and restatement of the 2010 Stock Incentive Plan, as amended (Proposal Three);

4.	ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending July 27, 2013 (Proposal Four); and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the Board’s voting recommendations?

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINATED DIRECTORS, FOR THE SAY-ON-PAY PROPOSAL, FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 2010 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Unless you give other instructions on your proxy card, the persons referred to as proxy holders on the proxy card will vote in accordance with the recommendations of the Board or, if no recommendation is given, in their own discretion.

Could other matters be decided at the Annual Meeting?

Our bylaws require prior notification of a stockholder’s intent to request a vote on other matters at the Annual Meeting. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the Annual Meeting. However, if any other business is properly presented at the Annual Meeting, your vote by proxy gives authority to Elliot S. Jaffe and Klaus Eppler, the persons referred to as proxy holders on the proxy card (or a substitute if necessary), to vote your shares on such matters at their discretion.

Who is entitled to attend the Annual Meeting?

All stockholders who owned our common stock at the close of business on October 12, 2012 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof. Registration begins at 1:30 p.m. on the date of the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

All stockholders who owned our common stock at the close of business on the Record Date are entitled to attend and vote at the Annual Meeting or at any adjournments or postponements thereof.

How many votes do I have?

You have one vote for each share of our common stock that you owned on the Record Date.

How many votes must be present to hold the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Once a share of the Company’s common stock is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the Annual Meeting and for any adjournment of the Annual Meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have the necessary voting power for that proposal and has not received instructions from the beneficial owner. In order for us to determine that enough votes will be present to hold the Annual Meeting, we urge you to vote in advance by proxy even if you plan to attend the Annual Meeting.

Assuming a quorum is present, how many votes will be required to approve each proposal?

•	A plurality of the votes cast at the Annual Meeting will elect the two nominees to serve as directors;

•	The say-on-pay proposal will be approved, by non-binding vote, if the votes cast in favor the proposal exceed the votes cast in opposition to the proposal;

•

The proposal to approve the amendment and restatement of the 2010 Stock Incentive Plan, as amended will be approved if the votes cast in favor of the proposal exceed the votes cast in opposition to the proposal; and

•

The proposal to ratify the appointment of the Independent Registered Public Accounting Firm will be approved if the votes cast in favor of the proposal at the Annual Meeting exceed the votes cast in opposition to the proposal.

A note about abstentions and broker non-votes: If you do not vote your shares on Proposal One (election of directors), Two (the say-on-pay proposal), or Three (the amendment and restatement of our 2010 Stock Incentive Plan), your brokerage firm can no longer vote them for you; those shares will remain unvoted. Previously, if your broker did not receive instructions from you, they were permitted to vote your shares for you in routine matters. However, stock exchange rules changed on January 1, 2010 and brokers are no longer allowed to vote uninstructed shares in director elections or on executive compensation matters, which are now considered non-routine matters. So please make your vote count and provide instructions to your broker regarding Proposals One, Two and Three. The ratification of the appointment of independent accountants remains a routine item under NYSE rules. As a result, brokers who do not receive instructions as to how to vote on Proposal Four may vote on that matter in their discretion.

What is the effect of a “broker non-vote” or abstention on the proposals to be voted on at the Annual Meeting?

Abstentions and broker non-votes will have no impact on the vote on any of the proposals.

How many votes may be cast by all stockholders?

A total of 156,383,963 votes may be cast at the Annual Meeting, consisting of one vote for each share of our common stock outstanding on the Record Date.

How do I vote?

You may vote in person at the Annual Meeting or vote by proxy as described below.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you sign and return your proxy card, but do not specify how you want your shares to be voted, they will be voted for the two nominees named under the caption “PROPOSAL ONE – ELECTION OF DIRECTORS,” and in accordance with management’s recommendations, in favor of Proposals Two, Three and Four, and with respect to any other matter that may be presented at the Annual Meeting, in the discretion of the proxy holders named in your proxy card.

May I change or revoke my vote after I submit my proxy?

Yes. To change your vote previously submitted by proxy, you may:

•	Cast a new vote by mailing a new proxy card with a later date or by voting via the Internet or telephone on a later date; or

•	If you hold shares in your name, attend the Annual Meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be received by our Corporate Secretary prior to the Annual Meeting.

What if I participate in the Company’s 401(k) Savings Plan?

If you are a participant in the Company’s 401(k) Savings Plan (the “401(k)”) and own shares of the Company’s common stock in your 401(k) account as of the Record Date, you will receive, with respect to the number of shares held for your account under the 401(k) as of the Record Date, a proxy card that will serve as a voting instruction to the trustee of the 401(k) with respect to shares held for your account. Unless the proxy card is signed and returned, shares held in your account under the 401(k) will not be voted.

How can I attend the Annual Meeting?

Stockholders as of the close of business on the Record Date may attend the Annual Meeting. You may obtain directions to the location of the Annual Meeting by contacting Ascena’s Investor Relations Department at (845) 369-4600.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will remain valid and may be voted when the Annual Meeting is convened or reconvened. You may change or revoke your proxy until it is voted.

Will your independent registered public accounting firm participate in the Annual Meeting?

Yes. Our independent registered public accounting firm is Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, available to answer any questions you may have and will have the opportunity to make a statement.

Are members of the Board required to attend the Annual Meeting?

Directors are encouraged, but not required, to attend the Annual Meeting. All of our directors attended the 2011 Annual Meeting of Stockholders.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay all costs and expenses related to preparation of these proxy materials and solicitation of your vote and all Annual Meeting expenses. None of our directors, officers or employees will be specially compensated for these activities. We reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock, but we will not pay any compensation for their services.

Why did I receive more than one set of proxy materials?

You may receive multiple sets of proxy materials if you hold your shares of our common stock in multiple accounts (such as through a brokerage account and an employee benefit plan, such as the 401(k)). To ensure all your shares are represented at the Annual Meeting, please vote your shares as instructed in each proxy or instruction card you receive.

If your household is receiving multiple copies of our annual report or proxy statement and you wish to request delivery of a single copy, you may send a written request to: Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

In order to reduce printing and postage costs, only one annual report and proxy statement is being delivered to multiple stockholders sharing an address unless we received contrary instructions from one or more of the stockholders sharing that address. If your household has received only one annual report and one proxy statement, we will promptly deliver a separate copy of the annual report and proxy statement to any stockholder who sends a written request to: Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations. If you wish to receive a separate annual report and proxy statement in the future, you can notify us by mailing a written request to the address above or by calling our Investor Relations Department at (845) 369-4600.

Can I view these proxy materials electronically?

Yes. You may access the proxy statement and our annual report at https://materials.proxyvote.com/04351G. In addition to the fiscal 2012 proxy statement and annual report, you can view all of our other filings with the Securities and Exchange Commission (the “SEC”) on our website at the “for investors” page at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

How can I receive copies of the Company’s year-end SEC filings?

We will furnish without charge to any stockholder who requests, in writing, a copy of this proxy statement and/or our Annual Report on Form 10-K, including financial statements and related schedules, for the fiscal year ended July 28, 2012, as filed with the SEC. Any such request should be directed to Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

How do stockholders submit proposals for the Company’s 2013 Annual Meeting of Stockholders?

Proposals of stockholders intended to be presented at the 2013 Annual Meeting of Stockholders and desired to be included in our proxy statement for that meeting must be received by our Corporate Secretary, Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901, by no later than July 12, 2013 in order to be included in such proxy statement. Any such proposal must also meet the other requirements of the rules of the SEC relating to stockholder proposals. Generally, if written notice of any stockholder proposal intended to be presented at the 2013 Annual Meeting of Stockholders, and not included in our proxy statement for that meeting, is not delivered to the Corporate Secretary at the above address by July 12, 2013, or if such notice does not contain the information required by Section 7 of Article II of our bylaws, the chair of the meeting may declare that such stockholder proposal be disregarded.

Can I see a list of stockholders entitled to vote at the Annual Meeting?

A complete list of the stockholders entitled to vote at the Annual Meeting is available for inspection at the principal office of the Company upon written request to the Company by a stockholder, and at all times during the Annual Meeting at the place of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT OUR BOARD AND CORPORATE GOVERNANCE MATTERS

What is the makeup of the Board and how often are members elected?

Our Board currently has seven members, divided into three classes, each with a staggered three-year term of office. Only two directors, John Usdan and Randy L. Pearce, whose terms are expiring as of the date of the Annual Meeting, shall stand for election this year.

How often did the Board meet in fiscal 2012?

The Board met eight times during fiscal 2012 and otherwise accomplished its business through the work of the committees described below. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during fiscal 2012.

Do the non-management directors meet in regularly scheduled executive sessions?

Yes. The non-management members of our Board meet in regularly scheduled executive sessions without any members of management present.

Does the Company have any formal policies or requirements concerning Board Leadership?

We do not have a formal policy regarding the separation of our Chairman and our Chief Executive Officer (“CEO”) positions. Currently, Elliot S. Jaffe serves as Chairman while David Jaffe serves as President and CEO. The Company believes that separating the Chairman and CEO roles conforms to corporate governance best practices.

How does the Board determine which directors are independent?

Our Board determines whether an individual director satisfies all of the independence standards of the SEC and the NASDAQ Global Select Market, as such standards may be amended from time to time, and also that the director has no material relationship with us (either directly or as a partner, stockholder or officer of any entity) that would be inconsistent with a finding of independence.

Which directors have been designated as independent?

Based on the analysis described below under the caption “Independence Determinations,” the Board affirmatively determined that a majority of the directors who will continue to serve on the Board following the Annual Meeting are independent. They are Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

What are the standing committees of the Board?

Our Board has three standing committees: the Audit Committee, the Nominating Committee and the Compensation and Stock Incentive Committee (referred to as our “Compensation Committee”).

Who are the members of the standing committees?

Committee	Members	Chairperson
Audit Committee	Kate Buggeln	Randy L. Pearce
Randy L. Pearce
John Usdan

Nominating Committee	Klaus Eppler	Klaus Eppler
John Usdan

Compensation Committee	Kate Buggeln	John Usdan
Randy L. Pearce
John Usdan

Are all of the members of the standing committees independent?

Yes. The Board has determined that the members of each of the standing committees are independent.

Do all of the standing committees operate under a written charter?

Yes. The charters of each of the standing committees are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.” Paper copies will be provided to any stockholder upon written request to: Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901, Attention: Investor Relations.

What are the functions of the standing committees?

Audit Committee

It is the responsibility of the Audit Committee to assist the Board in its oversight of our financial accounting and reporting practices. The duties of the Audit Committee include: monitoring our financial reporting process and system of internal controls; selecting our independent registered public accounting firm; monitoring the independence and performance of our independent registered public accounting firm and internal auditing function; and providing an avenue of communication among the independent registered public accounting firm, management, the internal auditing functions and the Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to our independent registered public accounting firm as well as our internal auditors. The Audit Committee has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties. The Board has determined that Mr. Pearce, a member of the Audit Committee, qualifies as an “audit committee financial expert,” and that each Audit Committee member is “financially literate” and “independent,” each as defined by the SEC’s regulations and the NASDAQ’s listing standards.

Nominating Committee

The function of the Nominating Committee is to provide assistance to the Board in the selection of candidates for election and re-election to the Board. The Nominating Committee utilizes a variety of methods for identifying and evaluating director candidates. Candidates may come to the attention of the Nominating Committee through current directors, members of management, stockholders or other persons. From time to time, the Nominating Committee may also engage a search firm to assist in identifying potential Board candidates, although no such firm was used to identify any of the nominees for director proposed for election at the Annual Meeting. Once the Nominating Committee has identified a prospective nominee, the Nominating Committee evaluates the prospective nominee against the standards and qualifications set out in the Nominating Committee’s charter, including the individual’s potential contributions in providing advice and guidance to the

Board and management. The Nominating Committee seeks to identify nominees who possess a wide range of experience, skills, areas of expertise, knowledge and business judgment. The Nominating Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to us and our business, the skills and perspectives such candidate would bring to the Board and the personality or “fit” of such candidate with existing members of the Board and management. Successful nominees must have a history of superior performance or accomplishments in their professional undertakings and should have the highest personal and professional ethics and values.

The Board determines the total number of directors and selects nominees with a view to maintaining a Board that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography. The Board assesses the effectiveness of its diversity policies by reviewing the nominees for director to the Board to determine if such nominees satisfy the Company’s then-current needs.

Compensation Committee

The function of the Compensation Committee is to assist the Board by (i) considering and determining all matters relating to the compensation of our Chairman, President and CEO and our other executive officers, including the named executive officers; (ii) administering and functioning as the committee that is authorized to grant stock options, restricted stock and/or restricted stock units (“RSUs”) and other equity-based and incentive awards to executive officers and such other key executives and employees as the Compensation Committee shall determine under our 2010 Stock Incentive Plan, as amended (the “Stock Incentive Plan”) and as the committee authorized to grant awards under other incentive plans applicable to the executive officers of the Company as in effect from time to time; and (iii) reviewing and reporting to the Board on such other matters as may be appropriately delegated by the Board for the Compensation Committee’s consideration.

The Compensation Committee has sole authority to retain any independent compensation consultant to assist it in evaluating the compensation of our Chairman, President and CEO or other executive officers (including our named executive officers), including the sole authority to approve the consultant’s fees and to terminate the consultant’s services. Radford Consulting, a separate business unit of Aon Hewitt and a separate division of Aon Corporation (“Radford”), was initially retained by the Compensation Committee as its independent compensation consultant in part in contemplation of the acquisition of Justice. Management did not specifically recommend Radford. Subsequently, Radford continued to meet regularly with the Compensation Committee and provide it with advice regarding the design and implementation of our executive compensation program. The Compensation Committee continued to use Radford throughout fiscal 2012 and approved the fiscal 2012 executive compensation consulting services described below. In particular, Radford:

•	analyzed competitive compensation levels for our executive officers;

•

conducted studies and made recommendations regarding executive compensation, including with regard to the compensation programs covering dressbarn, maurices, and Justice, as well as the Company’s bonus and long-term incentive programs;

•	provided market data, assisted in the development of the peer group and performed benchmarking;

•	advised the Compensation Committee as to best practices; and

•	assisted in the preparation of our compensation related disclosure included in this proxy statement.

The results of this analysis form the general basis of our Chairman’s and President and CEO’s compensation in fiscal 2012.

In providing its services to the Compensation Committee, with the Compensation Committee’s knowledge, Radford contacted the Company’s management from time to time to obtain data and other information from the Company and worked together with management in the development of proposals and alternatives for the Compensation Committee to review and consider.

The Compensation Committee intends to regularly evaluate the nature and scope of the services provided by Radford. In order to ensure that Radford is independent, Radford is only engaged by, takes direction from, and reports to, the Compensation Committee and, accordingly, only the Compensation Committee has the right to terminate or replace Radford at any time.

Management has retained the Hay Group as their executive compensation consultant. The Hay Group participated in the Compensation Committee meetings throughout fiscal 2012 to provide retail executive compensation knowledge and expertise. The Hay Group participated in discussions regarding CEO compensation, peer group selection process and executive compensation trends.

How many times did each standing committee meet in fiscal 2012?

During fiscal 2012, the Audit Committee met six times, the Compensation Committee met six times and the Nominating Committee met once.

What is the Board’s role in the risk oversight process?

The positions of Chairman of the Board and CEO are presently separated and have been separated at the Company for a number of years. We believe that separating these positions allows our CEO to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and oversight of management. Our Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment. Our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

The Board exercises its oversight of the Company’s risks through regular reports to the Board from David Jaffe, in his role as CEO, and other members of senior management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies. The Board also administers its risk oversight function through its Audit and Compensation Committees.

The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control those risks. Members of senior management with responsibility for oversight of particular risks report to the Audit Committee periodically throughout the year. The Company’s chief internal audit executive annually prepares a comprehensive risk assessment report which identifies the material business risks (including strategic, operational, financial reporting and compliance risks) for the Company as a whole, as well as for each business unit, and identifies the controls that address and mitigate those risks. The chief internal audit executive reviews that report with the Audit Committee each year. The Audit Committee reports to the full Board annually, or more frequently as required, on its review of the Company’s risk management.

How does the Board evaluate director candidates recommended by stockholders?

The Nominating Committee does not evaluate stockholder nominees differently than any other nominee. Pursuant to policies set forth in our Nominating Committee Charter, our Nominating Committee will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the intent to make a nomination at a meeting of stockholders. To be timely for the 2013 Annual Meeting, the notice must be received within the time frame discussed above under the heading “How do stockholders submit proposals for the Company’s 2013 Annual Meeting of Stockholders?”. To be in proper form, the notice must, among other things, include each nominee’s written consent to serve as a director if elected, the number of shares held of record and beneficially owned by the nominee, and any other information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 as amended (the “Exchange Act”).

How are directors compensated?

Cash Compensation

For fiscal 2012, we paid our non-employee Board members, as follows:

•	An annual fee at the rate of $50,000 per year

•	Annual fees to each non-employee committee member (including the Chair) as follows:

•	Audit Committee Fee: $10,000 per year

•	Compensation Committee Fee: $5,000 per year

•	Additional annual fees to the Chairs of the Audit Committee and the Compensation Committee of $20,000 and $10,000 per year, respectively

•

An additional fee to Mr. Eppler, who serves as Board secretary and attends meetings of the Board and standing committees, of $1,500 for each Board and committee meeting that he attended and for which he served as secretary

Based on a study by the Hay Group of the total compensation paid to the board members of companies in our peer group, it was determined that our Board was in the 4th percentile for total compensation paid to our non-employee Board members relative to our peer group. Based on such study, in order to attract and retain qualified candidates to serve on our Board, effective for Board and committee meetings following September 20, 2012, we will pay our non-employee Board and committee members as set forth below. The increase in total compensation for our non-employee Board members is in line with our target total compensation objective to be within or about the 62nd percentile of our peer group:

•	An annual fee at the rate of $75,000 per year

•	Annual fees to each non-employee Board member (including the chair) of the Audit Committee and the Compensation Committee of $15,000 and $10,000 per year, respectively

•	Additional annual fees to the Chairs of the Audit Committee and the Compensation Committee of $20,000 and $15,000 per year, respectively

Mr. Eppler will no longer receive an additional fee for serving as Board secretary at Board and committee meetings that he attends.

The annual fees paid to our non-employee Board members for fiscal 2013 will be pro-rated to reflect the forgoing changes.

Equity Compensation

For fiscal 2012, all directors (except for David Jaffe and Michael W. Rayden) received options to purchase 10,000 shares of our common stock.

Options granted to our non-employee directors generally vest in approximately equal one-third increments on an annual basis from the date of grant. Consistent with the vesting schedule generally applicable to our employees, options granted to Elliot S. Jaffe generally vest 25% per year on each of the first four anniversaries of the date of grant. However, if a non-employee director that has served on the Board for at least three years ceases to be a member of the Board for any reason (other than for Cause, see below and as defined under the Stock Incentive Plan), then all of the director’s unvested stock options will immediately vest and remain exercisable for a period of six months following termination of directorship, except that no option will be exercisable for a period longer than the original term of that option. A former director will not be deemed to have terminated his or her directorship so long as he or she remains a consultant to the Company. However, if a non-employee director receives a grant of stock options and is nominated for re-election to the Board at a meeting of stockholders to be held within six months after the date of the grant, the option grant will terminate and will not become vested if the director either (a) is no longer serving on the Board on the date of such meeting of stockholders; or (b) is not re-elected to the Board at the meeting of stockholders, or any adjournment thereof.

“Cause,” as defined under the Stock Incentive Plan, means, with respect to a participant’s termination of service, any of the following: (i) willful malfeasance, willful misconduct or gross negligence by the participant (including, in each case, a non-employee director) in connection with his or her duties; (ii) continuing refusal by the participant to perform his or her duties under any lawful direction of the Board after notice of any such refusal to perform such duties or direction was given to the participant; (iii) any willful and material breach of fiduciary duty owing to the Company or its affiliates by the participant; (iv) the participant’s conviction of a felony or any other crime resulting in pecuniary loss to the Company or its affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude; or (v) the participant’s on duty intoxication or confirmed positive illegal drug test result.

David Jaffe, our President and CEO, Elliot S. Jaffe, our Chairman of the Board, and Michael W. Rayden are executive officers of the Company and do not receive any cash compensation for their services as directors. Compensation paid to these individuals for their services as executive officers during fiscal 2012 is reflected in the Summary Compensation Table below. As noted above, our Chairman, Elliot S. Jaffe, received options to purchase 10,000 shares of common stock in connection with his service as a director for fiscal 2012.

Based on a study by the Hay Group of the compensation paid to the board members of companies in our peer group, on September 20, 2012, all directors (except for David Jaffe and Michael W. Rayden) received for fiscal 2013 5,000 RSUs, instead of receiving options to purchase 10,000 shares of our common stock. It is anticipated that in future years, all directors (except for David Jaffe and Michael W. Rayden) will receive RSUs instead of stock options.

Are directors required to own a minimum amount of the Company shares of common stock?

Our Board believes it is important that our President and CEO and non-employee directors have, and are recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, the Compensation Committee recommended to the Board, and the Board subsequently adopted, stock ownership guidelines for our President and CEO and non-employee directors (the “Ownership Guidelines”). The Ownership Guidelines with respect to our President and CEO became effective in September 2011, and with respect to our non-employee directors became effective on December 7, 2011. See “Executive Compensation – Compensation Discussion and Analysis – Stock Ownership Guidelines for President and CEO” below for a discussion of the Ownership Guidelines with regard to our President and CEO. Under the Ownership Guidelines, non-employee directors are required to hold (determined annually as of the last day of the prior fiscal year) three times their annual retainer (currently $75,000 per annum, for a total of $225,000). The Ownership Guidelines authorize a transition period to achieve the 3-times ownership level of five years from the later of December 7, 2011 and the date the director commences service. Ownership includes: (i) shares of our stock acquired on the open market or purchased through the exercise of stock options or settlement of any other type of equity award (such as restricted stock, RSUs, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); and (iii) vested shares of our stock allocated under any tax-qualified plan (although non-employee directors may not participate in the 401(k), if a director previously was an employee and participated in the plan, such shares would count as “owned”). Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) would count as “owned” by the non-employee director. Stock options do not count towards the stock ownership requirement. The Ownership Guidelines are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

Indemnification Agreements

On January 1, 2011, Ascena entered into indemnification agreements (collectively, the “Indemnification Agreements”) with each of the members of the Board, Armand Correia, Executive Vice President and Chief Financial Officer, and Gene Wexler, Senior Vice President and General Counsel and Assistant Secretary. The Indemnification Agreements supplement the Company’s Second Amended and Restated Certificate of Incorporation, as amended, and bylaws and Delaware law in providing certain indemnification rights to these individuals. The Indemnification Agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Delaware law and to any greater extent that Delaware law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the Indemnification Agreements, by reason of the fact that such individuals are or were our directors or officers, subject to certain exclusions and procedures set forth in the Indemnification Agreements.

FISCAL 2012 DIRECTOR COMPENSATION TABLE

The following table provides each element of non-employee director compensation for fiscal 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Kate Buggeln	65,000	86,100	—	151,100
Klaus Eppler	69,500	86,100	—	155,600
Randy L. Pearce	75,000	86,100	—	161,100
John Usdan	70,000	86,100	—	156,100

(1)

Reflects the aggregate grant date fair value calculation in accordance with ASC Topic 718. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 19 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 28, 2012.

As of July 28, 2012, the aggregate number of vested and unvested stock options held by each non-employee director was:

Name	Number of Vested Options	Number of Unvested Options
Kate Buggeln	33,334	36,668
Klaus Eppler	83,332	36,668
Randy L. Pearce	66,664	36,668
John Usdan	66,932	36,668

Do you have a written Code of Ethics?

Yes, our “Code of Ethics for Senior Financial Officers” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.” This code complies with the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executives and senior financial and accounting officers. If we amend or waive a provision of our “Code of Ethics for Senior Financial Officers” that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, we will post such information at this location on our website. Paper copies of the code of ethics will be provided to any stockholder upon request.

Do you have a Whistleblower Policy?

Yes, as required by the Sarbanes-Oxley Act of 2002, we have established a confidential hotline for associates to call with any information regarding concerns about accounting or auditing matters. All calls are referred to the Chairman of the Audit Committee of the Board. Our “Whistleblower Policy” is posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

How can I communicate with members of the Board?

You may contact any member of the Board by writing to our Board at:

Ascena’s Board of Directors

c/o Chair of the Audit Committee

Ascena Retail Group, Inc.

30 Dunnigan Drive

Suffern, New York 10901

To the extent reasonably practical under the circumstances, all such communications are treated confidentially and you can remain anonymous when communicating your concerns.

When does your fiscal year end?

Our fiscal years end on the last Saturday in July. References in this proxy statement to a “fiscal year” are to the calendar year in which the fiscal year ends. For example, the fiscal year ended July 28, 2012 is referred to as “fiscal 2012.”

PROPOSAL ONE

ELECTION OF DIRECTORS

Our second amended and restated certificate of incorporation, as amended, provides for a classified Board divided into three classes, each with a staggered three-year term of office and each class of directors as nearly equal in number as possible. At the Annual Meeting, two directors are to be elected for three-year terms. On the recommendation of the Nominating Committee, the Board has nominated John Usdan and Randy L. Pearce, current directors whose terms of office expire at the Annual Meeting, for election for three-year terms expiring at the 2015 Annual Meeting of Stockholders. Each nominee has indicated that he will serve if elected. We do not anticipate that any Board nominee will be unable or unwilling to stand for election, but should any such nominee be unavailable for election for any reason, your proxy, to the extent permitted by applicable law, may be voted with discretionary authority in connection with the nomination by the Board and the election of any substitute nominee.

Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the two nominees with the most votes for election for the three-year terms will be elected. We will count only votes cast for a nominee, except that a stockholder’s proxy will be voted FOR the two nominees described in this Proxy Statement unless the stockholder instructs the proxy holders to the contrary in his or her proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

Information about Director Nominees:

Following is information regarding the nominees and the other continuing directors.

Name of Nominee and Age	Director Since
John Usdan, 54	2002
Randy L. Pearce, 57	2005

JOHN USDAN has, since 1981, been President of Midwood Management Corporation, a company specializing in real estate ownership, development and management. The Board selected Mr. Usdan to serve as a director because of his strong background in real estate and strategic planning.

RANDY L. PEARCE was from February 2011 until his retirement on June 30, 2012 President of Regis Corporation, an owner, operator and franchisor of hair and retail product salons. From 1998 until February 2011, Mr. Pearce served as Senior Executive Vice President, Chief Financial and Administrative Officer of Regis Corporation, and held various executive positions at Regis Corporation since 1985. The Board selected Mr. Pearce to serve as a director based on his extensive financial background in auditing and in internal controls over financial reporting of large publicly held retail companies. On August 2, 2012, Mr. Pearce was appointed to the Board of Directors, and Chair of the Audit Committee, of Appliance Recycling Centers of America.

Directors with Terms Expiring in 2013

Name of Director and Age	Director Since
Elliot S. Jaffe, 86	1966
Michael W. Rayden, 64	2009

ELLIOT S. JAFFE, Chairman of the Board and a co-founder of our Company, was Chief Executive Officer from the founding of our Company in 1962 until 2002. Mr. Jaffe is the spouse of Roslyn S. Jaffe, a founder and Director Emeritus of our Company, and they are the parents of David Jaffe, a director and CEO, Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, a more than 5% stockholder. The Board selected Mr. Jaffe to serve as a director based on his over 60 years of experience in the apparel industry and broad knowledge of our business, including as our founder, as our Chairman for 45 years, and as our Chief Executive Officer for 40 years.

MICHAEL W. RAYDEN, is the Chief Executive Officer of Tween Brands, Inc. Prior to the acquisition of Tween Brands, Inc. by the Company on November 25, 2009, Mr. Rayden served as Chief Executive Officer of Tween Brands, Inc. since March 1996 and was elected Chairman of the Board of Tween Brands, Inc. in August 1999. Mr. Rayden also served as the President of Tween Brands, Inc. from March 1996 until January 2007. Before joining Tween Brands, Inc., he served as President, Chief Executive Officer and Chairman of the Board of Pacific Sunwear of California, Inc. from 1990 to 1996, President and Chief Executive Officer of The Stride Rite Corporation from 1987 to 1989 and President and Chief Executive Officer of Eddie Bauer Inc. from 1984 to 1987. The Board selected Mr. Rayden to serve as a director based on his extensive experience as the Chief Executive Officer of specialty retailers, and his experience having served on the boards of directors of retailers, which strengthens the Board’s collective qualifications, skills and experience.

Directors with Terms Expiring in 2014

Name of Director and Age	Director Since
David Jaffe, 53	2001
Klaus Eppler, 82	1993
Kate Buggeln, 51	2004

DAVID JAFFE has been our President and CEO since 2002. Previously, he had been Vice Chairman and Chief Operating Officer since 2001. Mr. Jaffe joined our Company in 1992 as Vice President, Business Development and became Senior Vice President in 1995, Executive Vice President in 1996 and Vice Chairman in 2001. He is the son of Elliot S. and Roslyn S. Jaffe. Elliot S. Jaffe is Chairman of the Board and an executive officer. Roslyn S. Jaffe is a co-founder and Director Emeritus. David Jaffe is the brother of Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, a more than 5% stockholder. The Board selected Mr. Jaffe to serve as a director based on his extensive retail and financial background.

KLAUS EPPLER is a pensioned partner in the law firm of Proskauer Rose LLP. He was an equity partner of Proskauer Rose LLP from 1965 to 2001. Mr. Eppler is also a director of Bed Bath & Beyond Inc. Mr. Eppler has served as a director of one or more retailers continuously for over 35 years. Throughout his career as a practicing attorney, he represented numerous public companies, including many retail companies. The Board selected Mr. Eppler to serve as a director based on his knowledge and experience in securities law, corporate governance and the retail industry, each of which strengthen the Board’s collective qualifications, skills and experience.

KATE BUGGELN is on the Governing Board of the Business Council for Peace. Ms. Buggeln has provided business strategy and brand management consulting services since 2005. Ms. Buggeln was Senior Vice President, Strategic Planning and Business Development for Coach, Inc. from 2001 to 2004. Ms. Buggeln is also a director of VS Holdings, Inc., the parent company of The Vitamin Shoppe, Inc. She previously served on the board of directors of Timberland Company until its acquisition in September 2011. The Board selected Ms. Buggeln to serve as a director based on her strong background in strategic planning, marketing and new business development.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during fiscal 2012. No executive officer of the Company served during fiscal 2012 as a director or member of a compensation committee of any entity one of whose executive officers served on the Board or the Compensation Committee of the Company.

Independence Determination

Our Board has determined that a majority of the Board and all members of the standing committees are independent pursuant to applicable SEC and NASDAQ rules, and, in addition, in the case of the Compensation Committee, pursuant to applicable tax rules. Our independent directors are Kate Buggeln, Klaus Eppler, Randy L. Pearce and John Usdan.

EXECUTIVE COMPENSATION – COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the compensation philosophy, objectives, policies and practices with respect to our named executive officers (the “NEOs”). The NEOs for fiscal 2012 are David Jaffe, President and CEO, Elliot S. Jaffe, Chairman of the Board, Armand Correia, Executive Vice President and Chief Financial Officer, Michael W. Rayden, Chief Executive Officer of Justice, and Gene Wexler, Senior Vice President and General Counsel. On November 7, 2011, the Company appointed John Sullivan as its Executive Vice President and Chief Operating Officer. We expect Mr. Sullivan will be listed in the Company’s fiscal 2013 proxy statement as an NEO.

Executive Summary

Our executive compensation program is designed to attract and retain quality leaders with an emphasis on pay for performance and creating long-term sustainable and profitable growth. Our executive compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to day responsibilities; cash incentive bonus for shorter-term returns linked to semi-annual Company performance and annual personal performance; and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.

The Compensation Committee sets the applicable performance goals for our semi-annual cash incentive bonus programs at the beginning of the fall and spring seasons using challenging but realizable targets so that achievement of the goals is both uncertain and objective. These goals are based upon the financial plan approved by our Board. Our goal setting process is based on historical operating trends and requires improvement over our prior financial performance.

Our current executive team has successfully managed our Company through challenging economic conditions, and has positioned the Company for continuing growth. For fiscal 2012:

•	Net sales for fiscal 2012 increased 15% to a record $3.35 billion compared to $2.91 billion for fiscal year 2011.

•	Consolidated comparable store sales increased 5% for fiscal 2012.

•	E-commerce sales from the Company’s dressbarn, Justice and maurices brands increased by 54%.

•	Operating income, excluding the effects of the Charming Shoppes acquisition, increased by 15%.

•	Net income per diluted share from continuing operations increased 3% to $1.08 for fiscal 2012 from $1.05 for fiscal 2011.

•	The Company’s stock price increased 17% to $18.91 at the end of fiscal 2012 from a stock price of $16.16 at the end of fiscal year 2011.

•	The Company on April 3, 2012 completed a 2-for-1 stock split.

•	The Company on June 14, 2012 completed its acquisition of Charming Shoppes, Inc.

Based on these results, the Company performed well when measured against its retail peer group.

Summary of Changes to Executive Compensation Practices Made in Fiscal 2012

In fiscal 2012 we made the following changes to our executive compensation practices that were designed to reflect certain corporate governance best practices:

•

2010 Stock Incentive Plan amended to Provide Minimum Vesting Terms. While we generally grant awards under the Stock Incentive Plan with 4-year vesting schedules, our Board amended the Stock Incentive Plan to add minimum vesting schedules for stock options (3-year vesting) and restricted stock and RSU awards (2-year vesting), with a carve-out for vesting on death, disability, retirement, change-in-control, and termination without Cause or for good reason. There is a 5% allowable basket (i.e., 5% of the total share reserve) for equity awards with a shorter vesting schedule. This change did not require stockholder approval and applies solely to grants made on or after September 21, 2011, the effective date of the amendment.

•

Adoption of Stock Ownership Guidelines for our President and CEO. We adopted Stock Ownership Guidelines for our President and CEO that require ownership of stock equal to six times his annual base salary. This requirement became effective upon adoption of the Stock Ownership Guidelines in September 2011.

•

Amendment to David Jaffe’s Employment Agreement to Add 3-Year Fixed Term. We entered into an amendment to the employment agreement with David Jaffe, our President and CEO, to replace his automatic 1-year renewal provision with a fixed term of 3 years without automatic renewal. As David Jaffe’s employment agreement contains provisions that are advantageous to us (e.g., restrictive covenants), it was decided by our Board that his employment agreement would otherwise be continued as currently in effect.

Say-on-Pay and Say-on-Frequency

At our 2011 Annual Meeting of Stockholders we asked our stockholders to vote to approve, on an advisory basis, the 2011 compensation paid to our NEOs, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved our NEO compensation, with over 97% of votes cast in favor of our say-on-pay resolution. We value this positive endorsement by our stockholders of our executive compensation policies. As we evaluated our compensation practices in fiscal 2012, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy. As a result, the Compensation Committee continued our general approach to executive compensation for 2012. We believe our programs are effectively designed, are working well, and are aligned with the interests of our stockholders. The Compensation Committee will continue to seek and consider stockholder feedback in the future.

In addition, consistent with the preference expressed by our stockholders at the 2011 Annual Meeting of Stockholders, our Board has decided that we will include a vote to approve, on an advisory basis, our executive compensation in our proxy materials on an annual basis.

Role of our Compensation Committee

Our Compensation Committee reviews and approves salaries and other compensation of the Chairman of the Board and all senior executives of the Company (including the NEOs), and its dressbarn, maurices and Justice brands. Starting in fiscal 2013 our Compensation Committee will also review and approve salaries and other compensation for senior executives of Charming Shoppes, including its Lane Bryant and Catherines brands. Our Compensation Committee also administers the Stock Incentive Plan, and establishes and reviews the achievement of performance goals and other matters relating to the Company’s other annual, semi-annual and long-term bonus and incentive plans for senior executives (including the NEOs), including under the Company’s Executive 162(m) Bonus Plan (the “162(m) Plan”) and the Incentive Compensation cash bonus plan (the “IC Plan”) (as discussed in more detail below).

Role of our President and Chief Executive Officer in Compensation Decisions

David Jaffe, our President and CEO, annually reviews the performance of each NEO with the Compensation Committee and makes recommendations with respect to each key element of executive compensation for each NEO (excluding himself and our Chairman), as well as other senior executives at the Company and each of our brands. Generally, the Compensation Committee Chair works with our President and CEO in establishing the agenda for Compensation Committee meetings and our President and CEO typically attends meetings to address recommendations on executive compensation, other than with respect to portions of meetings concerning his own compensation. Management also prepares and submits information during the course of the year for the consideration of the Compensation Committee, such as information relevant to annual, semi-annual and long-term performance measures and proposed financial targets and proposed recommendations for salary increases and proposed equity award allocations. Based in part on these recommendations and other considerations discussed below, the Compensation Committee reviews and approves the compensation of our NEOs.

Setting the Compensation of our President and Chief Executive Officer

The Compensation Committee sets the compensation of our President and CEO based on the objectives, philosophy and methodology described below. As part of this process, the Compensation Committee reviews and approves the Company’s goals and objectives relevant to our President and CEO’s compensation, including his annual, semi-annual and long-term compensation opportunities, and evaluates his performance in light of those goals and objectives at least twice per year. The semi-annual review of our President and CEO’s performance is conducted by the Compensation Committee.

Compensation Program Objectives and Philosophy

The overall objective of our executive compensation program is to attract highly skilled, performance-oriented executives and to motivate them to achieve outstanding results through appropriate incentives. We focus on the following core principles in structuring an effective compensation program that meets our stated objectives:

Total Compensation

Our compensation philosophy focuses on each executive’s total compensation. Total compensation includes a base salary, semi-annual incentive bonuses, long-term incentive compensation (generally consisting of stock options, RSUs, and performance stock units (“PSUs”) awarded under our Long-Term Incentive Plans (“LTIPs”) (as discussed in more detail below)), and various employee benefits. The basic components of total compensation have been developed to provide a balanced incentive program that encourages and rewards performance at the individual, brand and corporate levels. Since fiscal 2010, our annual incentive bonus program has been based on semi-annual performance periods to reflect the fall and spring seasons which the Compensation Committee believes more directly incentivize our executives. In addition, for the purposes of cross-brand equalization, we continue to harmonize and formalize our severance pay practices, including our executive severance program for certain of our executives that was adopted in fiscal 2010 and in which two of our NEOs participate.

Performance of Company and our Stock Price

We endeavor to align executive compensation with the achievement of operational and financial results and increases in stockholder value. Our compensation program includes significant performance-based remuneration and is designed to ensure that our executives have a larger portion of their total compensation “at risk” based on Company performance than we believe is generally the case with specialty retailers. We believe this feature creates a meaningful incentive for outstanding performance and an effective retention tool. Two of the elements (the semi-annual incentive bonuses and long-term performance-based incentive compensation) are entirely “at risk” based on performance and will not be earned if the threshold performance goals are not achieved. However, as described in greater detail below under “Risk Mitigation,” these incentives are designed in a manner that does not encourage excessive risk taking.

Generally, performance below threshold levels results in no awards of compensation other than base salary.

Our executive compensation program for the NEOs also features substantial stock-related components, including time-vesting stock options and long-term performance-based incentive compensation that: (i) for awards granted with respect to three-year performance cycles beginning prior to fiscal 2012, are settled in time-vesting restricted stock; and (ii) for awards granted with respect to three-year performance cycles beginning in and following fiscal 2012, will consist of PSUs that will be settled in fully vested shares of our common stock, subject to and upon the attainment of the performance goals. Our executive compensation program also consists of the limited use of special grants of time-vesting stock options, restricted stock and RSUs. The value of the stock options, the restricted stock and RSUs depends on our stock price. Because stock options, restricted stock and RSUs vest over a period of years, and long-term performance-based incentive compensation awards are awarded based on the achievement of Company financial metrics over a three-year performance period, the value of these components of compensation to our executives is dependent on the performance of our stock price over a period of several years. This aligns the interests of our executives with the long-term interests of our stockholders.

Role of Compensation Consultants

The Compensation Committee engages an independent compensation consultant, Radford, to provide advice regarding our executive compensation program, which includes, among other things: (i) reviewing and making recommendations concerning our executive compensation program; (ii) provided market data, assisted in the development of the peer group and performed benchmarking; and (iii) advising the Compensation Committee as to best practices. For more information about the Compensation Committee’s engagement of Radford, please see the section above entitled “Questions and Answers About our Board and Corporate Governance Matters – What are the Functions of the Standing Committees – Compensation Committee.”

Management has retained the Hay Group as their executive compensation consultant. The Hay Group participated in the Compensation Committee meetings throughout fiscal 2012 to provide retail executive compensation knowledge and expertise. The Hay Group participated in discussions regarding CEO compensation, peer group selection process and executive compensation trends.

Role of Bonus Review Committees

The Company and brand financial goals under the IC Plan and 162(m) Executive Bonus Plan are developed by the applicable bonus review committee, which then presents the goals to the Compensation Committee for review and approval. For fiscal 2012, the Company’s bonus review committee consisted of Mr. David Jaffe, Mr. Correia, the Vice President of Corporate Compensation and the Executive Vice President of Human Resources.

The personal goals under the IC Plan are reviewed and approved by the applicable bonus review committee for the Company and each of our brands. At the end of the fiscal year, the bonus review committees evaluate the achievement of the personal goals for the participants at the Company or in their brand and determine the personal goal achievement, which is then presented to the Compensation Committee. The members of the bonus review committees do not participate in the determination of the achievement of their own personal goals. For fiscal 2012, the members of the bonus review committees for the Company and our brands were are follows:

• Ascena:	Mr. David Jaffe; Mr. Correia; the Vice President of Corporate Compensation; and Ascena’s Executive Vice President of Human Resources.

• dressbarn:	Mr. David Jaffe; Mr. Correia; the Vice President of Corporate Compensation; and dressbarn’s Executive Vice President of Human Resources.

• Maurices:	Mr. David Jaffe; maurices’ President; maurices’ Executive Vice President of Human Resources; and the Vice President of Corporate Compensation.

• Justice:	Mr. Rayden; Justice’s Senior Vice President of Human Resources; and the Vice President of Corporate Compensation.

Compensation Benchmarking

For fiscal 2012, a key element of our compensation benchmarking philosophy was to target salary compensation for our senior management positions at approximately the 62nd percentile of the local labor market, with salaries of higher level positions and specialized skills focused on a more national market (rather than the local market) due to competition for business and talent across a broader spectrum. This serves two purposes. First, by focusing on the appropriate market we acknowledge the fact that we operate in different labor markets which face different competitors. Second, by targeting the 62nd percentile, it allows us to aggressively court and retain talent. While this may require differences in base salaries, our goal is to balance total compensation to maintain internal equity. In the case of our Chairman, as discussed further below, we do not benchmark his base salary as he is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company. In Mr. Rayden’s case, we have continued, without increase, the base salary he was paid under his agreement with Justice as in effect prior to the Company’s acquisition of Justice.

Consistent with our market, in benchmarking compensation we also differentiate between those executives who have only brand responsibilities and those, such as our CEO and Messrs. Correia and Wexler, with broader, cross-unit jobs. This reflects the higher complexity of positions at the corporate level with a focus on multiple brands versus the brand level with focus solely on the applicable brand.

Further, the Compensation Committee annually reviews a peer group of companies, and approves recommended peer group changes as appropriate. With respect to the salaries of our NEOs (other than our Chairman), the Compensation Committee, with the recommendations and advice of its independent compensation consultant, Radford, utilizes and reviews data prepared by Hay Group, Mercer and Equilar. Although it considered industry-based compensation studies and data in order to obtain a general understanding of current compensation practices, the substantial part of the Compensation Committee’s work and compensation decisions have been based on internal discussions and conclusions regarding what compensation levels would produce a competitive compensation package while also providing the requisite performance incentives to drive Company financial and strategic performance.

Except as described below, our fiscal 2012 peer group remained substantially unchanged from the peer group that was initially selected by the Compensation Committee for fiscal 2011. The purpose of the peer group is to benchmark certain forms of compensation. Our peer group was selected to reflect as accurately as possible the market for talent and business performance in which we compete. Our fiscal peer group companies were selected generally based on the following criteria (with a few exceptions of larger and smaller companies):

• Industry:	All are primarily, if not solely, clothing retailers. Our peer group excludes companies that are primarily manufacturing or general retailers.

• Size:	The companies are roughly one-half to twice the size of the Company in terms of revenue and number of employees.

• Structure:	In general, the companies are multi-divisional to capture the growing complexity of the Company’s business structure.

Our initial fiscal 2012 peer companies were: Abercrombie & Fitch Co. (ANF), Aéropostale, Inc. (ARO); American Eagle Outfitters, Inc. (AEO); AnnTaylor Stores Corporation (ANN); Charming Shoppes, Inc. (formerly CHRS); Chico’s FAS, Inc. (CHS); Coldwater Creek Inc. (CWTR); Hot Topic, Inc. (HOTT); Pacific Sunwear of California, Inc. (PSUN); Stage Stores, Inc. (SSI); Stein Mart, Inc. (SMRT); The Children’s Place Retail Stores, Inc. (PLCE); The Men’s Wearhouse, Inc. (MW); and Urban Outfitters, Inc. (URBN).

In December 2011, the Compensation Committee eliminated smaller retailers from our peer group and replaced them with larger retailers while only increasing the median revenue of our peer group from $2 billion to $2.2 billion. The companies added were: Collective Brands, Inc. (PSS); DSW Inc. (DSW); Express Inc. (EXPR) and Foot Locker, Inc. (FL). The companies removed from our peer group were Coldwater Creek Inc., Hot

Topic, Inc. and Pacific Sunwear of California, Inc., all of which had revenues significantly below our peer group target revenue range. We believe the new peer group represents an overall higher performing set of companies in terms of sales growth, EBITDA growth, total shareholder return and return on invested capital. Charming Shoppes ceased to be a member of our peer group when it was acquired by the Company on June 14, 2012 and ceased to be publicly traded.

While not part of the peer group, other companies, such as Limited Brands, Inc., were also used for comparison purposes with respect to certain aspects of our executive compensation program.

Compensation Program Elements

Our philosophy serves to cultivate a pay-for-performance environment. Our executive compensation program design for the NEOs (other than our Chairman) has five key elements:

•	Base Salary

•	Semi-Annual Incentive Bonuses

•	Non-Qualified Stock Options

•

Long-Term Incentives, including LTIPs consisting of performance-based awards that for LTIPs granted prior to fiscal 2012 are paid in restricted stock and for LTIPs granted in and after fiscal 2012 consist of PSUs that, if earned, will be settled in fully vested shares of our common stock and, solely with respect to Mr. Rayden, a Long-Term EBITDA Bonus payable in performance-based cash compensation.

•	Severance Protection Benefits

We do not consider employee benefits to be a key element of executive compensation for our NEOs. Other than certain perquisites to which Mr. Rayden was entitled pursuant to his employment arrangement with Justice prior to its acquisition by the Company that were preserved by the Company, as described below under “Executive Perquisites,” we generally do not provide perquisites to our NEOs. For a description of perquisites received by our NEOs in fiscal 2012, see the details of the amounts included in the “All Other Compensation” column of the Summary Compensation Table below.

We allocate compensation between short-term and long-term components and between cash and equity in order to maximize executive performance and retention. Long-term compensation and equity awards comprise an increasingly larger proportion of total compensation as position level increases as we believe that these elements of compensation more closely align management’s interests with our financial performance and with our stockholders’ interests.

Base Salary

Base salary represents the annual salary paid to each NEO. For fiscal 2012, we sought to target salaries for our NEOs (excluding Messrs. Elliot S. Jaffe and Rayden) at the 62nd percentile of our peer group based on the experience and tenure of the NEO and the applicable labor market in which the NEO operates. To honor Mr. Rayden’s contractual entitlements from prior to our acquisition of Justice and to recognize Justice’s strong performance, Mr. Rayden’s annual salary remains at a higher percentile (approximately the 75th percentile based on the Company’s peer group) than the other NEOs. We do not benchmark base salary for our Chairman, who is entitled to a cost of living increase to his salary each year pursuant to his employment agreement with the Company. We review base salaries in the first quarter of each new fiscal year (i.e., the fiscal year which follows the completed fiscal year for which executive compensation is described in this proxy statement) and increases, where applicable, are typically effective on or about October 1 of the new fiscal year.

In connection with a general merit-bases increase in salaries for all employees to reflect a balance of our strong performance in a recessionary economic environment and cost of living increases, for fiscal 2012, the salaries of Messrs. David Jaffe, Correia and Wexler were increased to $1,000,000, $419,756 and $381,100, respectively. Mr. Elliot S. Jaffe’s salary was increased for fiscal 2012 to $395,450 to reflect a 3.3% cost of living increase. Mr. Rayden did not receive a salary increase for fiscal 2012. For fiscal 2012, Mr. David Jaffe’s base salary was in approximately the 63rd percentile for chief executive officers in our peer group; Mr. Rayden’s base salary was in the 75th percentile for chief executive officers in our peer group; Mr. Correia’s base salary was in the 50th percentile for chief financial officers in our peer group; and Mr. Wexler’s base salary was in the 60th percentile for chief legal officers in our peer group.

In connection with a general merit-based increase in salaries across all of our brands to reflect the Company’s strong performance and the expanded scope of the NEOs’ responsibilities following the June 14, 2012 acquisition of Charming Shoppes, for fiscal 2013, the salaries for Messrs. Correia and Wexler were increased to $450,000 and $425,000, respectively. Mr. Elliot S. Jaffe’s salary was increased for fiscal 2013 to $399,800 to reflect a 1.1% cost of living increase. Messrs. David Jaffe and Rayden did not receive a salary increase for fiscal 2013.

Incentive Bonus Plans

The Compensation Committee believes that a substantial percentage of each executive officer’s annual compensation should tie directly to the financial performance of the Company as well as to the executive’s own individual performance. For fiscal 2012, our NEOs participated in the following incentive bonus plans: (i) Mr. David Jaffe and Mr. Rayden participated in the 162(m) Plan; and (ii) Messrs. Correia and Wexler participated in the IC Plan. Mr. Elliot S. Jaffe does not participate in any of the incentive bonus plans.

We structure the Company’s incentive bonus plans to encourage the achievement of above-market annual performance targets and to recognize annual Company performance. The incentive bonus plans help to focus our NEOs on key annual objectives and business drivers, which we believe will support growth of Company EBITDA (“EBITDA” represents Earnings before Interest, Taxes, Depreciation and Amortization), improvement in overall operations and increases in stockholder value. A portion of the annual goals under our incentive bonus plans are based on achievement of EBITDA targets approved by the Compensation Committee as adjusted to reflect extraordinary and other non-recurring items as deemed appropriate by the Compensation Committee.

The IC Plan and the 162(m) Plan provide for semi-annual goals and payouts based on 6-month performance periods for the fall and spring seasons rather than annual goals and payouts. This structure allows for mid-year reevaluation of performance targets and provides an incentive for our employees to focus on meeting goals in the second half of the fiscal year in circumstances when business performance and macro-economic conditions decline or improve relative to our budgeted plan. For fiscal 2012, the fall season was from July 31, 2011 through January 28, 2012 and the spring season was from January 29, 2012 through July 28, 2012.

We establish the target amount of an NEO’s incentive bonus as a percentage of base salary for the performance period based on the NEO’s position level. This approach places a proportionately larger percentage of total annual pay at risk based on Company performance for our NEOs relative to position level. For fiscal 2012, the target award opportunity for our NEOs (excluding the Chairman) was as follows: Mr. David Jaffe-125% of base salary; Mr. Rayden-120% of base salary (reflecting his preexisting contractual rights with Justice); Mr. Correia- 75% of base salary (plus car allowance value); and Mr. Wexler-60% of base salary. Higher and lower percentages of base salary may be earned if minimum performance levels or performance levels above target are achieved. The maximum bonus opportunity under the 162(m) Plan and the IC Plan is 200% of base salary to align our incentive bonus plans with those maintained by our competitors which typically provide for increased payouts for outstanding performance.

Incentive Compensation Plan

Messrs. Correia and Wexler participated in the IC Plan for both the fiscal 2012 fall and spring seasons. The target bonus percentages under the IC Plan increase with position level. For Mr. Correia, who is an Executive Vice President, his target bonus award for fiscal 2012 was 75% of his base salary (plus car allowance value). For Mr. Wexler, who is a Senior Vice President, his target bonus award for fiscal 2012 was 60% of his base salary.

Full Year Goals for fiscal 2012 – The performance goals for the full fiscal 2012 year and the percentage of the fiscal 2012 target award opportunity subject to the achievement of each goal were as follows:

•	40% based on Company EBITDA dollars (fall season)

•	40% based on Company EBITDA dollars (spring season)

•	20% based on personal goals for the full fiscal year

Fiscal 2012 Fall Season Financial Goals – The financial performance goal for Messrs. Correia and Wexler for the fiscal 2012 fall season was based 100% on the achievement of Company EBITDA dollars as follows:

•	Threshold: $189,064,650

•	Target: $222,405,074

•	Maximum: $266,886,089

Fiscal 2012 Spring Season Financial Goals – The financial performance goal for Messrs. Correia and Wexler for the fiscal 2012 spring season was based 100% based on the achievement of Company EBITDA dollars as follows:

•	Threshold: $176,199,900

•	Target: $207,294,000

•	Maximum: $248,752,800

Fiscal 2012 Personal Goals – The fiscal 2012 personal goals for Mr. Correia were generally based on corporate governance compliance and increasing profitability, sales and productivity. The fiscal 2012 personal goals for Mr. Wexler were generally based on overseeing our legal department, legal and corporate compliance, reviewing and negotiating legal documents, performance related to merger and acquisition activity, protection of our data and intellectual property rights, assisting with special projects and advising our CEO and Chief Financial Officer on legal issues affecting our business.

For fiscal 2012, the various personal goals set for a participant in the IC Plan were given one of five ratings. A participant’s ratings were based on whether his or her performance and expertise: Greatly Exceeds (consistently exceeds job requirements); Exceeds (frequently exceeds job requirements); Fully Meets (consistently meets job requirements); Does Not Meet (occasionally meets job requirements); or Failed to Perform (does not meet job requirements). In order to be eligible for a bonus under the IC Plan a participant must obtain an overall effectiveness rating of “Fully Meets” or higher.

Fiscal 2012 IC Plan Results – Any amounts earned for a season with respect to the Company goals were payable following the end of such season. Amounts earned for the 2012 fiscal year with respect to the personal goals were paid in the first quarter of fiscal 2013. An NEO would not have been entitled to a fall season IC Plan payment if his employment had been terminated for any reason prior to the earlier of the fall season IC Plan payment and March 13, 2012 and an NEO would not have been entitled to a spring season IC Plan payment (including the payment for achievement of personal goals) if his employment had been terminated for any reason prior to the earlier of the spring season IC Plan payment and September 25, 2012.

The results under the IC Plan for fiscal 2012 were as follows:

Fiscal 2012 Fall Season Performance Goals	Percentage of Target Achieved	Payout Percentage
Company EBITDA dollars	110.05%	150.26%

The achievement of the fiscal 2012 fall season IC Plan performance goals generated an IC Plan payment of $197,422 to Mr. Correia and $137,434 to Mr. Wexler.

Fiscal 2012 Spring Season Performance Goals	Percentage of Target Achieved	Payout Percentage
Company EBITDA dollars	105.15%	125.75%

The achievement of the fiscal 2012 spring season IC Plan performance goals, taking into account achievement of the personal goals at the “Fully Meets” level for Mr. Correia and the “Exceeds” level for Mr. Wexler, generated an IC Plan payment of $256,165 to Mr. Correia and $209,983 to Mr. Wexler.

Executive 162(m) Bonus Plan

David Jaffe, our President and CEO, and Michael W. Rayden, CEO of Justice, participated in the 162(m) Plan for both the fiscal 2012 fall and spring seasons. The 162(m) Plan is used instead of the IC Plan for those NEOs who may be affected by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and are designated by the Compensation Committee to be subject to the 162(m) Plan. Section 162(m) of the Code generally disallows a Federal income tax deduction to any publicly held corporation for non-performance-based compensation paid to NEOs (other than the principal financial officer) in excess of $1,000,000 in any taxable year. The Company structures awards under the 162(m) Plan to provide compensation that is intended to qualify as “performance-based compensation” that is excluded from the $1,000,000 deductibility cap. The maximum performance award payable to any individual under the 162(m) Plan for any one-year performance period is $5,000,000 (pro-rated for performance periods of less than one year).

For fiscal 2012, the Compensation Committee set the performance goals under the 162(m) Plan for Mr. David Jaffe and Mr. Rayden for the fall and spring seasons.

The performance goals for Mr. David Jaffe for the fiscal 2012 fall season were as follows:

•	25% based on exceeding achievement of a cumulative target increase of 4.4% in the Company’s comparable sales plan based on the following:

•	achievement of a target increase of 4.3% in the dressbarn brand’s comparable store sales

•	achievement of a target increase of 5.0% in the maurices brand’s comparable store sales

•	achievement of a target increase of 4.1% in the Justice brand’s comparable store sales

•	75% based on exceeding the achievement of cumulative Company EBITDA of $222,405,000 based on the following:

•	achievement by the dressbarn brand of target EBITDA of $21,201,000

•	achievement by the maurices brand of target EBITDA of $69,576,000

•	achievement by the Justice brand of target EBITDA of $131,628,000

The performance goals for Mr. David Jaffe for the fiscal 2012 spring season were as follows:

•	25% based on exceeding achievement of a cumulative target increase of 4.1% in the Company’s comparable sales plan based on the following:

•	achievement of a target increase of 4.3% in the dressbarn brand’s comparable store sales

•	achievement of a target increase of 4.0% in the maurices brand’s comparable store sales

•	achievement of a target increase of 4.0% in the Justice brand’s comparable store sales

•	75% based on exceeding the achievement of cumulative Company EBITDA of $207,294,000 based on the following:

•	achievement by the dressbarn brand of target EBITDA of $84,457,000

•	achievement by the maurices brand of target EBITDA of $80,194,000

•	achievement by the Justice brand of target EBITDA of $72,123,000

Mr. David Jaffe’s performance goals for fiscal 2012 were changed from those used in fiscal 2011 by removing a goal based on the Company’s stock price relative to the peer group as the Company’s total shareholder return relative to its peers (which is similar to relative stock price) is included as one of his long term goals under his LTIP as described below. As a result of the removal of relative stock price as a performance goal (which was weighted as 20% of his goals), the goals for exceeding the Company’s sales plan and achievement of EBITDA were weighted 25% and 75% of his goals, respectively.

Mr. David Jaffe’s target bonus for each season was 50% of 125% of his base salary (i.e. $625,000). The seasonal bonus payout to him at target performance was his seasonal target bonus, at threshold performance was 50% of his seasonal target bonus and at maximum performance target was 200% of his seasonable target bonus, with interpolation between the target levels. He would not be eligible for a seasonal bonus payment for performance below the threshold level.

The results for Mr. David Jaffe under the 162(m) Plan for fiscal 2012 were as follows:

Fiscal 2012 – Fall Season Performance Goals	Performance Level Achieved
comparable store sales:
dressbarn	3.6%
maurices	3.1%
Justice	9.8%
Cumulative	6.1%

brand EBITDA:
dressbarn	$21,273,000
maurices	$65,417,000
Justice	$157,959,000
Cumulative	$243,569,000

Payout Percentage of Fiscal 2012 Fall Target Bonus:	200%

Total Fiscal 2012 Fall Payout	$1,250,000

Fiscal 2012 – Spring Season Performance Goals	Performance Level Achieved
comparable store sales:
dressbarn	3.2%
maurices	0.1%
Justice	6.2%
Cumulative	3.4%

brand EBITDA:
dressbarn	$77,515,000
maurices	$75,175,000
Justice	$85,520,000
Cumulative	$215,788,000

Payout Percentage of Fiscal 2012 Spring Target Bonus:	100.5%

Total Fiscal 2012 Spring Payout	$627,858

The performance goal for Mr. Rayden for the fiscal 2012 fall season was based on achievement of Justice EBITDA dollars as follows:

•	Threshold: $111,884,000

•	Target: $131,628,000

•	Maximum: $157,953,000

The performance goal for Mr. Rayden for the fiscal 2012 spring season was based on achievement of Justice EBITDA dollars as follows:

•	Threshold: $61,304,500

•	Target: $72,123,000

•	Maximum: $86,547,600

Mr. Rayden’s target bonus for each season was 50% of 120% of his base salary (i.e., $630,000). The seasonal bonus payout to Mr. Rayden at target performance was his seasonal target bonus, at threshold performance was 50% of his seasonal target bonus and at maximum performance target threshold performance was 200% of his seasonal target bonus, with interpolation between the target levels. Mr. Rayden would not be eligible for a seasonal bonus payment for performance below the threshold level.

The actual EBITDA dollars achieved by Justice for the fiscal 2012 fall season was $157,959,000, resulting in a payment to Mr. Rayden of 200% of his target bonus equal to $1,260,000. The actual EBITDA dollars achieved by Justice for the fiscal 2012 spring season was $85,520,000, resulting in a payment to Mr. Rayden of 192.88% of his target bonus equal to $1,215,144.

Fiscal 2013 162(m) Plan – The performance goals under the 162(m) Plan for Messrs. David Jaffe and Rayden for fiscal 2013 and the percentage of their fiscal 2013 target award opportunities subject to the achievement of each goal have been structured in the same manner as their fiscal 2012 goals.

Non-Qualified Stock Options, RSUs and PSUs under the Company’s Stock Incentive Plan

NEOs receive annual grants under our Stock Incentive Plan as follows:

Minimum Vesting

While we generally grant awards under the Stock Incentive Plan with 4-year vesting schedules, our Board amended the Stock Incentive Plan to add minimum vesting schedules for stock options (3-year vesting) and restricted stock and RSU awards (2-year vesting), with a carve-out for vesting on death, disability, retirement, change-in-control, and termination without Cause or for good reason. There is a 5% allowable basket (i.e., 5% of the total share reserve) for equity awards with a shorter vesting schedule. This change did not require stockholder approval and applies solely to grants made on or after September 21, 2011, the effective date of the amendment.

Non-Qualified Stock Options

Our NEOs are granted annual awards of nonqualified stock options. Options granted to the NEOs prior to fiscal 2010 vest 20% per year for five years following the grant date. Effective for stock options made in the beginning of fiscal 2010, options granted to the NEOs vest 25% per year for four years following the grant date. This change was made as part of the equalization of the pay practices among our brands and better aligns our equity grant practices with those of the other members of our peer group. The exercise price of a stock option is the average of the high and low Company stock prices on the date of grant. Options typically have a term of ten years. The proposed amendments to the Stock Incentive Plan included in Proposal 3 include the reduction of the maximum option term from ten years to seven years.

The Company awards stock options to the NEOs on an annual cycle. On September 21, 2011, the following NEOs were granted the following number of stock option grants with an exercise price of $26.27, the fair market value of a share of our stock on the date of grant, as determined under the Stock Incentive Plan: Elliot S. Jaffe – 10,000 options; David Jaffe – 80,000 options; Michael W. Rayden – 80,000 options; Armand Correia – 25,000 options; and Gene Wexler – 15,000 options. The exercise price and number of stock options with respect to the foregoing grants were subsequently adjusted to give effect to our two-for-one stock split in April 2012. In addition, on September 20, 2012, the following NEOs were granted the following number of stock option grants with a per share exercise price of $20.79, the fair market value of a share of our stock on the date of grant, as determined under the Stock Incentive Plan: David Jaffe – 80,000 options; Michael W. Rayden – 80,000 options; Armand Correia – 25,000 options; and Gene Wexler – 17,500 options. Consistent with the changes made to our director compensation, Elliot S. Jaffe received an award of 5,000 RSUs in lieu of any stock options.

The Compensation Committee generally determines each participant grant in accordance with pre-established option grant guidelines (which are primarily based on the participant’s level of responsibility with the Company or respective brand). Our President and CEO may exercise discretion in his recommendations to the Compensation Committee for grants of stock options for all executives, including the NEOs, excluding himself and the Chairman. Our President and CEO may recommend an increase or decrease to the stock option grant guidelines for a given executive, based on individual performance. All grants are made by the Compensation Committee.

The Compensation Committee has a practice of not granting any stock options until at least one business day after the Company has issued its quarterly and/or annual earnings release, as well as the public release of any other pending material non-public information.

Special Equity Grants

The Compensation Committee may also make other equity grants from time to time during the course of the year, such as when a new employee is hired, a current employee is promoted or recognition of special achievement. On June 19, 2012, in light of their efforts and roles in the acquisition of Charming Shoppes, the Compensation Committed granted awards in the form of RSUs to Messrs. David Jaffe, Correia, Wexler, and Rayden, in the amounts of 35,000, 12,500, 12,500 and 1,000, respectively. The awards granted to Messrs. Correia and Rayden were fully vested on the grant date as they have satisfied the “Total Years Test” (as defined below). The awards granted to Messrs. David Jaffe and Wexler will vest in two equal installments on the first and second anniversaries of the grant date. On September 20, 2012, in light of the considerable amount of time committed to the integration of Charming Shoppes into the Company, the Compensation Committee granted Mr. David Jaffe a special award in the form of an option to purchase 170,000 shares of the Company’s stock with an exercise price of $20.79 per share that vest 25% per year for four years following the grant date.

Post-Termination Continued Vesting and Exercisability of Employee Options in Certain Circumstances

If an employee ceases to be an employee of the Company for any reason (other than for Cause, as defined under the Stock Incentive Plan) and the employee has achieved the Total Years Test as of his or her last day of employment, then all of such employee’s unvested stock options granted during fiscal 2012 will continue to vest and remain exercisable for a period of four years from the date of termination, but not longer than the original term of each option, and provided that after the last unvested option vests, all options will remain exercisable for one year thereafter, but not longer than the original term of each option. The definition of Cause under the Stock Incentive Plan can be found in this proxy statement in the section above entitled “Questions and Answers About our Board and Corporate Governance Matters – How are directors compensated? – Equity Compensation.”

In addition, upon achievement of the Total Years Test, all of an employee’s unvested restricted stock and RSUs will become fully vested without regard to a termination of employment.

The “Total Years Test” means 75 years, based on the sum of (i) the total number of years of employment with the Company or an affiliate, plus (ii) the employee’s age, which will be at least age 60. Of our NEOs, Mr. Elliot S. Jaffe, Mr. Rayden and Mr. Correia currently satisfy the Total Years Test.

Long-Term Incentive Plans

The Company grants the NEOs (other than our Chairman) LTIPs under the Stock Incentive Plan consisting of performance based awards that for LTIPs granted prior to fiscal 2012 are paid in restricted stock and for LTIPs granted in and after fiscal 2012 consist of PSUs settled in fully vested shares of our common stock. LTIP performance goals are established annually, and the performance period for each plan consists of three consecutive fiscal years. The LTIPs are intended to give each NEO a substantial incentive to maximize our long-term financial performance. During the first quarter of fiscal 2010, the Compensation Committee established the 2012 Long-Term Incentive Plan for executives at dressbarn and maurices (the “db/m 2012 LTIP”). The db/m 2012 LTIP used a three-year performance period consisting of fiscal 2010, fiscal 2011 and fiscal 2012. During the third quarter of fiscal 2010, the Compensation Committee adopted a 2012 Long-Term Incentive Plan for executives of Justice (the “Justice 2012 LTIP”). The performance period under the Justice 2012 LTIP commenced on January 24, 2010 and ended on the last day of fiscal 2012. During the first quarter of fiscal 2011, the Compensation Committee established the 2013 Long-Term Incentive Plan (the “2013 LTIP”). The 2013 LTIP uses a three-year performance period consisting of fiscal 2011, fiscal 2012 and fiscal 2013. During the first quarter of fiscal 2012, the Compensation Committee established the 2014 Long-Term Incentive Plan (the “2014 LTIP”). The 2014 LTIP uses a three-year performance period consisting of fiscal 2012, fiscal 2013 and fiscal 2014. Messrs. David Jaffe, Correia and Wexler participate in the db/m 2012 LTIP, the 2013 LTIP and 2014 LTIP. Mr. Rayden participates in the Justice 2012 LTIP, the 2013 LTIP and 2014 LTIP.

Commencing with the db/m 2012 LTIP and the Justice 2012 LTIP (together, the “2012 LTIPs”), we have been modifying the vesting provisions of the LTIPs to more closely align our pay practices with our peer group and the executive pay practices maintained by Justice prior to the acquisition under which participants were typically granted restricted stock and RSUs that vest or are settled upon achievement of the performance goals immediately following the end of the performance period. The 2012 LTIPs provide for settlement in time-vesting restricted stock that will become fully vested on the first anniversary of the last day of the performance period. The 2013 LTIP, if earned, provides for settlement in time-vesting restricted stock that would become fully vested on the 30th day after the grant date following the performance period. Any restricted stock granted under the 2012 LTIPs and the 2013 LTIP will vest upon achievement of the Total Years Test. The 2014 LTIP consists of PSUs that, if earned, will be settled in fully vested shares of our common stock following the end of the performance period and the Compensation Committee’s certification of the performance goals.

The Compensation Committee believes that the goals set under the LTIPs represent an appropriate and substantial degree of difficulty for achieving a payout. For example, no awards were paid out under the LTIPs with the performance periods that ended in fiscal years 2009 and 2010 (which had 3 year performance periods).

For the 2013 LTIP, the participating NEOs were assigned a “target” number of shares of restricted stock. The actual number of shares of restricted stock to be awarded at the end of the performance period will depend on the Company’s achievement of Company financial goals during the applicable performance period. For the 2014 LTIP, the participating NEOs were assigned a “target” number of shares of our common stock. The actual number of shares of our common stock to be awarded at the end of the performance period will depend on the Company’s achievement of Company financial goals during the applicable performance period. The performance goals under the 2013 LTIP and 2014 LTIP are intended to constitute “performance-based compensation” under Section 162(m) of the Code.

2012 db/m 2012 LTIP Results

Messrs. David Jaffe, Correia and Wexler participated in the db/m 2012 LTIP for which the performance period ended on the last day of fiscal 2012. The target number of restricted shares of our common stock that could be earned by such NEOs under the db/m 2012 LTIP (after giving effect to our April 2012 two-for-one stock split) was as follows: Mr. David Jaffe – 125,412; Mr. Correia – 38,812; and Mr. Wexler – 26,930. The target number of restricted shares under the db/m 2012 LTIP were divided among the following Company performance goals:

50% of the target shares were subject to Company performance goals divided 1/3 among the following performance goals:

•

total shareholder return (“TSR”) relative to the following peer group: Abercrombie & Fitch Co. (ANF); Aéropostale, Inc. (ARO); American Eagle Outfitters, Inc. (AEO); AnnTaylor Stores Corporation (ANN); Chico’s FAS, Inc. (CHS); Coldwater Creek Inc. (CWTR); Hot Topic, Inc. (HOTT); J. Crew Group, Inc. (JCG); Pacific Sunwear of California, Inc. (PSUN); Stein Mart, Inc. (SMRT); The Children’s Place Retail Stores, Inc. (PLCE); The Men’s Wearhouse, Inc. (MW); and Urban Outfitters, Inc. (URBN) (the “TSR Peer Group”):

•	Threshold: top 60% to 40% of the peer group

•	Target: between the top 40% and 20% of the peer group

•	Maximum: top 20% of the peer group

•	Company’s compounded annual average EBITDA dollar growth (other than with respect to the Justice brand) (“Company EBITDA”):

•	Threshold: 7.13% growth

•	Target: 9.48% growth

•	Maximum: 14.26% growth

•	Company’s compounded annual average return on invested capital (“ROIC”) (“Company ROIC”):

•	Threshold: 26.82% ROIC

•	Target: 28.37% ROIC

•	Maximum: 31.83% ROIC

The remaining 50% of the target shares were subject to dressbarn and maurices brand performance goals (the “db/m Brand Shares”), divided 25% among the following performance goals:

•	dressbarn brand compounded annual average EBITDA dollar growth (“dressbarn EBITDA”):

•	Threshold: 6.04% growth

•	Target: 8.03% growth

•	Maximum: 12.07% growth

•	dressbarn brand compound annual comparable store sales growth (“dressbarn sales growth”):

•	Threshold: 2.50% growth

•	Target: 3.33% growth

•	Maximum: 5.0% growth

•	maurices brand compounded annual average EBITDA dollar growth (“maurices EBITDA”):

•	Threshold: 8.03% growth

•	Target: 10.68% growth

•	Maximum: 16.06% growth

•	maurices brand compound annual comparable store sales growth (“maurices sales growth”):

•	Threshold: 2.67% growth

•	Target: 3.55% growth

•	Maximum: 5.3% growth

For each performance goal, at threshold level 50% of the target shares subject to the performance goal would be earned, 100% would be earned for target achievement and 150% for maximum achievement, with intermediate target levels and earning.

The results under the 2012 db/m LTIP were as follows:

db/m 2012 LTIP Performance Goals	Result	Percentage of Shares Awarded
TSR relative to TSR Peer Group	Maximum	150.0%
Company EBITDA	14.1%	148.2%
Company ROIC	30.4%	129.0%
dressbarn EBITDA	8.5%	105.6%
dressbarn sales growth	3.7%	109.9%
maurices EBITDA	18.8%	150%
maurices sales growth	6.0%	150%
Payout Percentage of Total Target Shares		125%

As a result of the performance achieved under the db/m 2012 LTIP, Messrs. David Jaffe and Wexler received 156,890 and 33,689, respectively, time-vesting shares of restricted stock under the Stock Incentive Plan that will become fully vested on the first anniversary of the last day of the performance period. As a result of the performance achieved under the db/m 2012 LTIP and his having achieved the Total Years Test, Mr. Correia received 48,554 fully vested shares of our common stock under the Stock Incentive Plan.

2012 Justice 2012 LTIP Results

Mr. Rayden participated in the Justice 2012 LTIP for which the performance period ended on the last day of fiscal 2012. The target number of restricted shares of our common stock that could be earned by Mr. Rayden under the Justice 2012 LTIP (after giving effect to our April 2012 two-for-one stock split) was 85,836. The target number of restricted shares subject under the Justice 2012 LTIP were divided among the following Company performance goals:

75% of the target shares were subject to Company performance goals divided 1/3 each among the following performance goals:

•	TSR relative to the TSR Peer Group:

•	Threshold: top 60% to 40% of the peer group

•	Target: between the top 40% and 20% of the peer group

•	Maximum: top 20% of the peer group

•	Company EBITDA:

•	Threshold: 8.53% growth

•	Target: 11.35% growth

•	Maximum: 17.06% growth

•	Company ROIC:

•	Threshold: 28.07% ROIC

•	Target: 34.72% ROIC

•	Maximum: 43.20% ROIC

The remaining 25% of the target shares were subject to compounded annual average EBITDA dollar growth (“EBITDA Growth”), as follows:

•	Threshold: 14.86% growth

•	Target: 19.77% growth

•	Maximum: 29.72% growth

Performance for all of the goals under the Justice 2012 LTIP was measured over a performance period consisting of January 24, 2010 through July 28, 2012 (the last day of fiscal 2012), other than Company ROIC which was measured over a performance period consisting of August 1, 2010 through July 28, 2012. The difference in performance periods was necessary as the Company would be unable to accurately evaluate ROIC for Mr. Rayden for the stub period from January 24 through July 31, 2010. For each performance goal, at threshold level 50% of the target shares subject to the performance goal would be earned, 100% would be earned for target achievement and 150% for maximum achievement, with intermediate target levels and earning.

The results under the Justice 2012 LTIP were as follows:

Justice 2012 LTIP Performance Goals	Result	Percentage of Shares Awarded
TSR relative to TSR Peer Group	Target	100.0%
Company EBITDA	27.9%	150.0%
Company ROIC	33.0%	87.3%
EBITDA Growth	60.9%	150.0%
Payout Percentage of Total Target Shares		121.88%

As a result of the performance achieved under the Justice 2012 LTIP and his having achieved the Total Years Test, Mr. Rayden received 104,548 fully vested shares of our common stock under the Stock Incentive Plan.

2014 LTIP Goals

In fiscal 2012, the Compensation Committee adopted the 2014 LTIP for our NEOs. The 2014 LTIP was granted as PSUs that will vest based on the level of performance achieved. The target number of PSUs that may vest and be settled in fully vested shares of our common stock for the NEOs participating under the 2014 LTIP is as follows (after giving effect to our April 2012 two-for-one stock split): Mr. David Jaffe – 160,000; Mr. Rayden – 77,970; Mr. Correia – 20,000; and Mr. Wexler – 7,500.

The target shares for all participants in the 2014 LTIP, other than Mr. David Jaffe, are subject to Company performance goals divided 50% among the following performance goals, and for Mr. David are subject 34% and 33%, respectively, to the following performance goals.

•	Company’s compound annual average ROIC:

•	Threshold: 18.8% ROIC

•	Target: 22.0% ROIC

•	Maximum: 26.4% ROIC

•	Company’s total EBITDA dollars:

•	Threshold: $1,260,700

•	Target: $1,483,200

•	Maximum: $1,779,800

The remaining 33% of Mr. David Jaffe’s 2014 LTIP are based on TSR relative to our peer group as follows:

•	Threshold: Top 60%

•	Target: Top 40%

•	Maximum: Top 20%

For each performance goal, at threshold level 50% of the target shares for the performance goal will vest, 100% will vest for target achievement and 200% for maximum achievement, with intermediate target levels and vesting. The performance goals under the 2014 LTIP are intended to constitute “performance based compensation” under Section 162(m) of the Code.

The TSR performance target was not included for the NEOs other than for Mr. David Jaffe, as the Compensation Committee believes that there is already sufficient emphasis on share price at the level of vice president and above. The TSR performance target was maintained for Mr. David Jaffe, as it remains an important focus for the CEO. The brand EBITDA performance targets were not included in the 2014 LTIP as the focus of the LTIP is to increase stockholder returns over a long time horizon which may not occur if the focus is on the performance of a single brand. The Compensation Committee continues to believe that Company ROIC and EBITDA are appropriate long-term performance plan measures.

Justice EBITDA Bonus for Mr. Rayden

Following the Company’s acquisition of Justice, the Compensation Committee determined that it was necessary to create a strong incentive for Mr. Rayden to stay with the Company for a prolonged period and to increase Justice’s EBITDA performance over its plan during that time. In order to create such an incentive, the Compensation Committee approved a long term, performance-based bonus plan for Mr. Rayden (the “Justice EBITDA Bonus”). Under the Justice EBITDA Bonus, which is set forth in Mr. Rayden’s employment agreement, Mr. Rayden is eligible to receive a cash bonus in an amount equal to 10% of the sum of the Justice brands positive incremental and negative decremental actual EBITDA performance versus target EBITDA goals over each semi-annual period occurring in the five and one-half year performance period, as set forth below, or if shorter, the duration of Mr. Rayden’s employment (we refer to the applicable period as the EBITDA performance period). The incremental and decremental amounts for each semi-annual period will be determined by comparing Justice’s actual EBITDA performance during such semi-annual period against the semi-annual Justice EBITDA goals below, calculated excluding certain extraordinary items (e.g., unusual events effecting a financial statement, corporate transactions and changes in accounting principles). Any bonus payable under the Justice EBITDA Bonus will be paid within 60 days following completion of the five and one-half year EBITDA performance period, provided that if the amount is payable as a result of Mr. Rayden’s termination of employment, the bonus payment will be subject to a six-month delay pursuant to Section 409A of the Code. No amounts are payable under the Justice EBITDA Bonus if Mr. Rayden’s employment is terminated by Justice for Cause (as defined in his employment agreement).

The following semi-annual target EBITDA goals for Justice for the five and one-half year performance period under the Justice EBITDA Bonus have been approved by the Compensation Committee:

Justice EBITDA Bonus Semi-Annual Goals Justice EBITDA (in thousands)
Year	Spring	Fall
2010	$26,274	N/A
2011	$33,994	$84,893
2012	$41,608	$94,871
2013	$46,121	$101,204
2014	$50,058	$106,795
2015	$54,742	$113,492

The actual EBITDA achieved by Justice for the fiscal 2012 fall season was $165,122,000 resulting in the accrual of an amount equal to $6,386,000 under the Justice EBITDA Bonus. The actual EBITDA achieved by Justice for the fiscal 2012 spring season was $89,897,000, resulting in the accrual of an amount equal to $4,390,000 under the Justice EBITDA Bonus. As of the end of fiscal 2012, the Justice EBITDA Bonus was accrued at an amount equal to $19,607,000.

Executive Perquisites

Except as noted below with respect to Mr. Rayden, we generally do not offer any significant perquisites to our NEOs. The cost of perquisites for our NEOs is included in the “All Other Compensation” column of the Summary Compensation Table. The Company offers broad health and welfare programs, which are available to our full-time employees generally.

In accordance with the terms of Mr. Rayden’s employment with Justice prior to it being acquired by the Company, Mr. Rayden continues to receive limited personal use of an aircraft while Mr. Rayden serves as Chief Executive Officer of Justice, subject to certain limitations on use and cost. In addition, the Company maintains life insurance coverage on Mr. Rayden’s life in the amount of $5,000,000, the proceeds of which are payable to his designated beneficiaries.

Deferred Compensation

We maintain a non-qualified deferred compensation plan for approximately 141 employees, (including all of our NEOs). We make Company contributions to this plan in an amount determined by us for each plan year. For fiscal 2012, the NEOs received a Company matching contribution of 100% on the first 5% of base salary and bonus deferred. See “Nonqualified Deferred Compensation in Fiscal 2012” below.

Severance and Change in Control Payments

All of our NEOs, other than our Chairman, are entitled to receive severance payments upon certain terminations of their employment and all of our NEOs, other than our Chairman, are entitled to benefits in the event of a Change in Control (as defined below) of the Company. These arrangements provide important protections to both the executive and the Company. Arrangements providing for severance and Change in Control payments assist the Company in attracting and retaining qualified executives that could have other job alternatives.

Under David Jaffe’s employment agreement, in the event of a Change in Control, he is entitled to elect to terminate employment and to receive a severance payment of two times his base salary. The Compensation Committee has evaluated David Jaffe’s employment agreement and believes that the Change in Control provision is appropriate given his long relationship and service with the Company and due to the fact that if a Change in

Control were to occur, his responsibilities and services would likely be very different from those that currently exist. In September 2011, to address corporate governance best practices, David Jaffe’s employment agreement was amended to replace the automatic annual renewal of his employment agreement for additional one-year terms (which was previously contained in his employment agreement) with a fixed three-year term ending on September 21, 2014.

Mr. Rayden’s entitlements to severance and Change in Control benefits are a continuation of his contractual rights under his arrangements with Justice. The continuation of these arrangements was negotiated as part of the acquisition of Justice, and cannot be modified without Mr. Rayden’s consent.

Mr. Elliot S. Jaffe’s employment agreement provides that his estate will be entitled to receive a lump sum payment equal to one year of his base salary at the rate in effect at the time of his death. He is not entitled to severance under any other termination of his employment.

In order to maintain the competitiveness of our pay practices, we have adopted the Executive Severance Plan (the “Executive Severance Plan”) in which Messrs. Correia and Wexler participate. Under the Executive Severance Plan, Messrs. Correia and Wexler are entitled to severance benefits under certain terminations of their employment, including enhanced severance benefits following a Change in Control. A description of the terms and conditions of the Executive Severance Plan can be found in the section of this proxy statement entitled “Executive Severance Plan” below.

Other than with respect to Mr. Rayden, none of our NEOs is entitled to a golden parachute (280G) excise tax gross-up or a Code Section 409A tax gross up, both of which are preserved benefits from the agreements governing Mr. Rayden’s employment with Justice prior to its acquisition by the Company. A description of terms and conditions of this arrangement with Mr. Rayden can be found in the section of this proxy statement entitled “Employment Agreement and Employment Letters – Michael W. Rayden.”

A further description of termination and Change in Control events that trigger post termination and Change in Control pay and benefits for our NEOs, including the Executive Severance Plan, can be found in the section of this proxy statement entitled “Potential Payments Upon Termination or Change in Control” below.

Risk Mitigation

Our Board has reviewed and considered whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on us. In that regard, we design our programs in a balanced and diversified manner while also creating significant, yet appropriate, incentives for strong performance based on our business and strategic plan. In most cases, each component of our performance-based compensation program is subject to a limit on the cash paid or the number of shares delivered. We believe that our compensation programs reflect a balance of short-term, long-term, guaranteed and performance based compensation in order not to encourage excessive risk-taking. A significant portion of our compensation program includes performance-based compensation with multi-year performance targets and vesting. We believe that this ensures that our NEOs and other employees focus on the health of our business and the delivery of broad performance metrics that will deliver shareholder value over time and discourages excess risk-taking by our NEOs and other employees.

Impact of Accounting and Tax Matters

As a general matter, the Compensation Committee reviews and considers the various tax and accounting implications of compensation vehicles that we utilize. With respect to accounting matters, the Compensation Committee examines the accounting cost associated with equity compensation in light of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

With respect to tax matters, the Compensation Committee considers the impact of Section 162(m) of the Code, which generally permits a tax deduction to public corporations for compensation over $1,000,000 paid in any fiscal year to a corporation’s NEOs only if the compensation qualifies as being performance-based under Section 162(m) of the Code. We endeavor to structure our compensation to qualify as performance-based under Section 162(m) of the Code where it is reasonable to do so while meeting our compensation objectives.

Nonetheless, from time to time certain non-deductible compensation may be paid and the Board and the Compensation Committee reserve the authority to award non-deductible compensation in appropriate circumstances. In addition, it is possible that some compensation paid pursuant to certain equity awards may be non-deductible under Section 162(m) of the Code.

Consideration of Prior Amounts Paid or Realized

Actual pay earned by our NEOs in prior years from annual or semi-annual incentive opportunities and long-term equity compensation is not specifically taken into account by the Compensation Committee in making a current year’s compensation decisions for (i) salary increases, (ii) target annual or semi-annual incentive compensation opportunity, (iii) target long-term equity incentive opportunity, or (iv) equity compensation. The Compensation Committee also does not specifically adjust a current year’s target incentive compensation in order to reflect the prior year’s actual earned cash or equity incentive compensation.

Stock Ownership Guidelines for President and CEO

Our Board believes it is important that our President and CEO has, and is recognized both internally and externally as having, long-term financial interests that are aligned with those of our stockholders. In fiscal 2012, we adopted the Ownership Guidelines for our President and CEO which became effective in September 2011.

Under the Ownership Guidelines our President and CEO is required to own shares of our common stock equal to six times his annual base salary. Ownership includes: (i) shares of our stock acquired on the open market or purchased through the exercise of a stock option or settlement of any other type of equity award (such as restricted stock, restricted stock units, deferred stock or a deferred stock unit); (ii) vested equity awards (other than stock options or stock appreciation awards); and (iii) vested shares of our stock allocated under any tax-qualified plan. Shares held individually or jointly or by a “family member” (as defined in the securities laws which would include certain trusts, family partnerships and foundations) count as “owned” by our President and CEO. Stock options do not count towards the stock ownership requirement. Mr. David Jaffe’s, our President and CEO, level of stock ownership currently satisfies the Ownership Guidelines. The Ownership Guidelines are posted on the “for investors” page of the Company’s website at www.ascenaretail.com, accessible through the “Investor Relations Menu.”

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Compensation Committee Report by reference therein.

The Compensation Committee has reviewed and discussed with management the above Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

John Usdan, Chairman

Kate Buggeln

Randy Pearce

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for fiscal 2012, fiscal 2011 and fiscal 2010 of those persons who were on July 28, 2012 our NEOs, including: (i) our President and CEO, (ii) our CFO, and (iii) our three other most highly compensated executive officers, including our Founder and Chairman of the Board. On November 7, 2011, the Company appointed John Sullivan as its Executive Vice President and Chief Operating Officer. We expect Mr. Sullivan will be listed in the Company’s fiscal 2013 proxy statement as an NEO.

Name	Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(3)	All other Compensation ($)(4)	Total ($)
David Jaffe	President and Chief Executive	2012	996,923		3,364,414	761,600	1,877,858		167,711	7,168,505
		2011	975,585		1,160,537	2,280,014	1,075,550		106,221	5,597,907
	Officer	2010	950,000		2,068,588	2,036,000	1,543,750		149,462	6,747,800

Elliott S. Jaffe	Chairman of	2012	400,405			95,200			187,557	683,162
	the Board	2011	387,755			94,000			182,740	664,495
		2010	377,100			37,750			206,412	621,262

Michael W. Rayden	Chief Executive Officer, Tween Brands, Inc(5)	2012	1,050,000		1,013,906	761,600	2,475,144		385,003	5,685,654
		2011	1,050,000		1,284,812	876,000	2,520,000		412,823	6,143,635
		2010	726,923		1,579,825	710,400	2,772,000		218,629	6,007,777

Armand Correia	Executive Vice	2012	417,794		681,805	238,000	453,587		78,236	1,869,421
	President and	2011	405,305		325,016	273,750	405,733		76,251	1,486,055
	Chief Financial Officer	2010	392,000		687,228	152,000	427,795		84,078	1,743,101

Gene Wexler	Senior Vice President,	2012	379,392		455,823	142,800	347,417		32,473	1,357,905
	General Counsel and	2011	369,654		210,310	219,000	268,947		33,415	1,101,326
	Assistant Secretary	2010	340,000		540,486	152,000	304,205		19,350	1,356,041

(1)

Reflects the aggregate grant date fair value calculation in accordance with FASB ASC Topic 718. Amounts include both time-vesting restricted stock awards and restricted stock awards subject to performance conditions. Assumptions used in the valuation of equity based awards are discussed in “Stock-Based Compensation” in Note 19 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended July 28, 2012.

(2)

The amounts shown for fiscal 2010, 2011 and fiscal 2012 represent amounts earned under (i) the 162(m) Plan with respect to Messrs. David Jaffe and Rayden, and (ii) the IC Plan for Messrs. Correia and Wexler. Elliot S. Jaffe was not eligible for any incentive bonus under the Company’s incentive plans.

(3)	We have no defined benefit pension plans. All earnings in our nonqualified Executive Retirement Plan are at market values and are therefore omitted from the table.

(4)	A detailed breakdown of “All Other Compensation” for fiscal 2012 is provided in the following table:

Name	Contributions to Executive Officer’s Defined Contribution Plan Accounts ($)	Payments made for Supplemental Retirement Benefits ($)(a)	Payments made for Life Insurance ($)		Personal Use of Company Plane ($)(b)	Total ($)
David Jaffe	150,234		17,477			167,711
Elliot S. Jaffe	18,130	169,427				187,557
Michael Rayden	174,462		32,574	(c)	177,971	385,003
Armand Correia	41,758		36,477			78,236
Gene Wexler	32,473					32,473

(a)

Represents supplemental retirement benefit as discussed under “Retirement Agreements” below. This amount is adjusted on an annual basis for cost-of-living increases as determined using the Consumer Price Index.

(b)	Represents the aggregate incremental cost to the Company for personal use of the Company’s aircraft.
(c)	Represents life insurance premiums of $19,733 and tax gross-ups of $12,841.

(5)	As Mr. Rayden joined the Company as chief executive officer of Tween Brands, Inc. on November 25, 2009, the amounts shown above for fiscal 2010 represent amounts earned by him on or after such date.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2012

The following table provides information regarding the grants of plan-based awards made to the NEOs during fiscal 2012.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)
Name	Grant Date or Performance Period	Plan*	Threshold ($)	Target ($)	Max ($)	Threshold ($)	Target ($)	Max ($)
David Jaffe	FY12	162(m)	625,000	1,250,000	2,500,000
	FY12-FY14	14LTIP				80,000	160,000	320,000
	10/12/2011	11LTIP							46,158(4)				664,214
	6/19/2012	RSU							35,000(5)				681,800
	9/21/2011	NQ								160,000		13.14	761,600

Elliot S. Jaffe	9/21/2011	NQ								20,000	(6)	13.14	95,200

Michael Rayden	FY12	162(m)	630,000	1,260,000	2,520,000
	FY12-FY14	14LTIP				38,985	77,970	155,940
	6/19/2012	RSU							1,000(5)				19,480
	9/21/2011	NQ								160,000		13.14	761,600

Armand Correia	FY12	ICP	164,234	328,467	656,934
	FY12-FY14	14LTIP				10,000	20,000	40,000
	10/12/2011	11LTIP							12,926(4)				186,005
	6/19/2012	RSU							12,500(5)				243,500
	9/21/2011	NQ								50,000		13.14	238,000

Gene Wexler	FY12	ICP	114,330	228,660	457,320
	FY12-FY14	14LTIP				3,750	7,500	15,000
	10/12/2011	11LTIP							8,180(4)				117,710
	6/19/2012	RSU							12,500(5)				243,500
	9/21/2011	NQ								30,000		13.14	142,800

* Plan:

ICP = Incentive Compensation Plan

NQ = Non-qualified stock options (granted under the Stock Incentive Plan)

11LTIP = 2011 Long-Term Incentive Plan (granted under the Stock Incentive Plan)

14LTIP = 2014 Long-Term Incentive Plan (granted under the Stock Incentive Plan)

162(m) = Executive 162(m) Bonus Plan

(1)

Amounts represent the range of annual cash incentive awards the NEO was potentially entitled to receive based on the achievement of his performance goals during fiscal 2012 under the 162(m) Plan for David Jaffe and Mr. Rayden, and under the IC Plan for Mr. Correia and Mr. Wexler. See “Incentive Bonus Plan” under the “Compensation Discussion and Analysis” above for more information for more information regarding the bonus targets under the 162(m) Plan, and the IC Plan.

(2)

Amounts represent the range of shares of fully-vested stock that each eligible NEO may potentially be granted based on the Company’s achievement of the performance goals established for the three-year fiscal 2012, 2013 and 2014 cycle under the 2014 LTIP. Shares are not actually granted under the 2014 LTIP until the Compensation Committee has certified the level of achievement for each performance metric under the 2014 LTIP and has determined the number of shares that each participant has earned, which will occur after the Company files its Annual Report on Form 10-K for fiscal 2014, such date the “grant date”. The Threshold amount represents the minimum number of shares that could be awarded if all goals are achieved at the threshold level, the Target amount represents the number of shares that could be awarded if 100% of the goals are achieved, and the Maximum amount represents the maximum number of shares that could be awarded under the 2014 LTIP.

Shares of stock granted based on the achievement of the financial goals under the 2012 LTIP are not reflected in this table as the grant date occurred after the end of fiscal 2012. Potential awards under the 2015 LTIP are not reflected in this table as the potential awards were approved by the Compensation Committee after the end of fiscal 2012.

(3)

Represents a stock option award made pursuant to the Company’s annual stock option grant, as described above in the Compensation Discussion and Analysis under “Non-Qualified Stock Options and Restricted Stock and RSUs under the Stock Incentive Plan.”

(4)

Represents restricted stock granted based on the 50% payout level achieved based on performance under the level of performance achieved of performance under the 2011 Long-Term Incentive Plan adopted under the Stock Incentive Plan (the “2011 LTIP”). 33% of the award vested on July 30, 2012 and the remaining shares vest equally over the next two years on each July 30.

(5)

Represents restricted stock units granted under the Stock Incentive Plan, as described above in the Compensation Discussion and Analysis under “Non-Qualified Stock Options and Restricted Stock and RSUs under the Stock Incentive Plan.” The awards granted to Messrs. Correia and Rayden were fully vested on the grant date as they have satisfied the Total Years Test. The awards granted to Messrs. David Jaffe and Wexler will vest in two equal installments on each of June 19 2013 and 2014.

(6)

Represents a stock option to purchase shares of our common stock awarded to Elliot Jaffe in connection with his service as a director, as described above under “Questions and Answers About Our Board and Corporate Governance Matters – How are directors compensated?”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2012

The following table provides information relating to outstanding equity awards held by the NEOs at July 28, 2012.

			Option Awards				Stock Awards
Name	Plan*		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
David Jaffe	NQ	(3)	600,000		3.38	12/9/2012
	NQ	(3)	600,000		5.92	10/12/2015
	NQ	(4)	300,000	200,000	7.49	9/18/2018
	NQ	(5)	80,000	80,000	8.83	9/24/2019
	NQ	(6)	150,000	150,000	15	12/9/2019
	NQ	(7)	40,000	120,000	11.69	9/23/2020
	NQ	(7)	37,500	112,500	11.69	9/23/2020
	NQ	(3)	88,644		15.54	3/9/2021
	NQ	(12)		160,000	13.135	9/21/2021
	RSU	(11)					35,000	661,850
	11LTIP	(8)					46,158	872,848
	12LTIP	(9)							62,706	1,185,770
	13LTIP	(10)							49,217	930,693
	14LTIP	(13)							80,000	1,512,800

Elliott S. Jaffe	NQ	(3)	480,000		5.92	10/12/2015
	NQ	(3)	20,000		7.03	11/28/2017
	NQ	(4)	6,000	4,000	7.49	9/18/2018
	NQ	(5)	6,666	3,334	8.83	9/24/2019
	NQ	(7)	5,000	15,000	11.69	9/23/2020
	NQ	(13)		20,000	13.13	9/21/2021

Michael W. Rayden	NQ	(6)	80,000	80,000	10.39	12/9/2019
	NQ	(7)	40,000	120,000	11.69	9/23/2020
	NQ	(12)		160,000	13.13	9/21/2021
	12LTIP	(9)							42,918	811,579
	13LTIP	(10)							50,623	957,281
	14LTIP	(13)							38,985	737,206

Armand Correia	NQ	(4)	50,471	24,000	7.495	9/18/2018
	NQ	(5)	30,000	10,000	8.835	9/24/2019
	NQ	(7)	12,500	37,500	13.135	9/23/2020
	NQ	(12)		50,000	11.695	9/21/2021
	12LTIP	(9)							12,926	244,431
	13LTIP	(10)							19,406	366,967
	14LTIP	(13)							10,000	189,100

Gene Wexler	NQ	(3)	8,000		11.65	11/29/2016
	NQ	(4)	80,000	20,000	7.495	9/18/2018
	NQ	(5)	30,000	10,000	8.835	9/24/2019
	NQ	(7)	20,000	20,000	11.695	9/23/2020
	NQ	(12)		30,000	13.135	9/21/2021
	RSU	(11)					12,500	236,375
	11LTIP	(8)					8,180	154,684
	12LTIP	(9)							13,465	254,623
	13LTIP	(10)							8,919	168,658
	14LTIP	(13)							3,750	70,913

*	Plan/Type of Award:

NQ = Non-qualified stock option

RSU = Restricted Stock Units

11LTIP= 2011 Long Term Incentive Plan

12LTIP= 2012 Long Term Incentive Plan

13LTIP= 2013 Long Term Incentive Plan

14LTIP= 2013 Long Term Incentive Plan

(1)	The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($18.91) on July 28, 2012.
(2)

The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($18.91) on July 28, 2012. The amounts assume that all goals under the Long-Term Incentive Plan will be achieved at the threshold level. The amounts indicated are not necessarily indicative of the amounts that may be realized by our NEOs.

(3)	This award is fully vested.
(4)	20% of the options relating to this award vested on September 18, 2012 and the remaining unexercisable options relating to this award vest on September 18, 2013.
(5)	25% of the options relating to this award vested on September 24, 2012 and the remaining unexercisable options relating to this award vest on each September 24, 2013.
(6)	The unexercisable options relating to this award vest equally over the next two years on each December 9th.
(7)	25% of the options relating to this award vested on September 23, 2012 and the remaining unexercisable options relating to this award vest equally over the next two years on each September 23rd.
(8)	This award relates to the 2011 LTIP. 33% of the award vested on July 23, 2012 and the remaining shares vest equally over the next two years on each July 23.
(9)

This award relates to the db/m 2012 LTIP (for Mr. Rayden, the Justice 2012 LTIP) for which the performance period ended on July 28, 2012. The amounts reported represent the actual number of shares of restricted stock granted under the LTIPs. For Messrs. Jaffe and Wexler, the awards will vest on July 28, 2013. Messrs. Correia and Rayden satisfy the Total Years Test and were entitled to immediate vesting of their awards upon grant.

(10)

This award relates to the 2013 LTIP for which the performance period will end on July 27, 2013, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts of restricted stock as defined in the 2013 LTIP.

(11)	These unvested restricted stock units will vest equally over the next two years on each June 13th.
(12)	25% of the options relating to this award vest equally over the next four years on each September 21st.
(13)

This award relates to the 2014 LTIP for which the performance period will end on July 25, 2014, provided we meet the minimum performance target necessary to achieve the minimum (threshold) payouts of restricted stock as defined in the 2014 LTIP.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2012

The following table shows information about stock options exercised by our NEOs and stock awards held by our NEOs that vested during fiscal 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David Jaffe	600,000	8,454,000	25,000	360,000
Elliot S. Jaffe	—	—	—	—
Michael W. Rayden	—	—	1,000	19,480
Armand Correia	67,500	805,506	27,426	456,005
Gene Wexler	—	—	10,000	144,000

(1)

The value realized upon the exercise of the stock options reflect the number of options multiplied by the difference between the closing stock price of our common stock on the date of the exercise and exercise price of the options.

(2)	The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vested.

PENSION BENEFITS

Other than the supplemental retirement benefit agreements for Elliot S. Jaffe and Mrs. Roslyn Jaffe (see “Retirement Agreements” below) we do not maintain any defined benefit pension plans for our officers and directors.

EMPLOYMENT AGREEMENTS AND EMPLOYMENT LETTERS

We have entered into “employment agreements” with Elliot S. Jaffe, David Jaffe and Michael W. Rayden. We have entered into “employment letters” with Armand Correia and Gene Wexler. An “employment agreement” provides an executive with a time period (or “term”) during which he will be employed by the

Company. An “employment letter” does not have a term of employment. Rather, the letter sets forth the minimum compensation and benefits that the executive will receive during his employment. An executive with an employment letter is an “employee at will” (i.e., the Company may terminate such executive at any time with or without Cause, subject to any applicable severance provisions, including the Executive Severance Plan).

The Compensation Committee believes that these employment agreements and employment letters are important to our executives and to the Company. Each executive benefits from clarity of the terms of his or her employment. The Company enhances its ability to retain the services of its executives. The Compensation Committee periodically reviews the terms of the employment agreements and employment letters and amends them as necessary to remain competitive and to carry out its objectives. Details of the terms of the specific employment agreements and employment letters are discussed below.

David Jaffe

David Jaffe is employed by the Company pursuant to an employment agreement, dated May 2, 2002. Pursuant to an Amendment to Mr. Jaffe’s employment agreement approved by the Compensation Committee in fiscal 2012, effective as of September 21, 2011, the automatic annual renewal of his employment agreement for additional one-year terms (which was previously contained in his employment agreement) was replaced with a fixed three-year term ending on September 21, 2014.

The agreement provides for an annual salary of $650,000 per year or such higher salary as the Compensation Committee may set from time to time ($1,000,000 for fiscal 2012). The agreement entitles Mr. Jaffe to participate in all of the Company’s retirement, insurance, bonus, incentive and other benefit plans, including the 162(m) Plan and the Stock Incentive Plan. It also provides for certain perquisites, however, in fiscal 2010 he agreed to an increase in his base salary in lieu of such perquisites. Mr. Jaffe may terminate his employment under his agreement following a Change in Control (as defined below). In such event, he would be entitled to an amount equal to two years’ salary paid in installments for a period equal to the period remaining in his employment term, but not less than one year (such period, the “Remaining Term”). Mr. Jaffe may also terminate his employment under his agreement prior to Change in Control for “Good Reason” (as defined below) after providing at least 60 days prior written notice of termination. If Mr. Jaffe terminates his employment for Good Reason or the Company terminates his employment without “Cause” (as defined below), he would be entitled to continued payment of his salary for a period equal to the Remaining Term. The agreement further provides for continued salary and continued health and medical coverage for the Remaining Term, or, in the event of death, one year, following termination of employment by reason of death or “Total Disability” (as defined below). Severance amounts payable under the agreement, except for amounts payable upon Mr. Jaffe’s death, will be subject to a possible six-month delay pursuant to Section 409A. The agreement also contains non-competition and non-solicitation restrictions effective during the employment term and for one year thereafter as well as a perpetual non-disparagement restriction. For further information regarding Mr. Jaffe’s employment agreement and the payments to which he may be entitled thereunder, see below under “Potential Payments Upon Termination or Change in Control – David Jaffe.”

“Cause” is generally defined in Mr. Jaffe’s employment agreement to include conviction of a crime, intentional and willful failure to satisfactorily perform employment duties reasonably requested by our Board, fraud or embezzlement, gross misconduct or gross negligence that has a substantial adverse effect on the Company or its affiliates, an intentional and willful act or omission which is materially detrimental to our business or reputation, or Mr. Jaffe’s willful breach of the covenants set forth in his employment agreement (which include covenants not to compete, not to solicit our employees and not to disparage the Company).

“Good Reason” is generally defined in Mr. Jaffe’s employment agreement as the occurrence, without Mr. Jaffe’s consent, of any of the following: a material demotion in his position, job duties or responsibilities, our failure to pay him his compensation or benefits, the relocation of Mr. Jaffe’s principal place of work at least 35 miles from its current location, any material breach of any of our obligations under his agreement, or a “Change in Control” following which Mr. Jaffe provided a notice of termination.

“Change in Control” is generally defined in Mr. Jaffe’s employment agreement as: (a) any “person” (as defined in the Exchange Act) becoming the beneficial owner of 30% or more of the outstanding common stock of the Company (excluding affiliates of the Company); (b) a change of a majority of the Board after May 2, 2002 (the “Incumbent Directors”), unless the election of a new director was supported by two-thirds of the Incumbent Directors (which includes any new director whose election was supported by two-thirds of the Incumbent Directors); (c) the Company adopts a plan of liquidation of all or substantially all of its assets; (d) the Company disposes of all or substantially all of the assets or business of the Company pursuant to a merger, consolidation or other transaction; or (e) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interest of the combined company.

“Total Disability” is generally defined in Mr. Jaffe’s employment agreement as Mr. Jaffe being physically or mentally incapacitated such that Mr. Jaffe is incapable of performing his material duties under the employment agreement for a period of ninety (90) consecutive days or 120 non-consecutive days in any 12 month period. Receipt of disability under the Company’s long-term disability plan or receipt of Social Security disability benefits is conclusive evidence of Total Disability, or in the absence of such a Company plan, a determination of Total Disability by an impartial physician.

Elliot S. Jaffe

Elliot S. Jaffe, in accordance with the terms of an employment agreement, dated May 2, 2002, gave notice of his election to terminate his term as Executive Chairman of the Board effective on July 30, 2006. In an amendment effective July 30, 2006, the terms of the 2002 agreement were amended to provide that Mr. Jaffe will continue to be employed by the Company initially as Chairman of the Board at a reduced salary of $350,000 per year (subject to cost of living increases). The Company may terminate Mr. Jaffe’s employment on at least 90 days’ advance notice at any time after July 30, 2016. The 2006 amendment eliminated a number of Mr. Jaffe’s personal benefits, including his eligibility for a bonus and any change-of-control payment. Under the 2006 amendment, commencing on July 30, 2006, Mr. Jaffe also became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase, as well as health insurance coverage for life similar to the Company’s current health plan. Mr. Jaffe is obligated to provide no more than 24 days per fiscal year of advisory and consultative services to the Company and is subject to non-competition restrictions following his termination of employment. Mr. Jaffe, while he continues to serve as Chairman of the Board, will be entitled to an office and secretarial assistance. All other terms, conditions and covenants of the 2002 agreement remain in full force and effect, including a lump sum payment equal to one-year’s salary based on the salary rate last in effect prior to his termination of employment by reason of death.

Michael W. Rayden

Michael W. Rayden is employed as CEO of Justice pursuant to an amended and restated employment agreement entered into with Justice on April 23, 2010, which agreement preserves Mr. Rayden’s rights and entitlements under the Prior Agreements (as defined below), makes certain changes to the terms of Mr. Rayden’s employment with Justice that are designed, among other things, to incentivize and retain Mr. Rayden, and sets forth Mr. Rayden’s entitlements in a single document. “Prior Agreements” means the employment agreement between Mr. Rayden and Justice, effective as of December 3, 2008, and the letter agreement between Mr. Rayden and the Company dated June 24, 2009, all of which have been superseded and replaced in their entirety by the current agreement.

The agreement expires on December 3, 2013, with successive one year extensions unless Justice or Mr. Rayden gives 15-month advance notice. The Company is a party to the agreement solely with respect to certain provisions, including provisions involving equity compensation, long term incentive bonuses and performance bonuses.

The agreement preserves Mr. Rayden’s current annual salary of $1,050,000 per year, which may be increased by the Compensation Committee, and provides for an annual bonus under the Company’s annual incentive bonus program, which target payout will not be less than 120% of his then current base salary. In addition, effective January 24, 2010, Mr. Rayden is eligible to participate in the Company’s LTIPs, with a target award equal to 120% of base salary.

The agreement provides that Mr. Rayden is eligible to receive equity compensation as determined by the Compensation Committee, in its sole discretion, including an annual equity award in the form determined by the Compensation Committee which will have the same value as any annual equity award made in the normal course to the Company’s Chief Executive Officer. In addition, Mr. Rayden is entitled to accelerated vesting of his restricted stock and RSUs and continued vesting of his options upon termination of employment pursuant to his satisfaction of the Total Years Test.

Mr. Rayden is eligible to receive a long term performance-based bonus under the Justice EBITDA Bonus, as described under “Justice EBITDA Bonus for Mr. Rayden” on page 34 of this proxy statement.

Consistent with the Prior Agreements, upon any termination of Mr. Rayden’s employment, other than a termination by Justice for Cause, Mr. Rayden is entitled to a lump sum payment in the amount of $9,106,365 (the “Severance Payment”), subject to his execution of a release. The Severance Payment reflects the value of the cash severance amounts and other termination benefits payable to Mr. Rayden under the Prior Agreements. Following his termination date an amount equal to the Severance Payment will be deposited in a rabbi trust. On the earlier of the six-month anniversary of his termination and his death, Mr. Rayden will be entitled to receive the amount held in trust, any earnings thereon, and the difference between such earnings and $400,000. Upon Mr. Rayden’s termination of employment for any reason, including as a result of non-renewal, Mr. Rayden is subject to certain restrictive covenants, including two-year non-competition and non-solicitation restrictive covenants.

Consistent with the Prior Agreements, Mr. Rayden will be entitled to participate in benefit plans, practices and programs maintained by Justice and made available to similarly situated executives generally from time to time. In addition, for the duration of the term of the Employment Agreement the agreement provides that Mr. Rayden will continue to be entitled to limited use of Justice’s aircraft, subject to the terms and conditions described above under “Executive Perquisites” on page 35 of this proxy statement. Justice will maintain $5,000,000 of term life insurance coverage payable to Mr. Rayden’s designated beneficiary. Mr. Rayden is entitled to a golden parachute (280G) excise tax gross-up and a Code Section 409A tax gross-up, both of which are preserved benefits from the agreements governing Mr. Rayden’s employment with Justice prior to its acquisition by the Company.

“Cause” is generally defined under Mr. Rayden’s employment agreement as Mr. Rayden having (1) pled “guilty or “no contest” to or been convicted of a felony act, (2) committed intentional gross misconduct, fraud or gross negligence in connection with his duties that is determined to be materially harmful to Justice, or (3) committed a material breach of the agreement that is materially and demonstrably injurious to Justice.

Employment Letters

We have entered into employment letters with each of Messrs. Correia and Wexler. A description of such letters follows:

Armand Correia

Mr. Correia’s employment letter was entered into in 1991. His employment can be terminated at any time by either the Company or Mr. Correia. Mr. Correia is entitled to a base salary of at least $150,000 per year ($419,756 for fiscal 2012), subject to possible increase based on annual performance reviews, as well as standard executive benefits, including participation in our bonus, option, life insurance, medical and dental, and short-term and long-term disability plans. As discussed below under “Executive Severance Plan,” Mr. Correia is entitled to severance and other benefits upon certain terminations of employment.

Gene Wexler

Mr. Wexler’s employment letter was entered into in 2005. He is entitled to a base salary of at least $250,000 per year ($381,100 for fiscal 2012), subject to possible increase based on annual performance reviews, as well as standard executive benefits, including participation in our bonus, option, life insurance, medical and dental, and short-term and long-term disability plans. As discussed below under “Executive Severance Plan,” Mr. Wexler is entitled to severance and other benefits upon certain terminations of employment. Mr. Wexler’s entitlement under the Executive Severance Plan replaces and supersedes in its entirety the severance benefits set forth under his employment letter.

Retirement Agreements

Elliot S. Jaffe

Commencing July 30, 2006, Elliot S. Jaffe became eligible to receive a supplemental retirement benefit of $150,000 per year for life, subject to an annual cost-of-living increase.

Mrs. Roslyn S. Jaffe

We also entered into a retirement agreement with Mrs. Jaffe. The agreement provides Mrs. Jaffe, in light of her role as co-founder of the Company and her 44 years of service to the Company at the time of her retirement, with a supplemental retirement benefit, commencing July 30, 2006, of $50,000 per year for life, subject to an annual cost-of-living increase.

EXECUTIVE SEVERANCE PLAN

We maintain the Executive Severance Plan in order to provide severance benefits to certain selected executive-level employees, including NEOs Messrs. Correia and Wexler. The following summary describes the key provisions of the Severance Plan as they apply to Messrs. Correia and Wexler.

The Severance Plan provides that in the event of a termination of employment by the Company without “Cause” (as defined below), other than a termination that constitutes a termination in connection with a Change in Control (as defined below), Messrs. Correia and Wexler will be eligible for the following:

•	Salary continuation as follows: 12 months for Mr. Correia, and three weeks per anniversary year, subject to a minimum of six months and a maximum of 12 months for Mr. Wexler;

•	a pro rata portion of his semi-annual bonus based on actual results; and

•	continued health insurance coverage at the active employee rate for a period up to 12 months for Mr. Correia, and the salary continuation period for Mr. Wexler.

In lieu of the several benefits described above, if Messrs. Correia or Wexler is terminated without Cause or terminates employment for “Good Reason” (as described below) during (1) the 90 day period prior to a Change in Control (such termination, a “Pre-CIC Termination”), or (2) the period commencing on a Change in Control and ending 12 months later (such termination, a “Post-CIC Termination), such NEO will be eligible for the following upon the Change in Control (in the case of a Pre-CIC Termination), or upon the termination date (in the case of a Post-CIC Termination):

•	a lump sum equal to the sum of annual base salary (including value of car allowance, if any) plus target bonus (multiplied, solely with respect to Mr. Correia, by 1.5);

•	continued health insurance coverage at the active employee rate for a period of up to 18 months for Mr. Correia and 12 months for Mr. Wexler; and

•

in the case of a Post-CIC Termination, full vesting of any unvested equity awards (in the case of a Pre-CIC Termination, a lump sum cash equivalent payment equal to the fair market value of the unvested equity awards that were forfeited upon the NEOs termination).

The period commencing 90 days prior to a Change in Control and ending on the 12 month anniversary of a Change in Control is referred to as the “CIC Protection Period.”

The severance benefits payable under the Severance Plan are subject to: (1) the six month delay under Section 409A of the Code; (2) the execution and non-revocation of a general release of claims in favor of the Company within a specified time period; (3) the NEO’s compliance with certain non-competition and non-solicitation restrictive covenants; and (4) reduction to avoid any excise tax on “parachute payments” if the NEO would benefit from such reduction as compared to paying the excise tax. Any benefits payable under the Severance Plan to Mr. Correia or Mr. Wexler supersede and are in lieu of any severance benefits and/or payments provided under any other agreements, arrangements or severance plans by and between such NEO and the Company.

“Cause” as defined in the Severance Plan generally means (1) conviction of a crime (including conviction on a nolo contendere plea) involving the commission of a felony or of a criminal act involving fraud, dishonesty, or moral turpitude; (2) material failure to satisfactorily perform employment duties; (3) fraud or embezzlement; (4) gross misconduct or gross negligence that has a substantial adverse effect on the Company or an affiliate; or (5) intentional and willful act or omission that is materially detrimental to the business or reputation of the Company or an affiliate.

“Change in Control” as defined in the Severance Plan generally means: (1) any person becomes a beneficial owner during the twelve (12) month period ending on the date of the most recent acquisition by such person of 30% or more of the total voting power of the outstanding stock of the Company, excluding affiliates of the

Company; (2) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constitute the Board, and any new director other than a director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the twelve-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (3) all or substantially all assets of the Company were disposed of pursuant to a merger, consolidation or other transaction; or (4) the Company combines with another company and is the surviving corporation, but, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 50% or less of the common stock or other ownership interests of the combined company.

“Good Reason” as defined in the Severance Plan generally means: (1) any material diminution of the responsibilities, duties or authority; (2) any reduction in base salary and/or benefits, other than a reduction that is uniformly applied to similar situated employees; (3) relocation of the employee’s principal place of work outside of a thirty (30) mile radius of the then current location; or (4) the failure of any successor to the Company to assume the Severance Plan.

NONQUALIFIED DEFERRED COMPENSATION IN FISCAL 2012

After satisfying a waiting period, our NEOs are eligible for participation in our Executive Retirement Plan, which is an unfunded, unsecured nonqualified defined contribution plan. The Executive Retirement Plan allows our executives to defer a maximum of 95% of their base salary and any bonuses paid or other performance-based cash compensation awarded. Elections to participate in the Executive Retirement Plan are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.

We make Company contributions to the Executive Retirement Plan in an amount determined by us for each plan year. For fiscal 2012, our NEOs who were eligible for participation received a Company matching contribution of 100% on the first 5% of base salary and bonus deferred. Employees are immediately vested in deferrals of their own compensation. Company matching contributions vest in 25% increments after 2 years, 3 years, 4 years and 5 years of service with the Company.

The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, Company matching contributions, plus earnings (or minus losses). We do not deposit any amounts into any trust or other account for the benefit of plan participants. In accordance with tax requirements, the assets of the Executive Retirement Plan are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the participant. Investment option transfers may be made daily. There are 27 investment options available to plan participants, including fixed income funds, domestic and international equity funds, blended funds and pre-allocated lifestyle fund investments. Interest and gains or losses on each deemed investment are credited or debited to each participant’s account on a monthly basis based on the actual performance of the funds in which the participant is deemed invested.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time the deferral is made, subject to Section 409A of the Code. A participant may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, an unforeseeable emergency or a change of control, each of the last two events as defined in Section 409A of the Code. A participant may elect to receive distributions while still employed by the Company if he or she elects to have in-service or education distributions, made at a date specified by the participants.

The following table shows the executive and Company contributions, earnings and account balances for the NEOs.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate (Loss) Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End
David Jaffe	2,073,101	150,234	346,560		10,549,048
Elliot S. Jaffe	36,260	18,130	160,587		4,331,103
Michael W. Rayden	174,462	174,462	9,390	608,564	192,073
Armand Correia	677,906	41,758	120,516		6,531,266
Gene Wexler	32,473	32,473	4,568		266,277

(1)

All executive contributions represent amounts deferred by each NEO under the Executive Retirement Plan and are included as compensation in the Summary Compensation Table under “Salary”, and “Non-Equity Incentive Plan Compensation.”

(2)	All registrant contributions are reported under “All Other Compensation” in the Summary Compensation Table.
(3)

These amounts are not reported in the Summary Compensation Table as the earnings included in this column are based on the investment options selected by the NEO, none of which provide interest above the market rate.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The tables below describe and estimate additional compensation and benefits that our NEOs would become entitled to pursuant to their employment agreements, employment letters and other arrangements between us and them upon a termination of their employment in certain circumstances or in the event of a Change in Control, in each case assuming such event had occurred on July 28, 2012. Where applicable, the amounts payable assume a $18.82 fair value of our common stock (the closing price on July 27, 2012). We have calculated these estimated payments to meet SEC disclosure requirements. The estimated payments are not necessarily indicative of the actual amounts any of our NEOs would receive in such circumstances. The table excludes (i) compensation amounts accrued through July 28, 2012 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, and (ii) vested account balances under our retirement plan that are generally available to all of our salaried employees. In addition, where applicable, the amounts reflected for bonuses reflect the actual amounts paid to the NEO for fiscal 2012, since the hypothetical termination or Change in Control date is the last day of the fiscal year for which the bonus is to be determined.

In addition to these payments, participants in our Executive Retirement Plan, including the NEOs, may elect to receive distributions, either in a lump sum or in installments, upon his or her termination of employment with the Company, disability, death, or following a Change in Control (subject to Section 409A of the Code). Each NEO’s account balance under the Executive Retirement Plan as of the end of fiscal 2012 is set forth under the “Aggregate Balance at Last Fiscal Year End” column of the Nonqualified Deferred Compensation Table above.

Payments and Benefits for Mr. David Jaffe

	Base Salary ($)		Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause or for Good Reason Prior to a Change in Control	2,153,846	(1)	0		11,443,512	13,597,358
Voluntary Termination Upon or Following a Change in Control	2,000,000	(2)	0		11,443,512	13,443,512
Change in Control—No Termination	0		0		11,443,512	11,443,512
Death	1,000,000	(3)	16,766	(4)	11,443,512	12,460,278
Total Disability	2,153,846	(1)	36,111	(5)	11,443,512	13,633,469
Termination for Cause or without Good Reason Prior to a Change in Control	0		0		0	0

(1)	Represents an amount equal to his base salary for the period from July 29, 2012 through the end of the term of his employment agreement.
(2)	Represents an amount equal to 2 times his base salary.
(3)	Represents an amount equal to his base salary.
(4)	Represents our payment for the cost of continuation health coverage for his family for 12 months following his termination.
(5)	Represents our payment for the cost of continuation health coverage for the period from July 29, 2012 through the end of the term of his employment agreement.
(6)

Represents the fair market value of our common stock on July 28, 2012, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Elliot S. Jaffe

	Base Salary ($)		Acceleration of Equity Awards ($)(2)	Total ($)
Termination without Cause or for Good Reason	0		303,187	303,187
Termination For Cause or without Good Reason	0		303,187	303,187
Change in Control—No Termination	0		303,187	303,187
Death	395,450	(1)	303,187	698,637
Disability	0		303,187	303,187

(1)	Represents an amount equal to his base salary.
(2)

Represents the fair market value of our common stock on July 28, 2012, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Rayden

	Lump Sum Payment ($)		Termination EBITDA Bonus ($)		Acceleration of Equity Awards ($)(3)	Total ($)
Termination without Cause or Voluntary Termination	9,106,365	(1)	19,607,000	(2)	4,978,867	33,692,232
Termination for Cause	0		0		0	0
Change in Control—No Termination	0		0		4,978,867	4,978,867
Death or Disability	9,106,365	(1)	19,607,000	(2)	4,978,867	33,692,232

(1)

Represents a one-time lump sum severance payment that will be deposited in a rabbi trust and will be paid to Mr. Rayden. Mr. Rayden will also be entitled to any accrued earnings attributable to investments while held in the rabbi trust, plus an amount equal to the difference between any such earnings and $400,000.

(2)	Represents an accelerated payment of Justice EBITDA Bonus based on results through the termination date.
(3)

Represents the fair market value of our common stock on July 28, 2012, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Mr. Rayden is also entitled to receive a golden parachute (Code Section 280G) excise tax gross-up and a Code Section 409A tax gross-up as a result of the preservation of his previous entitlements under his prior arrangements with Justice. Based on the Company’s estimates, however, he would not have been subject to an excise tax payment under Code Section 280G or an additional tax under Code Section 409A in the event of a Change in Control or termination of employment occurring on July 28, 2012.

Payment and Benefits for Mr. Correia

	Base Salary ($)		Bonus ($)		Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause prior to a CIC Protection Period	437,956	(1)	256,165	(3)	12,703	(4)	1,752,521	2,459,344
Voluntary Termination prior to a CIC Protection Period or Voluntary Termination without Good Reason during a CIC Protection Period	0		0		0		0	0
Termination without Cause or for Good Reason during a CIC Protection Period	656,934	(2)	0		19,054	(5)	1,752,521	2,428,509
Change in Control—No Termination	0		0		0		1,752,521	1,752,521
Death or Disability	0		0		0		1,752,521	1,752,521
Termination for Cause	0		0		0		0	0

(1)	Represents an amount equal to his base salary (plus value of car allowance).
(2)	Represents an amount equal to 1.5 times the sum of his base salary (plus value of car allowance) plus his fiscal 2012 target bonus.
(3)	Represents the amount of his semi-annual bonus for the fiscal 2012 spring season.
(4)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.
(5)	Represents our payment for the cost of continuation health coverage for 18 months following his termination.
(6)

Represents the fair market value of our common stock on July 28, 2012, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Payments and Benefits for Mr. Wexler

	Base Salary ($)		Bonus ($)		Health Benefits ($)		Acceleration of Equity Awards ($)(6)	Total ($)
Termination without Cause prior to a CIC Protection Period	190,550	(1)	209,983	(3)	9,413	(4)	1,531,853	1,941,799
Voluntary Termination prior to a CIC Protection Period or Voluntary Termination without Good Reason during a CIC Protection Period	0		0		0		0	0
Termination without Cause or for Good Reason during a CIC Protection Period	609,760	(2)	0		18,826	(5)	1,531,853	2,160,439
Change in Control—No Termination	0		0		0		1,531,853	1,531,853
Death or Disability	0		0		0		1,531,853	1,531,853
Termination for Cause	0		0		0		0	0

(1)	Represents an amount equal to 6 months of his base salary.
(2)	Represents an amount equal to his base salary plus his fiscal 2012 target bonus.
(3)	Represents the amount of his semi-annual bonus for the fiscal 2012 spring season.
(4)	Represents our payment for the cost of continuation health coverage for 6 months following his termination.
(5)	Represents our payment for the cost of continuation health coverage for 12 months following his termination.

(6)

Represents the fair market value of our common stock on July 28, 2012, less the exercise price, if applicable, multiplied by the number of shares of our common stock underlying all equity awards held by him on such date that would have become vested and exercisable or for which the restrictions thereon would have lapsed had such event occurred on such date.

Acceleration of Equity Awards

As discussed in the Compensation Discussion and Analysis under the headings “Non-Qualified Stock Options, RSUs and PSUs under the Stock Incentive Plan” and “Long-Term Incentive Plans”, eligible employees, including our NEOs, may be awarded PSUs, non-qualified stock options, shares of restricted stock or RSUs that vest over a specified period of years that vary based on the type and timing of the award (unless, in the case of restricted stock and RSUs, the shares are subject to immediate vesting because the recipient satisfies the “Total Years Test”). Prior to its amendment and restatement effective December 17, 2010, the Stock Incentive Plan and relevant award agreements, however, provided for accelerated vesting of certain equity awards following a Change in Control of the Company or upon certain termination events, as described below. To reflect corporate governance best practices, the provisions relating to a change of control of the Company were modified pursuant to the amendment and restatement of the Stock Incentive Plan for awards granted on or after December 17, 2010, as set forth below.

Change in Control Provisions under the Stock Incentive Plan

Effective with respect to grants made under the Stock Incentive Plan on or after December 17, 2010, unless otherwise determined at grant, such awards will not automatically vest upon a Change in Control (i.e., a “single trigger”), but will vest upon an involuntary termination without Cause that occurs within 2 years following a Change in Control (i.e., upon a “double trigger”). Unless otherwise determined at grant, awards granted under the Stock Incentive Plan prior to December 17, 2010 will automatically vest upon a single trigger.

“Change in Control” is defined in the Stock Incentive Plan as:

•	any person or group acquires 30% or more of the Company’s voting securities;

•

a change in a majority of the members of the Board over any two-year (or, for any payment pursuant to an award that is triggered upon a Change in Control and that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (such an award a “409A Award”), one year) period unless the new directors’ election to the Board was approved by at least two-thirds (or, for any payment pursuant to a 409A Award, a majority) of the existing directors (referred to as a “change in Board composition”);

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a merger of the Company, unless the voting securities of the Company outstanding immediately prior to the merger continue to represent > 50% of the voting securities of the company or surviving entity outstanding immediately after such merger;

•	approval by the stockholders of a plan of liquidation of the Company (this will not apply with respect to any payment pursuant to a 409A Award); or

•

a sale of all or substantially all of the Company’s assets other than a sale to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or, for awards granted prior to March 3, 2010, approval of the stockholders of such sale) (referred to as an “asset sale”).

For awards granted under the Stock Incentive Plan prior to December 17, 2010, “Change in Control” also includes the following events:

•	none of Messrs. Elliot S. Jaffe or David Jaffe, Ms. Roslyn Jaffe, or any of their direct lineal descendants (referred to as the “Jaffe family), is a member of the Board; or

•	the Jaffe family owns less than 5% of the voting securities of the Company.

Special Provisions Related to Option Awards Granted Prior to December 17, 2010

If prior to the occurrence of a Change in Control, the Compensation Committee reasonably determines, in good faith that the stock options will be honored or assumed, or new rights substituted, then stock options granted under the Stock Incentive Plan prior to December 17, 2010 generally will not be subject to accelerated vesting upon a Change in Control.

If the stock options granted under the Stock Incentive Plan are accelerated upon a Change in Control, the Compensation Committee, in its sole discretion, may authorize the Company or its affiliates to purchase any such accelerated options by paying the option holder the difference between the exercise price of his or her option and the higher of: (i) the highest price paid for a share of common stock in any transaction related to the Change in Control, or (ii) the highest fair market value per share of common stock at any time during the 60 day period preceding the Change in Control.

Special Provisions Related to LTIP Awards

Restricted stock awards granted under any completed LTIP cycle would immediately vest in the event that a Change in Control occurs or the recipient’s employment is terminated due to death or disability.

Special Provisions Related to Annual or Special Awards

Unless otherwise determined by the Compensation Committee at the time of grant, annual or special awards of restricted stock that have not yet vested would vest immediately upon the participant’s death, disability, achievement of the Total Years Test or a termination of the participant’s employment without Cause that occurs within 12 months following a Change in Control. In addition, unless otherwise determined by the Compensation Committee at the time of grant, any portion of an award of RSUs that had not yet vested would vest immediately upon the occurrence of the participant’s death, disability, or termination on or after achievement of the Total Years Test or a Change in Control; except that, if a recipient makes a deferral election with respect to an RSU award, the foregoing accelerated vesting provisions will not apply to such award if the recipient’s termination occurs on or before the 13th month following the grant date due to achievement of the Total Years Test.

PROPOSAL TWO – RESOLUTION ON EXECUTIVE COMPENSATION

Summary of the Advisory Resolution

The Company seeks your advisory vote on our executive compensation programs pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related SEC rules promulgated thereunder) (commonly referred to as “Say-on-Pay”). The Company asks that you support the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis section and the accompanying tables contained in this Proxy Statement on pages 18-54. While this advisory vote is not binding on the Board, the Compensation Committee or the Company, we will carefully consider the stockholder vote when making future compensation decisions for our NEOs.

Our current executive team has successfully managed our Company through challenging economic conditions, and has positioned the Company for continuing growth. For fiscal 2012:

•	Net sales for fiscal 2012 increased 15% to a record $3.35 billion compared to $2.91 billion for fiscal year 2011.

•	Consolidated comparable store sales increased 5% for fiscal 2012.

•	E-commerce sales from the Company’s dressbarn, Justice and maurices brands increased by 54%.

•	Operating income, excluding the effects of the Charming Shoppes acquisition, increased by 15%.

•	Net income per diluted share from continuing operations increased 3% to $1.08 for fiscal 2012 from $1.05 for fiscal 2011.

•	The Company’s stock price increased 17% to $18.91 at the end of fiscal 2012 from a stock price of $16.16 at the end of fiscal year 2011.

•	The Company on April 3, 2012 completed a 2-for-1 stock split.

•	The Company on June 14, 2012 completed its acquisition of Charming Shoppes, Inc.

Based on these results, the Company performed well when measured against its retail peer group.

As described in the Compensation Discussion and Analysis section, our compensation program is designed to attract and retain quality leaders with an emphasis on pay for performance and creating long-term sustainable and profitable growth. Our compensation elements seek to balance all aspects of an executive’s responsibilities: base salary for day-to-day responsibilitie; cash incentive bonus for shorter-term returns linked to semi-annual Company performance and annual personal performance; and equity awards for aligning the executives’ focus with stockholder value and the long-term, future performance of the Company.

The Company has in the past sought and received stockholder approval for certain of the incentive plans that we use to motivate, retain and reward our executives. Those incentive plans include the 2010 Stock Incentive Plan, which our stockholders approved at our 2010 annual meeting, and the 162(m) Executive Bonus Plan, which the stockholders last approved in 2009. Under Proposal Three, our stockholders are being asked to approve the proposed amendment and restatement of our Stock Incentive Plan. These stockholder approved plans, together with the IC Plan, make up a majority of the pay that the Company provides to our NEOs.

A significant portion of NEO compensation is “at risk” so that if the value we deliver to our stockholders declines, so does the compensation we deliver to our NEOs.

•

We set our performance goals for the cash incentive bonus at the beginning of each of the fall and spring seasons and for our equity long-term incentive programs at the beginning of each 3-year performance period so that in each case achievement of the goals is both uncertain and objective.

•	We monitor and compare the compensation programs and pay levels of executives at peer companies so that our compensation programs are competitive and within the range of market practices by our peers.

•	We conducted a risk assessment of our compensation programs and found that our policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.

•	We require our President and CEO to maintain a meaningful Company stock ownership level.

•	Officers and directors are not permitted to hedge their economic exposures to the company stock.

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In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the CEO and CFO are subject to the adjustment, cancellation or recovery of incentive awards or payments made to them in the event of a financial restatement. We continue to monitor developments under the Dodd-Frank Act and await guidance regarding clawback policies and the recoupment of incentive compensation.

•	We do not provide significant perquisites or personal benefits to NEOs.

•

As part of our emphasis on performance-based compensation plans, we do not provide defined benefit pension plans or other non-performance-based retirement benefits to the NEOs, other than the Executive Retirement Plan and Mr. Elliot Jaffe’s supplemental retirement benefit.

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Our severance policies are in line with competitive practice, and, other than with respect to Mr. Rayden’s prior contractual rights, we do not provide excise tax gross-ups for excess parachute payments.

In addition, we made the following changes to our executive compensation practices in fiscal 2012 which are designed to protect our stockholders’ interests and to reflect certain corporate governance best practices:

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2010 Stock Incentive Plan Amended to Provide Minimum Vesting Terms. While we generally grant awards under the Stock Incentive Plan with 4-year vesting schedules, our Board amended the Stock Incentive Plan to add minimum vesting schedules for stock options (3-year vesting) and restricted stock and RSU awards (2-year vesting), with a carve-out for vesting on death, disability, retirement, change-in-control, and termination without Cause or for good reason. There is a 5% allowable basket (i.e., 5% of the total share reserve) for equity awards with a shorter vesting schedule. This change did not require stockholder approval and applies solely to grants made on or after September 21, 2011, the effective date of the amendment.

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Adoption of Stock Ownership Guidelines for our President and CEO. We adopted Stock Ownership Guidelines for our President and CEO that require ownership of stock equal to six times his annual base salary. This requirement became effective upon adoption of the Stock Ownership Guidelines in September 2011.

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Amendment to David Jaffe’s Employment Agreement to Add 3-Year Fixed Term . We entered into an amendment to the employment agreement with David Jaffe, our President and CEO, to replace his automatic one-year renewal provision with a fixed term of three years without automatic renewal. As Mr. Jaffe’s employment agreement contains provisions that are advantageous to us (e.g., restrictive covenants), it was decided by our Board that his employment agreement would otherwise be continued as currently in effect.

Accordingly, the Board recommends that the stockholders approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL THREE – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2010 STOCK INCENTIVE PLAN, AS AMENDED

Introduction

Our stockholders are being asked to approve an amendment and restatement of the Company’s 2010 Stock Incentive Plan, as approved by stockholders in 2010 and as subsequently amended (referred to below as the Stock Incentive Plan). The Stock Incentive Plan as amended and restated is referred to below as the Amended Plan. On September 20, 2012, the Board unanimously approved the Amended Plan, subject to, and to be effective upon, stockholder approval at the Annual Meeting (the date of such approval is referred to below as the “restatement date”). The Amended Plan generally incorporates the provisions of the Stock Incentive Plan as currently in effect and includes the following key modifications, effective upon the restatement date:

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Increase of the Aggregate Share Reserve. The current aggregate share reserve will be increased by an additional 15,000,000 shares for a total share reserve of 51,000,000 shares under the Amended Plan. As of October 23, 2012, 621,326 shares remain available for future issuance under the Stock Incentive Plan. The remaining share reserve reflects the number of shares remaining after the grant of annual awards to our employees in September 2012 (the size of which increased over prior fiscal years due primarily to the increase of our employee population as a result of the acquisition of Charming Shoppes and the otherwise increasing size and complexity of our Company due to our continued growth). It also reflects an adjustment to the methodology used for counting shares that may be issued under outstanding contingent LTIP awards under which shares are counted at target level at the time the incentive opportunity is awarded rather than upon achievement of performance metrics. The remaining shares will not be sufficient for long-term incentives expected to be awarded in fiscal 2013 and future years and for certain awards (including 2015 LTIP awards) granted in fiscal 2013 (which awards are subject to the approval contemplated herein; see New Plan Benefits below). The Board believes that it is important that a significant portion of the compensation for our key employees, consultants, officers and directors consist of performance-based pay in order to encourage the enhancement of stockholder value by fostering long-term commitment to the benefit of our stockholders and to bolster the motivational effect of overall pay packages to attract and retain the services of key individuals essential to our long-term growth and financial success. The Board believes that the proposed increase in the share reserve is necessary to insure that a sufficient reserve of common stock remains available for issuance to allow us to continue to utilize equity incentives.

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Reduction of “Fungible” Share Limit. In connection with the increase in the aggregate share reserve, the “fungible” share limit, which limits the number of “full-value awards” (e.g., restricted stock, PSUs and RSUs) that may be granted under the Amended Plan by counting shares granted pursuant to such awards as multiple shares against the aggregate share reserve, will be reduced from 3 shares for every share granted to 2.3 shares for every share granted.

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Limited Stock Option Term. We shortened the term of any stock option or other exercisable award granted under the Amended Plan on or following the restatement date to no more than seven years after the date the award is granted (the 2010 Stock Incentive Plan currently provides for a term of up to 10 years for such awards).

•	Term Extension. We extended the term of the Amended Plan until September 19, 2022 (currently, the 2010 Stock Incentive Plan is scheduled to expire on September 30, 2021).

Our stockholders are also being requested to re-approve the Section 162(m) performance goals under the Amended Plan so that certain incentive awards granted under the Amended Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code. Otherwise Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the three other most highly paid executive officers of publicly-held companies (other than the chief financial officer). Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years. If stockholders do not approve the Code Section 162(m) performance goals at the Annual Meeting, then awards granted under the Stock Incentive Plan after the first stockholder’s meeting in 2015 will not qualify as exempt performance-based compensation under Section 162(m) of the Code unless such approval is obtained or stockholders approve other designated performance criteria at or prior to the first stockholders’ meeting in 2015. Notwithstanding the foregoing, awards of stock options will continue to qualify as exempt performance-based compensation under Section 162(m) of the Code even if the stockholders do not approve the 162(m) performance goals at or prior to the first stockholders’ meeting in 2015.

We anticipate filing a Registration Statement on Form S-8 with the SEC to register the additional amount of new shares of our Common Stock to be included in the aggregate share reserve under the Amended Plan, effective upon and subject to stockholder approval of the Amended Plan, as soon as practicable following such stockholders’ approval of the Amended Plan.

The Stock Incentive Plan includes key provisions designed to protect stockholder interests, promote effective corporate governance and reflect use of corporate governance best practices including, but not limited to, the following:

•	No Discounted Options. Stock options may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

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No Repricing of Under-water Options. The terms of the Stock Incentive Plan do not allow for the repricing of “under-water” stock options, including the cancellation and reissuance of new options in exchange for stock options whose strike price is above the then-current fair value of the Company’s stock.

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No Share Recycling for Net Exercises or Tax Withholding. Shares surrendered or withheld to pay either the exercise price of an award or to withhold taxes in respect of an award do not become available for issuance as future awards under the Stock Incentive Plan.

•	No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the Stock Incentive Plan are automatically replenished.

•	No Automatic Grants. The Stock Incentive Plan does not provide for automatic grants to any participant.

The text of the Amended Plan is set forth in Annex A to this proxy statement, and the description set forth herein is qualified in its entirety by reference to the text thereof. If approved by stockholders, the Amended Plan will become effective as of December 11, 2012. If we do not obtain requisite stockholder approval of the Amended Plan, the Stock Incentive Plan as currently in effect (without giving effect to the proposed amendments under the Amended Plan) will remain in effect.

Securities Authorized for Issuance under Equity Compensation Plans

The following tables provide information about shares of our common stock that may be issued upon the exercise of awards under all of our existing equity compensation plans as of October 23, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)[1]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by Company stockholders	16,575,963	11.49	621,326	(2)
Equity compensation plans not approved by Company stockholders	—	—	—

Total	16,575,963	11.49	621,326

(1)

Reflects the two-for-one stock split completed in April 2012 and an adjustment in the methodology used for counting outstanding contingent awards under which shares are counted at target level at grant rather than upon achievement of performance metrics. The 16,575,963 number shown in the table reflects that, as of October 23, 2012, we had 14,135,851 options, 815,060 shares of restricted stock and 1,625,052 restricted stock units and performance stock units outstanding. The weighted average remaining term for the stock options outstanding as of October 23, 2012 was 6.89 years.

(2)

All of the securities remaining available for future issuance set forth in column (c) may be in the form of options, restricted stock, restricted stock units, performance awards or other stock-based awards under the Company’s Amended and Restated 2010 Stock Incentive Plan.

Summary of the 2010 Stock Incentive Plan (as amended and restated pursuant to the Amended Plan subject to stockholder approval)

The following description of the Stock Incentive Plan, as amended and restated pursuant to the Amended Plan, is only a summary and is qualified in its entirety by reference to the Amended Plan, a copy of which is included in this proxy statement as Annex A.

General

The Stock Incentive Plan provides that all employees, consultants and non-employee directors of the Company or its affiliates may be granted the following types of awards: options to acquire shares of the Company’s common stock; shares of restricted stock; or other stock-based awards. Eligibility for awards under the Stock Incentive Plan is determined by the Compensation Committee, in its sole discretion.

The purpose of the Stock Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible participants awards, thereby linking stockholder and eligible participants’ interests and creating a means to raise the level of stock ownership by such individuals. The awards are intended to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. Our Board believes that awards provide performance incentives to eligible participants to the benefit of the Company and its stockholders.

Available Shares

The total number of shares of common stock that may be subject to awards under the Stock Incentive Plan will not exceed 51,000,000 shares (after giving effect to our April 2012 two-for-one stock split). Such number of shares is subject to adjustment by the Compensation Committee in the event of a recapitalization, stock split, stock dividend or similar corporate transaction. Such shares may be either authorized or unissued shares or shares held in treasury. The closing market price of a share of our common stock reported on the NASDAQ Global Stock Market on October 23, 2012 was $20.31 per share.

Any shares of restricted stock or other stock-based awards that are not based solely on stock appreciation following the grant date above the fair market value of the common stock on the date of grant (referred to by us as “full share awards”) are counted against this limit as 2.3 shares for every share granted. In general, if options or any other stock-based awards that are not full share awards are canceled for any reason, or expire or terminate unexpired, the shares covered by such awards again become available for grant. If a share of restricted stock or another stock-based award that is a full share award is forfeited for any reason, 2.3 shares will again become available for grant.

The number of shares of common stock available for awards under the Stock Incentive Plan will be reduced by the total number of exercisable awards exercised (regardless of whether the shares of common stock underlying such awards are not actually issued as the result of net settlement), and any shares of common stock used to pay any exercise price or tax withholding obligation with respect to any award. In addition, the Company may not use the cash proceeds it receives from the exercise of an exercisable award to repurchase shares of common stock on the open market for reuse under the Stock Incentive Plan.

Administration

The Stock Incentive Plan is administered by a committee (referred to as the “plan committee”), which with regard to employees and consultants is comprised of not less than two individuals appointed by our Board, each of whom is a “non-employee director” to the extent required by Rule 16b-3 of the Exchange Act, an “outside director” to the extent required by Code Section 162(m), and an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2). The Compensation Committee, which meets these requirements, currently serves as the plan committee with regard to employees and consultants. The current members of the Compensation Committee are John Usdan, Randy L. Pearce, and Kate Buggeln. Our Board serves as the plan committee with respect to the application of the Stock Incentive Plan to non-employee directors. The plan committee may make such rules and regulations and establish such procedures for the administration of the Stock Incentive Plan as it deems advisable.

Eligibility

The plan committee may grant awards under the Stock Incentive Plan to eligible participants, including employees, certain prospective employees, consultants and non-employee directors. The Company estimates that as of July 28, 2012, there are approximately 2,000 employees, no consultants and four non-employee directors who are eligible to participate in the Stock Incentive Plan.

Individual Share Limits

The plan committee has the discretion, in accordance with the provisions of the Stock Incentive Plan, to determine the terms of the award, to whom an award is granted and the number of shares of stock, subject to a maximum grant to an eligible participant in any year of 800,000 option shares and 800,000 shares of restricted stock and other stock-based awards that are intended to be “performance based” compensation under Code Section 162(m) (subject to customary adjustments as provided in the Stock Incentive Plan), with any unused portion of the limitation available to be carried forward (in each case after giving effect to our April 2012 two-for-one stock split).

Awards under the Stock Incentive Plan

Stock Options. An option granted under the Stock Incentive Plan may be an incentive stock option (an “ISO”) (which may be made solely to an eligible employee of the Company, its subsidiaries or its parent (if any)) or a non-qualified stock option (a “Non-ISO”) (which may be made to any participant), as determined at the time of grant. In certain circumstances, the grant of Non-ISOs, as opposed to ISOs, can result in federal income tax advantages to the Company, as described below.

The exercise price for options may not be less than the fair market value of the stock on the date of the grant of the options. The Stock Incentive Plan provides that optionees may pay the exercise price: in cash; by delivery to the Company of shares of the Company’s common stock owned by the participant; solely to the extent permitted by law and authorized by the plan committee, through the delivery of irrevocable instructions to a broker reasonably acceptable to the plan committee to promptly deliver to us an amount equal to the purchase price; on such other terms and conditions as may be acceptable to the plan committee (which may include a reduction in the number of shares of stock issuable upon exercise); or any combination of the foregoing.

An option may not be exercised later than the date specified by the plan committee, which was a maximum of 10 years from the date of the grant for options granted prior to the restatement date and a maximum of 7 years from the date of the grant for options granted on and after restatement date (five years from the date of the grant in the case of an ISO granted to any employee that owns 10% or more of the total combined voting power of all classes of stock of the Company, its subsidiaries or its parent). Unless otherwise specified in an award agreement, an option may be exercised only during the participant’s employment, consultancy or directorship or within one month after termination; provided, however, if such termination occurs as a result of (a) death or total and permanent disability or (b) retirement at age 60 or 65 (depending on the participant’s number of years of service), then such one-month period is extended to six months or three months, respectively. Notwithstanding the foregoing, in the event of a termination of employment for Cause (as defined in the Stock Incentive Plan) or a voluntary termination within 90 days after the occurrence of an event which would be grounds for a termination for Cause, any stock option held by the participant at the time of occurrence of the event which would be grounds for a termination for Cause, will immediately terminate and expire.

Options granted on or after September 21, 2011 are subject to a minimum three-year vesting schedule, except that unvested options may become vested earlier than under the three-year schedule upon a participant’s death, disability, retirement, or termination (as more particularly described in the Stock Incentive Plan) or upon a Change in Control, in each case, to the extent provided by the plan committee. Awards with respect to up to 5% of the total number of shares reserved for awards under the Stock Incentive Plan (referred to as the allowable basket) may be granted to any participant without regard to any limit on accelerated vesting.

Restricted Stock. The plan committee may award “restricted” shares of the Company’s common stock, which are grants of common stock that are subject to risk of forfeiture or other restrictions.

Upon the award of restricted stock, the participant generally has the rights of a stockholder with respect to the right to receive dividends and the right to vote the shares. Unless the plan committee specifies otherwise at the time of the award, the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period. Participants who receive restricted stock are required to enter into a restricted stock agreement with the Company, which sets forth the restrictions to which the shares are subject, including, as applicable, the date or dates on which such restrictions will lapse or any performance criteria to be met for such restrictions to lapse. Awards of restricted stock may or may not be performance based.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the plan committee will establish for each participant the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals are substantially uncertain, including, without limitation, performance goals that are intended to comply with the performance-based compensation exception under Code Section 162(m). Unless otherwise determined by the plan committee on the date of grant, upon a participant’s termination all unvested restricted stock will be forfeited.

Subject to the allowable basket, shares of restricted stock granted on or after September 21, 2011 are subject to a minimum two-year vesting schedule, except that unvested shares may become vested earlier than under the two-year schedule upon a participant’s death, disability, retirement, or termination (as more particularly described in the Stock Incentive Plan) or upon a Change in Control, in each case, to the extent provided by the plan committee.

Other Stock-Based Awards. The plan committee may, subject to applicable legal limits, make a grant of other stock-based awards. The plan committee determines the terms and conditions of any such other stock-based awards, which may include the achievement of certain minimum performance criteria for purposes of compliance with Code Section 162(m) and/or a minimum vesting period. The performance goals for performance-based other stock-based awards may be based on the attainment of performance goals which may include performance goals that are intended to comply with the performance-based compensation exception under Code Section 162(m). The exercise price for any exercisable other stock-based award that is not a full share award may not be less than the fair market value of the common stock on the date of grant and such award may not be exercised later than the date specified by the plan committee, which will be a maximum of 7 years from the date of grant.

Subject to the allowable basket, other stock-based awards consisting of restricted stock units granted on or after September 21, 2011 are subject to a minimum two-year vesting schedule, except that unvested awards may become vested earlier than under the two-year schedule upon a participant’s death, disability, retirement, or termination (as more particularly described in the Stock Incentive Plan) or upon a Change in Control, in each case, to the extent provided by the plan committee.

Performance Goals

As noted above, performance-based awards granted under the Stock Incentive Plan that are intended to satisfy the performance-based compensation exception under Code Section 162(m) will be granted or vest based on attainment of specified performance goals established by the plan committee. These awards will be made in the form of a restricted stock award or other stock-based award. The performance goals relating to such awards will be based on one or more of the following criteria selected by the plan committee:

•	enterprise value or value creation targets;

•	after-tax or pre-tax profits;

•	operational cash flow;

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reduction of, or limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company;

•	earnings per share or earnings per share from continuing operations;

•	net sales, comparable store sales, revenues, net income or earnings before income tax or other exclusions;

•	return on capital employed (including, without limitation, return on invested capital or return on committed capital);

•	after-tax or pre-tax return on shareholder equity;

•	market share;

•	the fair market value of the shares of the Company’s common stock;

•	the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends;

•	limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs; or

•	economic value added targets based on a cash flow return on investment formula.

In addition, such performance goals may be based upon the attainment of specified levels of performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Code Section 162(m), the plan committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the business criteria above. Unless otherwise determined by the plan committee at grant, such performance goals will disregard all items of gain, loss or expense related to certain events and circumstances, such as changes in accounting methods and corporate transactions (including dispositions and acquisitions).

Change in Control

Unless otherwise determined by the plan committee at grant, in the event of a Change in Control (as defined in the Stock Incentive Plan, which definition can be found on page 53 of this proxy statement):

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Awards granted prior to December 17, 2010 will vest upon a Change in Control. However, unless the plan committee provides otherwise at the time an exercisable award is granted, no acceleration of exercisability will occur with respect to such exercisable award if the plan committee reasonably determines in good faith, prior to the occurrence of such transaction, that the exercisable award will be honored or assumed, or new rights substituted.

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Awards granted on or after December 17, 2010 will not vest upon a Change in Control unless the plan committee provides otherwise. In addition, in the discretion of the plan committee, such awards may be assumed and continued or substituted in accordance with applicable law, purchased by us for an amount equal to the excess over the exercise price of such award of the higher of the highest price of the common stock paid in a Change in Control or the highest fair market value per share of the common stock at any time during the 60 day period preceding the Change in Control (in either case, such purchase price not to exceed the fair market value of the common stock at the time of purchase), or cancelled if the price of the common stock paid in a Change in Control is less than the exercise price of the award. The plan committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

•

Notwithstanding the prior bullet, awards granted on or after December 17, 2010 will vest upon a participant’s involuntary termination without Cause that occurs within 2 years following a Change in Control.

In the event of a merger or consolidation in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of all or substantially all of the Company’s common stock or assets, the plan committee may elect to terminate all outstanding exercisable awards granted under the Stock Incentive Plan, provided that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each participant shall have the right to exercise all of his or her exercisable awards in full (without regard to any restrictions on exercisability), contingent on the consummation of such transaction.

Miscellaneous

Awards granted under the Stock Incentive Plan generally are not transferable, except that the plan committee may, in its sole discretion and subject to certain limitations, permit the transfer of Non-ISOs at the time of grant or thereafter to certain “family members” of the participant.

No awards may be granted under the Stock Incentive Plan after September 19, 2022. Awards granted prior to such date, however, may extend beyond such date and the provisions of the Stock Incentive Plan will continue to apply thereto.

Our Board may from time to time amend, suspend or terminate the Stock Incentive Plan except that the rights of a participant with respect to an award granted prior to such amendment, suspension or termination may not be impaired without the participant’s consent and, without stockholder approval, no amendment may be made which increases the aggregate number of shares that may be issued under the Stock Incentive Plan, increases the maximum individual limitations, changes the classification of individuals eligible to receive awards, extends the maximum option, amends the Stock Incentive Plan or an outstanding award to reduce the exercise price of an exercisable award or cancel out-of-the-money outstanding exercisable awards in exchange for cash, other awards or exercisable awards with an exercise price that is less than the exercise price of the original exercisable award or otherwise requires stockholder approval. Our Board may amend the Stock Incentive Plan or any award agreement at any time without a participant’s consent to comply with applicable law, including Code Section 409A.

United States Federal Income Tax Consequences

The following discussion of the principal U.S. federal income tax consequences with respect to stock options granted under the Stock Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. The discussion is limited to the U.S. federal income tax consequences (state, local and other tax consequences are not addressed below) to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable.

The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of a grant is urged to consult his or her own tax advisor as to the specific tax consequences to such grantee and the disposition of common stock.

Incentive Stock Options. The grant or exercise of an ISO generally has no income tax consequences for the optionee or the Company. No taxable income results to the optionee upon the grant or exercise of an ISO. However, the amount by which the fair market value of the stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item and will be considered income for purposes of alternative minimum tax.

The aggregate fair market value of common stock (determined at the time of grant) with respect to which ISOs can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a non-qualified stock option.

The sale of common stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of the Company (or certain affiliates) at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option either (i) within two years from the date the ISO was granted, or (ii) within one year from the date of exercise of the ISO. Any gain or loss realized upon a subsequent disposition of the shares will be treated as a long-term capital gain or loss to the optionee (depending on the applicable holding period). The Company will not be entitled to a tax deduction upon such exercise of an ISO, or upon a subsequent disposition of the shares, unless such disposition occurs prior to the expiration of the holding period described above.

In general, if the optionee does not satisfy the foregoing holding periods, any gain (in an amount equal to the lesser of the fair market value of the common stock on the date of exercise (or, with respect to officers subject to

Section 16(b) of the Exchange Act, the date that sale of such common stock would not create liability, referred to as Section 16(b) liability, under Section 16(b) of the Exchange Act) minus the exercise price, or the amount realized on the disposition minus the exercise price) will constitute ordinary income. In the event of such a disposition before the expiration of the holding periods described above, subject to the limitations under Code Sections 162(m) and 280G (as described below), the Company is generally entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain in excess of the amount recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

Non-Qualified Stock Options. In general, an optionee will realize no taxable income upon the grant of a Non-ISO and the Company will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a Non-ISO, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Upon a subsequent sale of the stock by the optionee, the optionee will recognize short- term or long-term capital gain or loss depending upon his or her holding period for the stock. Subject to the limitations under Code Sections 162(m) and 280G, the Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

Section 16(b). Any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to Section 16(b) liability with regard to both ISOs and Non-ISOs as a result of special tax rules regarding the income tax consequences concerning their stock options.

Code Section 162(m). In general, Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in its taxable year to the extent that such compensation exceeds $1,000,000, subject to certain exceptions. “Covered employees” are a company’s chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to stockholders in its proxy statement under the Exchange Act, other than the chief financial officer. Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established objective performance goals established by a compensation committee that is comprised solely of two or more “outside directors”, is not considered in determining whether a “covered employee’s” compensation exceeds $l,000,000. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any participant during a specified period of the plan under which the options are granted, is approved by stockholders and is administered by a committee comprised of outside directors. Subject to stockholder approval of the Section 162(m) performance goals under the Stock Incentive Plan, it is intended that certain awards under the Stock Incentive Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a “covered employee’s” compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000.

Parachute Payments. In the event that the payment or vesting of any award under the Stock Incentive Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to certain participants, constitute parachute payments under Code Section 280G, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.

Code Section 409A. Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the Stock Incentive Plan are anticipated to be exempt from the requirements of Code Section 409A, awards that are not exempt are intended to comply with Code Section 409A.

New Plan Benefits

The following table sets forth certain information regarding certain 2015 LTIP awards and an RSU award granted by the plan committee under the Stock Incentive Plan, subject to the approval of the Amended Plan to the following persons and groups.

Name and Position	Dollar Value ($)(1)	Number of Shares(2)	Number of Units(3)
David Jaffe, President and Chief Executive Officer	5,077,500	250,000	0
Elliot S. Jaffe, Chairman of the Board	0	0	0
Michael W. Rayden, Chief Executive Officer of Justice	1,379,557	67,925	0
Armand Correia, Executive Vice President and Chief Financial Officer	203,100	10,000	0
Gene Wexler, Esq., Senior Vice President and General Counsel	88,856	4,375	0
Executive Group(4)	7,602,033	344,300	30,000
Non-Executive Director Group	0	0	0
Non-Executive Officer Employee Group	0	0	0

(1)	Calculated based on the fair market value of the Company’s common stock on October 23, 2012, the date of grant.
(2)

Reflects the target number of shares that, subject to stockholder approval of the Amended Plan, may be received by the individual at target achievement of the performance goals under the 2015 LTIP. 50% of the target shares will vest at achievement of the threshold level the performance goals and 200% for maximum achievement, with intermediate target levels and vesting.

(3)	Reflects the number of shares subject to an award of restricted stock units.
(4)	Includes all of our executive officers, including the named executive officers listed above.

Other than as set forth above, any future awards under the Stock Incentive Plan will be based upon prospective factors including the nature of services to be rendered and a participant’s potential contributions to the success of the Company or its affiliates and, accordingly, cannot be determined at this time.

Vote Required

Approval of the proposed amendment and restatement of the Stock Incentive Plan requires the affirmative vote of a majority of the votes cast with respect to the proposal at the Annual Meeting.

Recommendation:

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2010 STOCK INCENTIVE PLAN.

PROPOSAL FOUR – RATIFICATION OF THE ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) to provide audit services to us and our subsidiaries for the fiscal year ending July 27, 2013. The stockholders are being requested to ratify such selection at the Annual Meeting. A representative of Deloitte & Touche will attend the Annual Meeting to make any statements he or she may desire to make and to respond to appropriate stockholder questions.

Although this appointment is not required to be submitted to a vote of the stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment. Assuming a quorum is present, the appointment of Deloitte & Touche as our Independent Registered Public Accounting Firm for the fiscal year ending July 27, 2013 will be ratified if the votes cast in favor of ratification exceed the votes cast in opposition to ratification, present in person or represented by proxy at the Annual Meeting. If the stockholders do not ratify the appointment, the Audit Committee will consider the selection of another independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING JULY 27, 2013.

INFORMATION REGARDING THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected Deloitte & Touche as auditors with respect to the financial statements of the Company for the fiscal year ending July 27, 2013.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table shows the fees billed by Deloitte & Touche for the past two fiscal years for audit and other related fees:

	Fiscal 2012	Fiscal 2011
Audit Fees[1]	$4,451,000	$2,776,000
Audit-Related Fees[2]	607,000	440,000
Tax Fees[3]	452,000	784,000
All Other Fees[4]	—	308,000

Total Fees	$5,510,000	$4,308,000

[1]

Fees for audit services billed in fiscal 2012 and fiscal 2011 consist of the annual audit of the Company’s consolidated financial statements, interim reviews of the quarterly consolidated financial statements and auditing the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

[2]

Audit-related fees consist principally of services performed in connection with registration statements filed with the SEC, statutory audits, and assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and include due diligence services performed in connection with our acquisition of Charming Shoppes, Inc.

[3]	Includes fees for professional services provided related to tax compliance, including federal, state and local taxes, tax planning and advisory services.
[4]	All other fees are billed for any services that did not constitute audit fees, audit-related fees or tax fees and included advisory services in fiscal 2011.

The Audit Committee has established a policy concerning the pre-approval of the audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The policy requires that all services to be performed by Deloitte & Touche, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. The procedures permit limited amounts of services to be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee.

During fiscal 2012, the Audit Committee pre-approved all of the services provide by the auditors. The Audit Committee considered whether the provision of non-audit services is permitted under applicable laws and regulations and is compatible with maintaining the independence of Deloitte & Touche.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and will not be deemed to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference into any document so filed except to the extent that the Company specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board and is directly responsible for the compensation, appointment and oversight of our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal control over financial reporting, and reports to the Audit Committee on any deficiencies found. Our independent registered public accounting firm, Deloitte & Touche, is responsible for auditing our financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles, as well as examining and reporting on the effectiveness of our internal controls over financial reporting. Under its written charter, our Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to our independent registered public accounting firm as well as any of our employees, and has the ability to retain, at our expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended July 28, 2012 with management.

The Audit Committee has also discussed and reviewed with Deloitte & Touche the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We have discussed with Deloitte & Touche those matters required by PCAOB AU 380, Communication With Audit Committees, and SEC Rule 2-07, Communication with Audit Committees, of Regulation S-X. In addition, the Audit Committee has received from Deloitte & Touche the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and discussed with Deloitte & Touche their independence from management and the Company. We have received written confirmation from Deloitte & Touche of their independence within the meaning of the Securities Act and the requirements of PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining their independence, and has satisfied itself with respect to Deloitte and Touche’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements by included in the Annual Report on form 10-K for the fiscal year ended July 28, 2012 for filing with the SEC.

Audit Committee:

Randy Pearce, Chair

Kate Buggeln

John Usdan

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of October 22, 2012 (unless otherwise noted) by each of our directors, each of our named executive officers, all of our directors and executive officers as a group, and each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, beneficial ownership is direct, the person indicated has sole voting and investment power, and the address of each beneficial owner listed below is c/o Ascena Retail Group, Inc., 30 Dunnigan Drive, Suffern, New York 10901.

Name of Beneficial Owner:	Number of Shares of Common Stock Beneficially Owned[1]	Percent of Class[2]
Directors and Executive Officers:
Elliot S. Jaffe[3]	1,865,052	1.2%
David Jaffe[4]	12,471,922	7.8%
Michael W. Rayden[5]	38,045	*
Klaus Eppler[6]	76,294	*
Kate Buggeln[7]	50,000	*
John Usdan[8]	47,332	*
Randy L. Perce[9]	91,530	*
Armand Correia[10]	144,527	*
Gene Wexler[11]	191,643	*
Jay Levine[12]	22,500
John Sullivan[13]	12,500
All Directors and Executive Officers as a group (consisting of 11 persons)[14]	15,011,345	9.4%
* Represents less than 1% of class

Other Beneficial Owners
Elise Jaffe[15]	10,206,079	6.5%
Richard Jaffe[16]	8,552,596	5.5%
FMR LLC[17]
82 Devonshire Street Boston, MA 02109	16,913,716	10.8%
Royce & Associates[18]
745 Fifth Avenue New York, NY 10151	10,089,714	6.4%
Vanguard Horizon Funds[19]
Vanguard Capital Opportunity Fund 100 Vanguard Blvd. Malvern, PA 19355	8,207,800	5.2%

1.	Adjusted to reflect the two-for-one stock split paid on April 3, 2012.
[2]	Based on 156,814.868 shares of common stock outstanding as of October 22, 2012
3.

Consists of 1,049,114 shares owned directly by Elliot S. Jaffe, 762,938 shares owned by his wife, Mrs. Roslyn S Jaffe (of which Mr. Jaffe disclaims any beneficial ownership), and 53,000 shares covered by options exercisable by Elliot S. Jaffe within 60 days of October 22, 2012.

4.

Consists of 10,130,618 shares owned directly by David Jaffe, 187,660 restricted shares subject to vesting restrictions and 2,153,644 shares covered by options exercisable within 60 days of October 22, 2012.

5.

Consists of 4,761 shares owned directly by Michael W. Rayden, 13,284 shares owned by his wife, Diane Nye (of which Mr. Rayden disclaims any beneficial ownership), and 20,000 shares covered by options exercisable within 60 days of October 22, 2012.

6.	Consists of 16,296 shares owned directly by Klaus Eppler and 59,998 shares covered by options exercisable within 60 days of October 22, 2012.
7.	Consists of 50,000 shares covered by options exercisable by Kate Buggeln within 60 days of October 22, 2012.
8.	Consists of 4,000 shares owned directly by John Usdan and 43,332 shares covered by options exercisable within 60 days of October 22, 2012.
9.	Consists of 8,200 shares owned directly by Randy L. Pearce and 83,330 shares covered by options exercisable within 60 days of October 22, 2012.
10.	Consists of 26,556 shares owned directly by Armand Correia, and 117,971 shares covered by options exercisable within 60 days of October 22, 2012.
11.	Consists of 7,000 shares owned directly by Gene Wexler, 39,143 restricted shares subject to vesting restrictions and 145,500 shares covered by options exercisable within 60 days of October 22, 2012.
12.	Consists of 2,500 shares owned directly by Jay Levine, and 20,000 shares covered by options exercisable within 60 days of October 22, 2012.
13.	Consists of 12,500 shares covered by options exercisable by John Sullivan within 60 days of October 22, 2012.
14.	Includes 2,759,275 shares covered by options exercisable by Directors and Executive Officers within 60 days of October 22, 2012.
15.

Consists of 9,771,983 shares owned directly by Elise Jaffe, 5,096 restricted shares subject to vesting restrictions, and 429,000 shares covered by options exercisable within 60 days of October 22, 2012.

16.	Consists of 8,552,596 shares owned directly by Richard Jaffe.
17.

Based solely on information set forth in the Schedule 13G filed with the SEC on January 10, 2012 by FMR LLC which indicated that FMR LLC has sole voting power over 861,050 shares and sole dispositive power over 8,456,858 shares. The principal office of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

18.

Based solely on information set forth in the Schedule 13G filed with the SEC on January 6, 2012 by Royce & Associates, LLC which indicated that Royce & Associates, LLC has sole dispositive and voting power over 5,044,857 shares.The principal office of Royce & Associates, LLC is 745 Fifth Avenue, New York, New York 10151.

19.

Based solely on information set forth in the Schedule 13G filed with the SEC on January 26, 2012 by Vanguard Horizon Funds-Vanguard Capital Opportunity Fund, which indicates that Vanguard Horizon Funds-Vanguard Capital Opportunity Fund has sole voting power over 4,103,900 shares. The principal office of Vanguard Horizon Funds-Vanguard Capital Opportunities Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our common stock to file reports with the SEC disclosing their ownership, and changes in their ownership, of our stock. Copies of these reports must also be furnished to us. Based solely upon our review of these copies, we believe that during fiscal 2012 all of such forms were filed on a timely basis by reporting persons.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS; RELATED PARTY TRANSACTIONS

In September 2007, the Board adopted a written policy for the review and approval or ratification of any transaction with a related person, which applies to related person transactions after the adoption date of the policy. Under this policy, related persons include our directors and executive officers and beneficial owners who are known to control over five percent of our common stock, as well as the immediate family members of any of the foregoing. The policy generally defines a related person transaction as one or a series of similar transactions, arrangements or relationships in which: (i) the Company was, is or will be a participant; (ii) a related person has a direct or indirect material interest; and (iii) the amount involved is expected to exceed $120,000 (determined without regard to the amount of profit or loss involved in the transaction). The policy does not cover arrangements available on the same basis to all employees generally or employment or compensation arrangements for our executive officers or director compensation arrangements.

Under the policy, a related person transaction requires the approval or ratification of the Audit Committee or the Chair of the Audit Committee in those situations in which the legal department, in consultation with the CEO or the CFO, determines that it is not practicable or desirable for us to wait until the next Audit Committee meeting for review. Prior to approving or ratifying any transaction, the Audit Committee or the Chair will consider the material facts of the transaction, including the related person’s relationship to us and their interest in the transaction, and will determine whether the transaction is entered into in good faith and on fair and reasonable terms to us. No person may participate in the review of a transaction in which such person, or any of his or her immediate family members, may have a direct or indirect material interest.

During fiscal 2012, no transactions were reviewed by the Audit Committee since there were no new related person transactions, or any modifications to existing related person transactions, during fiscal 2012.

See above under the heading “Employment Agreements and Employment Letters – Retirement Agreements,” for a description of our retirement agreements with Mrs. Roslyn S. Jaffe and Mr. Elliot S. Jaffe. Ms. Jaffe is the spouse of Elliot S. Jaffe, Chairman of the Board and a founder of our Company, and they are the parents of David Jaffe, a director and the CEO, Elise Jaffe, a non-executive officer and a more than 5% stockholder, and Richard Jaffe, a more than 5% stockholder.

The Company leases two of its store locations from Nordan, LLC, a Connecticut limited liability company and wholly-owned subsidiary of Rosell III, LLC, a Delaware limited liability company, of which Elliot S. Jaffe, Chairman of the Board (the “affiliated landlord”) is the sole member, and of which David Jaffe, our President and CEO, and Richard Jaffe are managers. The following table describes the terms of these leases:

Store Location	Expiration	Renewal Options	Square Feet	Minimum Annual Rent Per Square Foot
Norwalk, Connecticut	June 30, 2016	Until June 30, 2031	12,700	$12.57
Danbury, Connecticut	June 30, 2015	Until June 30, 2020	8,000	$24.33

These store rentals approximate the range of minimum rentals paid by the Company on its other store leases. The store leases also contain provisions for payment of a percentage of sales as additional rent when sales reach specified levels. The effective rent (total rent as a percentage of sales with respect to particular stores) for these stores is approximately fourteen percent (14%). During fiscal 2010, we exercised the renewal option in the lease for our Danbury, Connecticut store, extending the expiration date of the lease to June 30, 2015 and extending the renewal option contained in the lease until June 30, 2020. In connection with the extension, the minimum annual rent was increased from $21.16 per square foot to $24.33 per square foot. During fiscal 2011, we exercised the renewal option in the lease for our Norwalk, Connecticut store, extending the expiration date of the lease to June 30, 2016, and extending the renewal options contained in the lease until June 30, 2031. In connection with the extension, the minimum annual rent was increased from $11.22 per square foot to $12.57 per square foot. We believe that these leases are on terms that are comparable to terms we could obtain in arms-length negotiations with unrelated third parties for store locations in similar geographic areas. During fiscal 2012, we paid a total of approximately $423,616 in rent and related expenses under these leases.

BY ORDER OF THE BOARD OF DIRECTORS

By:	Elliot S. Jaffe
Elliot S. Jaffe
Chairman of the Board

Dated: November 9, 2012

ANNEX A

ASCENA RETAIL GROUP, INC.

2010 STOCK INCENTIVE PLAN

(Amended and Restated Effective December 11, 2012)

i

ASCENA RETAIL GROUP, INC.

2010 STOCK INCENTIVE PLAN

(Amended and Restated Effective December 11, 2012)

ARTICLE I

PURPOSE

The purpose of the Ascena Retail Group, Inc. 2010 Stock Incentive Plan (Amended and Restated Effective December 11, 2012) (the “Plan”) is to enhance the profitability and value of Ascena Retail Group, Inc. (the “Company”) for the benefit of its stockholders by enabling the Company to offer employees, directors and other service providers of the Company and its Affiliates, stock-based incentives, thereby creating a means to raise the level of stock ownership by employees, directors and service providers in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XIV.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1. “Acquisition Event” shall have the meaning set forth in Section 4.2(d).

2.2. “Affiliate” shall mean other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company, or in the event the Company is a Subsidiary, beginning with the Company’s Parent, which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company and/or its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

2.3. “Appreciation Award” shall mean any Award under the Plan of any Stock Option or Other Stock-Based Award, provided that such Other Stock-Based Award is based on the appreciation in value of a share of Common Stock in excess of an amount equal to at least the Fair Market Value of the Common Stock on the date such Other Stock-Based Award is granted.

2.4. “Award” shall mean any award under the Plan of Stock Options, Restricted Stock or Other Stock-Based Awards. All Awards shall be confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant or in the discretion of the Committee, a grant letter from the Company.

2.5. “Board” shall mean the Board of Directors of the Company.

2.6. “Cause” shall mean, with respect to a Participants’ Termination, any of the following: (i) willful malfeasance, willful misconduct or gross negligence by the Participant in connection with his or her duties, (ii) continuing refusal by a Participant to perform his or her duties under any lawful direction of his or her supervisor or the Board after notice of any such refusal to perform such duties or direction was given to such Participant, (iii) any willful and material breach of fiduciary duty owing to the Company or its Affiliates by the Participant, (iv) the Participant’s conviction of a felony or any other crime resulting in pecuniary loss to the Company or its Affiliates (including, but not limited to, theft, embezzlement or fraud) or involving moral turpitude, or (v) (a) for Awards granted prior to the 2010 Restatement Date, the Participant’s habitual drunkenness or narcotics addiction, or (b) for Awards granted on or following the 2010 Restatement Date, the Participant’s on duty intoxication or confirmed positive illegal drug test result.

2.7. “Change in Control” shall have the meaning set forth in Article X.

2.8. “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.9. “Committee” shall mean (a) with respect to the application of the Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two or more non-employee directors, each of whom shall be (i) a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; and (iii) an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2) or such other applicable stock exchange rule; and (b) with respect to the application of the Plan to Non-Employee Directors, the Board. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

2.10. “Common Stock” shall mean subject to Article IV hereof, the common stock, $.01 par value per share, of the Company.

2.11. “Company” shall mean Ascena Retail Group, Inc. and any successors and assigns.

2.12. “Consultant” shall mean any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.13. “Disability” shall mean, with respect to a Participant’s Termination, the failure or inability of a Participant to perform substantially the usual duties and obligations of such individual on behalf of the Company or its Affiliates for one hundred eighty (180) days during any two hundred seventy (270) day period because of any mental or physical incapacity, as determined by the Committee in its sole discretion. Notwithstanding the foregoing, for Awards under the Plan that provide for payments that are triggered upon a Disability and that constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) of the Code.

2.14. “Eligible Employees” shall mean each employee of the Company and its Affiliates, including Prospective Employees, who are eligible pursuant to Article V to be granted Awards under the Plan. Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employees shall mean each employee of the Company, its Subsidiaries and its Parent (if any), other than a Prospective Employee, who are eligible pursuant to Article V to be granted Incentive Stock Options under the Plan.

2.15. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Exchange Act shall also be a reference to any successor provision.

2.16. “Exercisable Awards” shall mean any Award under the Plan of any Stock Option and any Other Stock Based Award that provides for a Participant elected exercise.

2.17. “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the mean between the high and low sales prices of the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, or if the Common Stock shall not

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have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided that, to the extent consistent with the requirements of Section 422 or 409A of the Code, as applicable, the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded. For purposes of the grant of any Award, the applicable date shall be the date as of which the Award is granted; provided that such date shall in no event be prior to the date the Committee makes the determination to grant the Award. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open. Notwithstanding the foregoing, if the Committee determines that such mean does not properly reflect the fair market value of the Common Stock, the Fair Market Value shall be determined by the Committee using such method as it deems reasonable and consistent with the applicable requirements of the Code and the regulations issued thereunder, including without limitation the requirements of Section 422 or 409A of the Code, as applicable.

2.18. “Incentive Stock Option” shall mean any Stock Option awarded to an Eligible Employee (other than a Prospective Employee) under the Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.19. “Non-Employee Director” shall mean a director of the Company or any of its Affiliates who is not an active employee of the Company or an Affiliate.

2.20. “Non-Qualified Stock Option” shall mean any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.21. “Other Stock-Based Award” shall mean an Award under Article VIII of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock, including, without limitation, an Award valued by reference to an Affiliate.

2.22. “Parent” shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.23. “Participant” shall mean an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been made pursuant to the Plan.

2.24. “Performance Goal” shall mean the performance goals described on Exhibit A.

2.25. “Prospective Employee” shall mean an individual who has committed to become an employee of the Company or an Affiliate within sixty (60) days from the date an Award is to be granted to such individual.

2.26. “Restatement Date” shall have the meaning set forth in Article XIV.

2.27. “Restricted Stock” shall mean an award of Common Stock that is subject to Article VII.

2.28. “Restriction Period” shall have the meaning set forth in Section 7.1.

2.29. “Retirement” shall mean a voluntary Termination other than for Cause or due to death or Disability at or after age sixty-five (65) if the Participant has been employed or retained by the Company or an Affiliate for at least one year or age sixty (60) if the Participant has been employed or retained by the Company or an Affiliate for at least three (3) years, except that Retirement shall not include any involuntary Termination by the Company or an Affiliate for any reason with or without Cause.

2.30. “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act.

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2.31. “Section 162(m) of the Code” shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

2.32. “Section 409A of the Code” shall mean the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.33. “Securities Act” shall mean the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.34. “Stock Option” or “Option” shall mean any Option to purchase shares of Common Stock granted to Eligible Employees, Non-Employee Directors or Consultants pursuant to Article VI.

2.35. “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.36. “Ten Percent Shareholder” shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.37. “Termination” shall mean a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.38. “Termination of Consultancy” shall mean, subject to the next sentence: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.39. “Termination of Directorship” shall mean, subject to the next sentence, with respect to a Non-Employee Director, that the Non-Employee Director is no longer serving as a director of the Company or an Affiliate. In the event that a Non-Employee Director becomes a Consultant or an Eligible Employee upon the termination of his or her directorship, unless otherwise determined by the Committee, in its sole discretion, no Termination of Directorship shall be deemed to occur until such time as such Non-Employee Director is no longer an Eligible Employee, a Consultant or a Non-Employee Director. The Committee may otherwise define Termination of Directorship in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Directorship thereafter.

2.40. “Termination of Employment” shall mean, subject to the next sentence: (a) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) an entity that is employing a Participant has ceased to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. The Committee may otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

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2.41. “Transfer” or “Transferred” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

2.42. “2010 Restatement Date” shall have the meaning set forth in Article XIV.

ARTICLE III

ADMINISTRATION

3.1. The Committee.

The Plan shall be administered and interpreted by the Committee.

3.2. Awards.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, Awards to Eligible Employees, Consultants and Non-Employee Directors. In particular, the Committee shall have the authority:

(a) to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants and Non-Employee Directors;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award, and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Common Stock under Subsection 6.3(d);

(f) to the extent permitted by law, to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Employees, Consultants or Non-Employee Directors in order to purchase shares of Common Stock under the Plan;

(g) to modify, extend or renew an Award, subject to Sections 11.1(iv) and 6.3(f) hereof;

(h) to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option; and

(i) to determine whether to require an Eligible Employee, Consultant or Non-Employee Director, as a condition of the granting of an Award, not to sell or otherwise dispose of shares acquired pursuant to the exercise of an Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option.

3.3. Guidelines.

(a) Subject to Article XI hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities (to the extent permitted by applicable law and

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applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Without limiting the foregoing, the Committee shall have the authority to establish special guidelines, provisions and procedures applicable to Awards granted to persons who are residing or employed in, or subject to, the taxes of, countries other than the United States to accommodate differences in applicable tax, securities or other local law. The Committee may adopt supplements or amendments to the Plan to reflect the specific requirements of local laws and procedures of non-United States jurisdictions without affecting the terms of the Plan as then in effect for any other purposes.

3.4. Decisions Final.

Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5. Procedures.

If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as the Committee shall deem advisable, including, without limitation, by telephone conference or by written consent. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6. Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan (to the extent permitted by applicable law and applicable exchange rules) and may grant authority to officers to grant Awards or execute agreements or other documents on behalf of the Committee, provided that officer who has authority to grant Awards may not grant Awards to himself or herself.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer or former officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the

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Company and to the extent not covered by insurance directly insuring such person, each officer or former officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s or former officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employee, officer, director or member or former employee, officer, director or member may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

ARTICLE IV

SHARE AND OTHER LIMITATIONS

4.1. Shares.

(a) General Limitation. The aggregate number of shares of Common Stock that may be the subject of Awards under the Plan shall not exceed 51,000,000 shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. Any shares of Common Stock that are subject to Restricted Stock or Other Stock-Based Awards that are not Appreciation Awards shall be counted against this limit as 2.3 shares for every share granted. If any Option or Other Stock-Based Award that is an Appreciation Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of shares of Common Stock underlying such unexercised or repurchased Award shall again be available for the purposes of Awards under the Plan. If a share of Restricted Stock or a share of Common Stock underlying an Other Stock-Based Award that is not an Appreciation Award is forfeited for any reason, 2.3 shares of Common Stock shall again be available for the purposes of Awards under the Plan. The number of shares of Common Stock available for the purpose of Awards under the Plan shall be reduced by (i) the total number of Stock Options or Other Stock-Based Awards (subject to exercise) that have been exercised, regardless of whether any of the shares of Common Stock underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any shares of Common Stock used to pay any exercise price or tax withholding obligation with respect to any Award. In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase shares of Common Stock on the open market for reuse under the Plan.

(b) Individual Participant Limitations. The maximum number of shares of Common Stock subject to any Options which may be granted under the Plan during any calendar year to any Eligible Employee shall not exceed 800,000 shares (subject to any increase or decrease pursuant to Section 4.2). Solely with respect to Restricted Stock or any Other Stock-Based Award that is intended to be “performance-based” compensation under Section 162(m) of the Code, the maximum number of shares of Common Stock subject to Restricted Stock or Other Stock-Based Award which may be granted under the Plan during any calendar year to any Eligible Employee shall not exceed 800,000 shares (subject to any increase or decrease pursuant to Section 4.2). If the Company grants Awards to a Participant to purchase a number of shares of Common Stock that is less than the aforementioned individual Participant limitation, or does not grant any Awards during any calendar year to a Participant, then the amount of such shortfall shall be carried forward and added to the individual share limitation in subsequent years with respect to such Participant until the shortfall is eliminated.

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4.2. Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or its Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the dissolution or liquidation of the Company or its Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to reflect the change, then the aggregate number and kind of shares which thereafter may be issued under the Plan and the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Exercisable Award or under Restricted Stock or an Other Stock-Based Award that is not an Exercisable Award granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change, and such other changes in the Awards may be made in such manner as the Committee may deem necessary or appropriate to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns. Except as provided in this Section 4.2, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated and eliminated. No fractional shares of Common Stock shall be issued under the Plan. The Committee must pay cash settlements in lieu of any fractional shares of Common Stock in settlement of Awards under the Plan. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

(d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (each of the foregoing being referred to as an “Acquisition Event”), then the Committee may, in its sole discretion, terminate all outstanding Exercisable Awards of Eligible Employees, Consultants or Non-Employee Directors effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that, unless otherwise determined at the time of grant, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Eligible Employee shall have the right to exercise in full all of his or her Exercisable Awards that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Exercisable Award) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Exercisable Award pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

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4.3. Minimum Purchase Price.

Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than par value.

4.4. Early Vesting Share Limit.

The Committee may, in it sole discretion, grant Awards of Stock Options, Restricted Stock or Other-Stock Based Awards consisting of restricted stock units on or after September 22, 2011 with a vesting schedule that provides for earlier vesting than the applicable minimum vesting dates set forth under Section 6.3(c), 7.1 or 8.2(c), as applicable, for up to an aggregate of five percent (5%) of the shares of Common Stock that may be the subject of Awards under the Plan pursuant to Section 4.1(a).

ARTICLE V

ELIGIBILITY

5.1. General Eligibility.

All Eligible Employees, Prospective Employees, Consultants and Non-Employee Directors of the Company and its Affiliates shall be eligible for grants of Non-Qualified Stock Options, Restricted Stock and Other Stock-Based Awards. Eligibility for the grant of a Non-Qualified Stock Option, Restricted Stock or Other Stock-Based Award and actual participation in the Plan shall be determined by the Committee in its sole discretion. Notwithstanding anything herein to the contrary, no Option under which a Participant may receive Common Stock may be granted under the Plan to an Eligible Employee, Prospective Employee, Consultant or Non-Employee Director of the Company or any of its Affiliates if such Common Stock does not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Eligible Employee, Prospective Employee, Consultant or Non-Employee Director, unless such Option is structured in a manner intended to comply with, or be exempt from, Section 409A of the Code.

5.2. Incentive Stock Options.

Only employees of the Company, its Subsidiaries and its Parent (if any), other than Prospective Employees, shall be eligible for grants of Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3. General Requirement.

The vesting and exercise of Awards granted to a Prospective Employee or prospective Consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI

STOCK OPTIONS

6.1. Options.

Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code; or (ii) a Non-Qualified Stock Option.

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6.2. Grants.

Subject to the provisions of Article V, the Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options or any combination thereof. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify, shall constitute a separate Non-Qualified Stock Option. The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options.

6.3. Terms of Options.

Options granted under the Plan shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. The exercise price per share of Common Stock subject to a Stock Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price shall be no less than 110% of the Fair Market Value of a share of Common Stock.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option granted prior to the Restatement Date shall be exercisable more than ten (10) years after the date the Option is granted and that no Stock Option granted on or after the Restatement Date shall be exercisable more than seven (7) years after the date the Option is granted; provided, however, the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion provided, that, unless otherwise determined by the Committee at grant, the grant shall provide that as a condition of the exercise of an Option, the Participant shall be required to certify at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of the Plan. Notwithstanding anything herein to the contrary, subject to Section 4.4, the vesting schedule for any Stock Options granted on or after September 22, 2011 shall be no less than in three (3) equal annual installments on the first, second and third anniversaries of the date of grant; provided that the Committee may provide, in its sole discretion, that such Stock Options shall vest and become exercisable earlier than such minimum vesting dates, subject to Section 6.4, upon the Participant’s death, Disability, Retirement, or Termination by the Company without Cause or by the Participant for good reason (in the event such term (or words or a concept of like import) is defined in an agreement between the Company or an Affiliate and the Participant in effect at the time of grant) or upon a Change in Control.

(d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased accompanied by payment in full of the purchase price, and such notice must specify the date (not to exceed more than ninety (90) days after the date of such notice) on which such shares will be purchased. Payment of the purchase price for shares of Common Stock issued pursuant to the exercise of an Option may be made as follows: (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) through the delivery to the Company of shares of Common

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Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date; (iii) solely to the extent permitted by applicable law, if the Common Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure established by the Committee whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; (iv) on such other terms and conditions as may be acceptable to the Committee (which may include a reduction in the number of shares of Common Stock issuable upon exercise, based on the Fair Market Value of the Common Stock on the payment date) or (v) any combination of the foregoing. Payment for shares of Common Stock purchased pursuant to exercise of an Option shall be made at the principal offices of the Company. For purposes of this Section, the date of issuance shall be the date upon which payment in full of the purchase price has been received by (or tendered to) the Company as provided herein. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

(e) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by applicable law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(f) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may (i) subject to Section 11.1(iv), modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his or her consent and provided that such action does not extend the Stock Option beyond its stated term), and (ii) accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option, (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(g) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate; provided, however, that Options shall not provide for the grant of the same number of Options as the number of shares used to pay for the exercise price of Options or shares used to pay withholding taxes (i.e., “reloads”).

6.4. Termination.

The following rules apply with regard to Options upon the Termination of a Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant or in the case of his death his estate are reduced, thereafter.

(a) Termination by Reason of Death. If a Participant’s Termination is by reason of death, any Stock Option held by such Participant may be exercised, to the extent exercisable at the Participant’s death, by the legal representative of the estate, at any time within a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

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(b) Termination by Reason of Disability. If a Participant’s Termination is by reason of Disability, any Stock Option held by such Participant, may be exercised, to the extent exercisable at the Participant’s termination, by the Participant (or the legal representative of the Participant’s estate if the Participant dies after termination) at any time within a period of six (6) months from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(c) Termination by Reason of Retirement. If a Participant’s Termination is by reason of Retirement, any Stock Option held by such Participant, may thereafter be exercised, to the extent exercisable at Retirement, by the Participant at any time within a period of three (3) months from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of six (6) months from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

(d) Termination Other than for Cause. If a Participant’s Termination is for any reason other than for Cause, death, Disability or Retirement, any Stock Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period of one (1) month from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

(e) Termination for Cause. In the event the Participant’s Termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for Termination by the Company for Cause (without regard to any notice or cure period requirement), any Stock Option held by the Participant at the time of occurrence of the event which would be grounds for Termination by the Company for Cause shall be deemed to have terminated and expired upon occurrence of the event which would be grounds for Termination by the Company for Cause.

ARTICLE VII

RESTRICTED STOCK

7.1. Awards of Restricted Stock.

Restricted Stock may be issued to all eligible Participants pursuant to Article V of the Plan either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.3), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under the Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award agreement. Notwithstanding anything herein to the contrary, subject to Section 4.4, the vesting schedule for any Restricted Stock awarded on or after September 22, 2011 shall be no less than in two (2) equal annual installments on the first and second anniversaries of the date of grant; provided that the Committee may provide,

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in its sole discretion, that such Restricted Stock shall vest earlier than such minimum vesting dates upon the Participant’s death, Disability, Retirement, or Termination by the Company without Cause or by the Participant for good reason (in the event such term (or words or a concept of like import) is defined in an agreement between the Company or an Affiliate and the Participant in effect at the time of grant), or upon a Change in Control.

7.2. Objective Performance Goals, Formulae or Standards.

Notwithstanding the foregoing, if the award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain and that is permitted under Section 162(m) of the Code with regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. With regard to Restricted Stock that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

7.3. Awards and Certificates.

A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Purchase Price. The purchase price of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(b) Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c) Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Ascena Retail Group, Inc. (the “Company”) 2010 Stock Incentive Plan (Amended and Restated Effective December 11, 2012) (the “Plan”), and an Award agreement entered into between the registered owner and the Company dated                     . Copies of such Plan and Award agreement are on file at the principal office of the Company.”

(d) Custody. The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(e) Rights as Stockholder. Except as provided in this subsection and subsection (d) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation,

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the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee, in its sole discretion, specifies otherwise at the time of the Award.

(f) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

(g) Termination. Unless otherwise determined by the Committee at grant or thereafter, upon a Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

ARTICLE VIII

OTHER STOCK-BASED AWARDS

8.1. Other Stock-Based Awards.

The Committee, in its sole discretion, is authorized to grant to Eligible Employees, Prospective Employees, Consultants and Non-Employee Directors Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, including but not limited to, shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, shares of Common Stock in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, deferred stock units, and Awards valued by reference to book value of shares of Common Stock. To the extent permitted by law, the Committee may, in its sole discretion, permit Eligible Employees and/or Non-Employee Directors to defer all or a portion of their cash compensation in the form of Other Stock-Based Awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company, which shall be structured in a manner intended to comply with Section 409A of the Code. Other Stock-Based Awards may be granted alone, in addition to or in tandem with other Awards granted under the Plan.

Subject to the provisions of the Plan, the Committee shall, in its sole discretion, have authority to determine the Eligible Employees, Prospective Employees, Consultants and Non-Employee Directors of the Company and its Affiliates, to whom, and the time or times at which, such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period.

The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A attached hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of the “performance based” compensation exception under Section 162(m) of the Code. Notwithstanding the foregoing, if an Other Stock-Based Award is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code and if the grant of such Other Stock-Based Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Other Stock-Based Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable performance period or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are

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substantially uncertain and that is permitted under Section 162(m) of the Code with regard to an Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code. With regard to an Other Stock-Based Award that is intended to comply with the “performance based” compensation exception under Section 162(m) of the Code, the applicable performance target shall be based on one or more of the Performance Goals set forth in Exhibit A hereto.

8.2. Terms and Conditions.

Other Stock-Based Awards made pursuant to this Article VIII shall be subject to the following terms and conditions:

(a) Non-Transferability. Subject to the applicable provisions of the Award agreement and the Plan, shares of Common Stock subject to Awards made under this Article VIII may not be Transferred prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award agreement and the Plan, the recipient of an Award under this Article VIII shall not be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Common Stock covered by the Award.

(c) Vesting. Any Award under this Article VIII and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee, in its sole discretion. Notwithstanding anything herein to the contrary, subject to Section 4.4, the vesting schedule for any Other Stock-Based Award consisting of restricted stock units awarded on or after September 22, 2011 shall be no less than in two (2) equal annual installments on the first and second anniversaries of the date of grant; provided that the Committee may provide, in its sole discretion, that such Award shall vest earlier than such minimum vesting dates upon the Participant’s death, Disability, Retirement, or Termination by the Company without Cause or by the Participant for good reason (in the event such term (or words or a concept of like import) is defined in an agreement between the Company or an Affiliate and the Participant in effect at the time of grant), or upon a Change in Control.

(d) Price. Common Stock issued on a bonus basis under this Article VIII may be issued for no cash consideration; Common Stock purchased pursuant to a purchase right awarded under this Article VIII shall be priced, as determined by the Committee in its sole discretion. The exercise or base price per share of Common Stock subject to an Other Stock-Based Award that is an Appreciation Award shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Common Stock at the time of grant.

(e) Payment. Form of payment for the Other Stock-Based Award shall be specified in the Award agreement and may be in shares of Common Stock.

(f) Appreciation Award Term. The term of each Other Stock-Based Award that is an Appreciation Award shall be fixed by the Committee, but no Other Stock-Based Award that is an Appreciation Award shall be exercisable more than seven (7) years after the date the Award is granted.

ARTICLE IX

NON-TRANSFERABILITY

9.1. Non-Transferability.

Except as provided in the last sentence of this Article IX, no Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution, all Stock Options shall be exercisable, during

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the Participant’s lifetime, only by the Participant, no Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void. No Award shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Article IX is Transferable, in whole or in part, to a “family member” as defined in Securities Act Form S-8 and under such conditions as specified by the Committee.

ARTICLE X

CHANGE IN CONTROL PROVISIONS

10.1. Benefits.

In the event of a Change in Control of the Company, except as otherwise provided by the Committee upon the grant of an Award:

(a) Awards granted to Participants prior to the 2010 Restatement Date shall be treated in accordance with the terms of the Plan as in effect prior to the 2010 Restatement Date; and

(b) Awards granted to Participants on or after the 2010 Restatement Date shall not vest upon a Change in Control and upon the Change in Control a Participant’s Awards shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(i) Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in its sole discretion, and restrictions to which any shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Common Stock on such terms as determined by the Committee; provided that, the Committee may, in its sole discretion, decide to award additional Restricted Stock or other Award in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation § 1.424-1 (and any amendments thereto).

(ii) The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price of the shares of Common Stock covered by such Awards, over the aggregate exercise price of such Awards. “Change in Control Price” shall mean the higher of (x) the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company, or (y) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change in Control; provided, however, that the Change in Control price shall not exceed the fair market value of the Common Stock at the time of purchase as determined in accordance Section 409A of the Code.

(iii) The Committee may, in its sole discretion, provide for the cancellation of any Appreciation Awards without payment, if the Change in Control Price is less than the exercise price of such Appreciation Award.

(iv) Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

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(c) Notwithstanding anything herein to the contrary, if a Participant has an involuntary Termination without Cause at any time during the two (2) year period commencing on a Change in Control, then all outstanding Awards of such Participant that were granted to the Participant on or after the 2010 Restatement Date and prior to the Change in Control (including any Award granted to the Participant in substitution of any such Award pursuant to Section 10.1(b)(i) above) shall be fully vested on the date of such Termination and any such Awards that are Exercisable Awards shall be immediately exercisable in their entirety on the date of such Termination.

10.2. Change in Control.

(a) For Awards granted prior to the 2010 Restatement Date, a “Change in Control” shall be deemed to have occurred under the applicable events set forth in the Plan prior to the 2010 Restatement Date.

(b) For Awards granted on and after the 2010 Restatement Date, a “Change in Control” shall be deemed to have occurred under the following events:

(i) upon any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two (2) consecutive years (the “Board Measurement Period”), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in subsections 10.2(b)(i), (iii) or (iv)) or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (the “Required Approval”) of the directors then still in office who either were directors at the beginning of the Board Measurement Period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; provided, that with respect to any payment pursuant to an Award under the Plan that is triggered upon a Change in Control and that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “409A Covered Award”), the Board Measurement Period shall be reduced from any period of two consecutive years to any period of twelve consecutive months and the Required Approval shall be reduced from at least 2/3 to at least a majority;

(iii) upon a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in (i) above) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company;

(iv) upon approval by the stockholders of the Company of a plan of complete liquidation of the Company; provided, that this Section 10.2(c)(iv) shall not constitute a Change in Control with respect to a 409A Covered Award; or

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(v) upon the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

ARTICLE XI

TERMINATION OR AMENDMENT OF THE PLAN

11.1. Termination or Amendment.

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure compliance with any regulatory requirement referred to in Article XIII or Section 409A of the Code), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware and the exchange or system on which the Company’s securities are then listed or traded, to the extent required by the applicable provisions of Section 162(m) of the Code, or to the extent applicable to Incentive Stock Options, Section 422 of the Code, no amendment may be made that would (i) amend Section 4.1(a) or any other plan provision to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan; (ii) increase the maximum individual Participant limitations under Section 4.1(b); (iii) change the classification of employees, directors and service providers eligible to receive Awards under the Plan; (iv) other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Exercisable Awards or to cancel outstanding Exercisable Awards (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the shares of Common Stock underlying such Awards) in exchange for cash, other Awards or Exercisable Awards with an exercise price that is less than the exercise price of the original Exercisable Award; (v) extend the maximum option period under Section 6.3; (vi) alter the Performance Goals set forth in Exhibit A; (vii) award any Exercisable Award in replacement of a canceled Exercisable Award with a higher exercise price, except in accordance with Section 6.3(f); or (viii) require stockholder approval in order for the Plan to comply with the applicable provisions of Section 162(m) of the Code or to the extent applicable to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award agreement at any time without a Participant’s consent to comply with applicable law including Section 409A of the Code.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

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ARTICLE XII

UNFUNDED PLAN

12.1. Unfunded Status of Plan.

The Plan is an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE XIII

GENERAL PROVISIONS

13.1. Legend.

The Committee may require each person receiving shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may Cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

13.2. Other Plans.

Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.3. No Right to Employment/Directorship/Consultancy.

Neither the Plan nor the grant of any Award hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, directorship or consultancy by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his employment, consultancy or directorship at any time. Neither the Plan nor the grant of any Award hereunder shall impose any obligations on the Company to retain any Participant as a director nor shall it impose on the part of any Participant any obligation to remain as a director of the Company.

13.4. Withholding of Taxes.

The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Upon the vesting of Restricted Stock (or other Award that is taxable upon vesting), or upon making an election under Section 83(b) of the Code, a Participant shall pay all required withholding to the Company.

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The Committee may permit any such statutorily required withholding obligation with regard to any Eligible Employee, Consultant or Non-Employee Director to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid in cash by the Participant.

13.5. Listing and Other Conditions.

(a) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

(b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise with respect to shares of Common Stock or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c) Upon termination of any period of suspension under this Section 13.5, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(d) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

(e) The Company shall not be obligated to issue any shares of Common Stock to a Participant if, in the opinion of counsel for the Company, the issuance of such Common Stock will constitute a violation by the Participant or the Company of any provisions of any rule or regulation of any governmental authority or any national securities exchange.

13.6. Governing Law.

The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the state in which the Company is incorporated (regardless of the law that might otherwise govern under the applicable state law principles governing conflict of laws).

13.7. Construction.

Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

13.8. Other Benefits.

No Award granted or paid under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its subsidiaries nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation, except to the extent expressly set forth in any such retirement or other benefit plan.

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13.9. Costs.

The Company shall bear all expenses included in administering the Plan, including expenses of issuing Common Stock pursuant to any Awards hereunder.

13.10. No Right to Same Benefits.

The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

13.11. Death/Disability.

The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

13.12. Section 16(b) of the Exchange Act.

All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

13.13. Section 409A of the Code.

(a) Although the Company does not guarantee the particular tax treatment of an Award granted under the Plan, Awards made under the Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and the Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b) Notwithstanding anything in the Plan or in an Award to the contrary, the following provisions shall apply to any Award granted under the Plan that constitutes “non-qualified deferred compensation” pursuant to Section 409A of the Code (a “409A Covered Award”):

(i) A termination of employment shall not be deemed to have occurred for purposes of any provision of a 409A Covered Award providing for payment upon or following a termination of the Participant’s employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of the 409A Covered Award, references to a “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding any provision to the contrary in the Plan or the Award, if the Participant is deemed on the date of the Participant’s Termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology set forth in Code Section 409A, then with regard to any such payment under a 409A Covered Award, to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, and (ii) the

21

date of the Participant’s death. All payments delayed pursuant to this Section 13.13(b)(i) shall be paid to the Participant on the first day of the seventh month following the date of the Participant’s Separation from Service or, if earlier, on the date of the Participant’s death.

(ii) Whenever a payment under a 409A Covered Award specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

13.14. Successor and Assigns.

The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

13.15. Severability of Provisions.

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

13.16. Payments to Minors, Etc.

Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

13.17. Headings and Captions.

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

ARTICLE XIV

EFFECTIVE DATE OF PLAN

The Plan was originally adopted by the Board on September 26, 2001, as The Dress Barn, Inc. 2001 Stock Incentive Plan (the “Initial Plan”), subject to the approval of the Plan by the shareholders of the Company (which was obtained at the 2001 annual shareholders’ meeting) in accordance with the requirements of the laws of the State of Connecticut or such later date as provided in the adopting resolution. The Board approved an amendment and restatement of the Initial Plan effective as of January 1, 2005 and a further amendment and restatement of the Plan effective as of September 29, 2005, subject to the approval by the shareholders of the Company (which was obtained at the 2005 annual shareholders’ meeting) in accordance with the requirements of the laws of the State of Connecticut. The Board subsequently approved a further amendment and restatement of the Plan effective as of, and upon the approval by the shareholders of the Company at the Company’s 2010 annual shareholder meeting in accordance with the laws of the State of Connecticut on December 17, 2010 (the “2010 Restatement Date”), including renaming the Plan as The Dress Barn, Inc. 2010 Stock Incentive Plan (the “2010 Restatement”). In connection with the Company’s reorganization completed on January 1, 2011, the Plan was amended to rename the Plan as the Ascena Retail Group, Inc. 2010 Stock Incentive Plan. The Board subsequently approved this amendment and restatement of the Plan in the form set forth herein (the “Amended and Restated Plan”), effective upon the approval of the Amended and Restated Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware at the Company’s 2012 annual stockholders’ meeting to be held on December 11, 2012 (the “Restatement Date”). If the Amended and Restated Plan is not so approved by the stockholders, all provisions of the 2010 Restatement, as amended, shall remain effective without regard to any amendments under the Amended and Restated Plan.

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ARTICLE XV

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after September 19, 2022, but Awards granted prior to such date may extend beyond that date; provided that no Award (other than Stock Options) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year of stockholder approval of the Amended and Restated Plan unless the Performance Goals set forth on Exhibit A are re-approved (or other designated performance goals are approved) by the stockholders. In the event that any such Award is granted, the Award shall be a valid Award but it shall not qualify for the “performance-based compensation” exception under Section 162(m) of the Code unless it is granted subject to the approval of, and is approved by, the stockholders at the first stockholder meeting following such grant.

ARTICLE XVI

NAME OF PLAN

The Plan shall be known as the “Ascena Retail Group, Inc. 2010 Stock Incentive Plan (Amended and Restated Effective December 11, 2012)”.

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EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Restricted Stock or Other Stock-Based Awards intended to be “performance-based” under Section 162(m) of the Code shall be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit of the Company or administrative department); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, comparable store sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ix) the attainment of certain target levels of, or a percentage increase in, market share; (x) the attainment of certain target levels of, or a percentage increase in, in the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Except as otherwise determined by the Committee at grant, the measures used in Performance Goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) and the regulations thereunder:

(a) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company);

Annex A-i

(b) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year or other applicable performance period; and

(c) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective Performance Goals are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Goals are set.

Annex A-ii

ASCENA RETAIL GROUP, INC. 30 Dunnigan Drive Suffern, New York 10901

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ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

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VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

ASCENA RETAIL GROUP, INC.

The Board of Directors recommends you Vote “FOR” the election of the two nominees for Director, and “FOR” Proposals 2, 3 and 4.	For	Withhold	For All			To withhold authority to vote for any individual nominee, mark “For All Except” and write the Number of the nominee on the line above.
	All	All	Except
1. Election of Directors	☐	☐	☐

Nominees:
Terms expiring at the end of fiscal 2015
01) John Usdan 02) Randy L. Pearce

						For	Against	Abstain
2. Proposal to approve, by non-binding vote, the compensation paid to the Company’s named executive officers during, fiscal 2012.						☐	☐	☐
						For	Against	Abstain
3. Proposal to approve the amendment and restatement of the Company’s 2010 Stock Incentive Plan, as amended.						☐	☐	☐
						For	Against	Abstain
4. Proposal to ratify Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year ending July 27, 2013.						☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if your plan to attend this meeting.			☐	☐
			Yes	No

Note: Proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature (PLEASE SIGN WITHIN BOX)		Date			Signature (Joint Owners) (SIGN WITHIN BOX)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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ASCENA RETAIL GROUP, INC.

30 Dunnigan Drive

Suffern, New York 10901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2012 Annual Meeting of Stockholders of Ascena Retail Group, Inc. (the “Company”), to be held on December 11, 2012 and the proxy statement, and hereby appoints Elliot S. Jaffe and Klaus Eppler, and each of them, as attorney-in-fact, proxies with power of substitution to vote on behalf of the undersigned all shares of the Company that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. local time at the Crowne Plaza, 3 Executive Boulevard, Suffern, New York 10901 on December 11, 2012, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the nominees listed in proposal No. 1, FOR the approval of proposal No. 2, FOR the approval of proposal No. 3 and FOR the approval of proposal No. 4. The proxies are authorized to vote in their discretion with respect to other matters which may come before the meeting or any adjournment or postponement thereof. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side